                                8,000,000 Shares

                         CAPTEC NET LEASE REALTY, INC.

                                  Common Stock
                                ($.01 par value)
                               ------------------

Captec Net Lease Realty, Inc. (the "Company"), a Delaware corporation which intends to qualify as a real estate investment trust, acquires, develops and owns high-quality freestanding properties leased to operators of national and regional restaurants and retailers. As of June 30, 1997, the Company's portfolio consisted of 79 properties located in 24 states. The Company leases its properties principally pursuant to "triple-net" leases which require the lessee to pay all operating costs of the property and provide the Company with steady periodically escalating long-term revenue.

All of the shares of Common Stock offered hereby (the "Offering") are being sold by the Company. Prior to the Offering, there has been no public market for the
   Common Stock. Upon completion of the Offering, the shares of Common Stock offered hereby will represent 84.1% of the outstanding Common Stock (85.9% if the Underwriters' over-allotment option is exercised in full). To assist the
    Company in obtaining and maintaining its qualification as a real estate investment trust, ownership by any person is generally limited to 9.8% of the then outstanding Common Stock. See "Capital Stock of the Company -- Restrictions
 on Transfer". The Company will use approximately $79.6 million of the Offering proceeds to pay indebtedness owed to an Affiliate of the lead managing Underwriter and approximately $50.9 million to redeem its outstanding preferred stock from an Affiliate of the Company. For information relating to the factors considered in determining the initial public offering price, see "Underwriting".
 The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "CRRR". See "Glossary" commencing on page 97 for definitions of certain terms used in this Prospectus.

FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS" COMMENCING ON PAGE 15, INCLUDING:

    - Dependence on Captec Net Lease Realty Advisors, Inc., an Affiliate, which is newly formed and has a limited operating history, for significant investment and management decisions, and which will be subject to conflicts of interest with respect to the allocation of investment opportunities.
    - Conflicts arising from serving as the general partner of affiliated partnerships, one of which had $23.9 million in unsold limited partnership interests at June 30, 1997; exposure to partnership liabilities; and conflicts regarding allocation of investment opportunities and fiduciary duties.
    - Dependence on key personnel who are engaged in other and conflicting activities and who are not obligated to and will not devote substantially all of their time to the business of the Company.
    - Potential inability of the Company to make initial distributions estimated at 100.8% of cash available for distribution.
    - Intention to incur substantial indebtedness for acquisitions and potentially for future operations and stockholder distributions; absence of limitation on borrowing; need to refinance credit facility upon maturity; and resulting risk of default and foreclosure.
    - Risk associated with leasing, acquisition, ownership and development of commercial real property, including lessee defaults which could materially adversely affect the financial condition of the Company and its ability to make distributions to stockholders.
    - Immediate and substantial dilution of $3.59 per share from the initial public offering price in the net tangible book value per share of the Common Stock.
    - Lack of operating history and experience in qualifying and operating as a REIT, and adverse tax consequences of failing to qualify as a REIT resulting in taxation of the Company as a corporation and decrease in cash available for distribution.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                   UNDERWRITING
                                                                  PRICE TO         DISCOUNTS AND       PROCEEDS TO
                                                                   PUBLIC           COMMISSIONS         COMPANY(1)
                                                                ------------       -------------       ------------
Per Share....................................................         $18.00              $1.26              $16.74
Total(2).....................................................   $144,000,000        $10,080,000        $133,920,000

---------------
(1) Before deduction of expenses payable by the Company estimated at $1,000,000.

(2) The Company has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase a maximum of 1,200,000 additional shares to cover over-allotments of shares. If the option is exercised in full, the total Price to Public will be $165,600,000, Underwriting Discounts and Commissions will be $11,592,000 and Proceeds to Company will be $154,008,000.

    The Common Stock is offered by the several Underwriters when, as and if issued by the Company, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Common Stock will be available for delivery on or about November 19, 1997, against payment in immediately available funds.

CREDIT SUISSE FIRST BOSTON
             BEAR, STEARNS & CO. INC.
                           PRUDENTIAL SECURITIES INCORPORATED
                                      MCDONALD & COMPANY SECURITIES, INC.
                                                              PIPER JAFFRAY INC.
                       PROSPECTUS DATED NOVEMBER 13, 1997

   [PHOTOGRAPHS OF EIGHT OF THE COMPANY'S RENTAL PROPERTIES, INCLUDING BOSTON MARKET, BLOCKBUSTER VIDEO, APPLEBEE'S, BURGER KING, GOLDEN CORRAL, BABIES 'R'
    US, UNITED AUTO GROUP AND DENNY'S ON THE INSIDE OF THE COVER PAGE OF THE PROSPECTUS WITH CAPTIONS STATING "CAPTEC NET LEASE REALTY, INC." AND CAPTEC LOGO AND CAPTION STATING, "PHOTOGRAPHS DEPICT CERTAIN PROPERTIES, AND DO NOT INCLUDE
     ALL PROPERTIES, OWNED BY THE COMPANY." SEE "PROSPECTUS SUMMARY -- THE
                                 PROPERTIES".]

     [ON FIRST PAGE FOLLOWING COVER PAGE A MAP OF CONTINENTAL UNITED STATES INDICATING LOCATIONS OF EXISTING PROPERTIES AND CERTAIN ACQUISITION PROPERTIES
WITH CAPTION STATING "THERE IS NO ASSURANCE THAT THE COMPANY WILL ACQUIRE ANY OR
    ALL OF THE ACQUISITION PROPERTIES" AND KEY SHOWING SYMBOLS FOR "EXISTING
               PROPERTIES" AND "CERTAIN ACQUISITION PROPERTIES".]

                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

     This Prospectus contains registered trademarks, service marks and trade names of third parties.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  -----
PROSPECTUS SUMMARY..............................      1
The Company.....................................      1
Summary Risk Factors............................      2
The Advisor.....................................      3
Transactions with Affiliates and Conflicts of
  Interest......................................      4
Industries......................................      5
  The Restaurant Industry.......................      6
  The Retail Industry...........................      6
Growth Strategy.................................      6
  Acquisitions from Operators...................      6
  Acquisitions from Developers..................      7
  Increases in Revenues and Operating Margins...      7
Operating Strategy..............................      7
  Underwriting Restaurant Chains and
    Retailers...................................      7
  Underwriting Lessee Credit....................      7
  Underwriting Site Selection...................      7
  Maintenance of Relationships with Restaurant
    Chains, Retailers and Lessees...............      7
  Active Management of Lessee Credit............      8
  Diversification of Property Portfolio,
    Restaurant Chains, Retail Concepts and
    Lessees.....................................      8
Credit Facility.................................      8
Financing Policy................................      8
The Properties..................................      9
  Existing Properties...........................      9
  Acquisition Properties........................      9
Tax Status of the Company.......................     10
The Offering....................................     10
Distribution Policy.............................     11
Summary Financial Data..........................     12
Executive Offices...............................     14
RISK FACTORS....................................     15
Conflicts of Interest...........................     15
  Acquisition of Properties.....................     15
  Prior and Future Programs.....................     16
  Competition for Management Time...............     16
  Compensation of the Advisor...................     16
  Financial Instruments from Affiliates.........     16
  Redemption of Preferred Stock and Issuance of
    Exchange Shares.............................     17
  Repayment of Indebtedness to Affiliate of Lead
    Managing Underwriter........................     17
  Joint Investment With Affiliates..............     17
Exposure to Liabilities of Affiliated
  Partnerships..................................     17
Reliance on Management and Captec Advisors; Lack
  of Stockholder Control........................     18
Dependence on Key Personnel and Limited
  Management Group..............................     18
Leverage........................................     18
No Limitation on Debt...........................     19
Ownership and Leasing of Properties.............     19
  Vulnerability to Market and Lessee
    Conditions..................................     19
  Market Illiquidity............................     20
Interest Rate Increases.........................     20
Estimated Initial Cash Available for
  Distribution May Not Be Sufficient to Make
  Distributions at Expected Levels..............     20
Creditworthiness of Lessees and Financial
  Instruments...................................     21
Dilution........................................     21
Adverse Consequences of Failure to Qualify as a
  REIT..........................................     21

                                                  PAGE
REIT Minimum Distribution Requirements..........     21
Failure to Distribute Non-REIT Earnings and
  Profits.......................................     22
Changes in Tax Laws.............................     22
Repayment of Indebtedness to Affiliate of Lead
  Managing Underwriter..........................     22
Potential Inability to Acquire Acquisition
  Properties; No Assurance of Profitability.....     22
Lessee and Concept Concentration................     23
Competition.....................................     23
Other Tax Liabilities...........................     23
Anti-Takeover Effect of Limitation on Ownership
  of Common Stock...............................     24
Absence of Prior Public Market for the Common
  Stock.........................................     24
Absence of Profitable Operations................     24
Acquisition of Properties Under Construction....     25
Joint Venture Development.......................     25
Recharacterization of Sale/Leaseback
  Transactions..................................     25
Uninsured Losses; Costs and Availability of
  Insurance.....................................     25
Americans with Disabilities Act Compliance......     26
Potential Environmental Liability...............     26
Shares Eligible for Future Sale.................     27
Limited Liability and Indemnification of
  Officers, Directors and the Advisor...........     27
CONFLICTS OF INTEREST...........................     28
Acquisition of Properties.......................     28
Prior and Future Programs.......................     28
Competition for Management Time.................     29
Compensation of the Advisor.....................     29
Financial Instruments from Affiliates...........     29
Redemption of Preferred Stock and Issuance of
  Exchange Shares...............................     29
Repayment of Indebtedness to Affiliate of Lead
  Managing Underwriter..........................     29
Joint Investment With Affiliates................     30
Certain Conflict Resolution Procedures..........     30
USE OF PROCEEDS.................................     31
DISTRIBUTION POLICY.............................     32
CAPITALIZATION..................................     35
DILUTION........................................     36
SELECTED FINANCIAL DATA.........................     37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS....................................     40
Overview........................................     40
Historical Results of Operations -- Six Months
  Ended June 30, 1997 to June 30, 1996..........     40
Historical Results of Operations -- 1996 to
  1995..........................................     41
Pro Forma Results of Operations -- Six Months
  Ended June 30, 1997...........................     41
Pro Forma Results of Operations -- 1996.........     42
Liquidity and Capital Resources.................     42
Inflation.......................................     43
Accounting Pronouncements Issued but not Adopted
  by the Company................................     43
INDUSTRIES......................................     44
The Restaurant Industry.........................     44
The Retail Industry.............................     44
BUSINESS........................................     45
General.........................................     45

                                                  PAGE
Growth Strategy.................................     46
  Acquisitions from Operators...................     46
  Acquisitions from Developers..................     46
  Increases in Revenues and Operating Margins...     47
Operating Strategy..............................     47
  Underwriting Restaurant Chains and
    Retailers...................................     47
  Underwriting Lessee Credit....................     48
  Underwriting Site Selection...................     48
  Maintenance of Relationships with Restaurant
    Chains, Retailers and Lessees...............     49
  Active Management of Lessee Credit............     49
  Diversification of Property Portfolio,
    Restaurant Chains, Retail Concepts and
    Lessees.....................................     49
  Construction..................................     49
Properties......................................     50
  Existing Properties...........................     50
  Acquisition Properties........................     51
Lease Expiration................................     51
The Advisor and the Advisory Agreement..........     51
Prior Performance of Captec Financial...........     53
  Description of Tables.........................     54
Financing Policies..............................     64
Investment Policies.............................     64
Other Policies..................................     64
Investment in Financial Instruments.............     65
  Loans to Affiliate Collateralized by Mortgage
    Loans.......................................     65
  Impaired Mortgage Loans.......................     65
  Other Loans...................................     65
Other Investments...............................     65
Employees.......................................     65
The Affiliated Partnerships.....................     65
Promoters.......................................     67
DESCRIPTION OF PROPERTIES AND LEASES............     68
Land............................................     68
Buildings.......................................     68
The Leases......................................     68
Term of Leases..................................     69
Lease Payments..................................     69
Insurance, Taxes, Maintenance and Repairs.......     69
Assignment and Sublease.........................     69
Alterations to Premises.........................     69
Lessee Purchase Option..........................     69
Substitution of Business Activity...............     70
Events of Default...............................     70
Management of Property Portfolio................     70
MANAGEMENT......................................     71
General.........................................     71
Independent Directors...........................     71
                                                  PAGE
                                                  -----
Fiduciary Responsibility of the Board of
  Directors.....................................     71
Directors and Executive Officers................     72
Audit Committee.................................     73
Compensation Committee..........................     73
Indemnification and Limitation of Liability.....     73
Insurance.......................................     74
Executive Compensation and Employment
  Contracts.....................................     74
Compensation of Directors.......................     74
Directors' Deferred Compensation Plan...........     75
Long-Term Incentive Plan........................     75
  Share Options and Tandem SARs.................     75
  Share Awards..................................     75
  Other Share-Based Awards......................     75
  Miscellaneous.................................     75
CERTAIN TRANSACTIONS............................     76
PRINCIPAL STOCKHOLDERS..........................     77
CAPITAL STOCK OF THE COMPANY....................     77
General.........................................     77
Common Stock....................................     78
Preferred Stock.................................     78
Restrictions on Transfer........................     78
Delaware Business Combination Provisions........     79
SHARES ELIGIBLE FOR FUTURE SALE.................     80
FEDERAL INCOME TAX CONSIDERATIONS...............     81
General.........................................     81
Taxation of the Company as a REIT...............     82
Requirements for Qualification as a REIT........     83
  General.......................................     83
  Asset Tests...................................     84
  Income Tests..................................     84
  Characterization of Property Leases...........     86
  Annual Distribution Requirements..............     89
  Failure to Qualify............................     90
Other Tax Considerations........................     90
  Taxation of Taxable Domestic Stockholders.....     90
  Backup Withholding............................     91
  Taxation of Tax-Exempt Stockholders...........     91
  Taxation of Foreign Stockholders..............     92
  State and Local Taxes.........................     93
ERISA CONSIDERATIONS............................     93
UNDERWRITING....................................     94
LEGAL MATTERS...................................     96
EXPERTS.........................................     96
ADDITIONAL INFORMATION..........................     96
GLOSSARY........................................     97
INDEX TO FINANCIAL STATEMENTS...................    F-1

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial information and statements, and notes thereto, appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in "Risk Factors". Unless otherwise indicated, the information contained in this Prospectus (i) gives effect to the merger of Captec Net Lease Realty, Inc., a Michigan corporation ("Net Lease Michigan"), and Captec Net Lease Realty Advisors, Inc., a Michigan corporation ("Advisors Michigan"), into the Company in September 1997 (see "-- The Company"); (ii) gives effect to a .745249 for one reverse split of the Common Stock in November 1997 (see "-- The Company"); and (iii) assumes no exercise of the Underwriters' over-allotment option. See "Glossary" for the definition of certain terms used in this Prospectus.

                                  THE COMPANY

     The Company, which intends to qualify as a real estate investment trust ("REIT"), acquires, develops and owns high-quality freestanding properties leased principally on a long-term triple-net basis to national and regional chain and franchised restaurants and retailers (the "Lessees"). The Company was incorporated in Delaware in August 1997 and in September 1997, Net Lease Michigan and Advisors Michigan were merged into the Company. Net Lease Michigan and Advisors Michigan each were incorporated in Michigan in October 1994 and commenced operations in February 1995. Prior to being merged into the Company, Net Lease Michigan was engaged in substantially the same business as the Company and Advisors Michigan was engaged in the business of providing management and investment and financial advisory services to Net Lease Michigan. In this Prospectus, references to the "Company" include the Company, Net Lease Michigan and Advisors Michigan as the context may require. In November 1997 the Company effected a reverse stock split whereby each issued and outstanding share of the Common Stock was converted into .745249 shares of the Common Stock.

     As of June 30, 1997, the Company had a portfolio of 79 properties (71 of which are restaurant properties and eight of which are retail properties) (the "Existing Properties") located in 24 states, which was 96.2% leased. In addition, as of September 1, 1997, the Company had agreements in principle for acquisitions, which the Company expects to be substantially completed by July 1998, of 62 properties (23 of which are restaurant properties and 39 of which are retail properties) (the "Acquisition Properties") located in 21 states for an aggregate cost of approximately $94.5 million. The Lessees of the Existing Properties include operators of 24 different restaurants and retailers, including Applebee's, Arby's, Babies 'R' Us, Black Angus, Blockbuster Video, BMW, Boston Market, Burger King, Church's, Denny's, Golden Corral Family Steakhouses, Jack in the Box, Kenny Rogers Roasters, Nissan, Stanford's and Whataburger. For the six months ended June 30, 1997, two of the Company's Lessees, United Auto Group, Inc. (which leases two retail properties in Georgia) and ARG Enterprises, Inc. (which leases four Black Angus restaurant properties in Minnesota) accounted for 10.2% and 9.9%, respectively, of the Company's total annual rent from its properties. As of June 30, 1997, operators of Boston Market restaurants were the Lessees of 27 of the Company's properties in 10 states which accounted for 24.9% of the Company's total annual rent. Accordingly, the Company is significantly dependent on revenues derived from these Lessees as well as the continued success of the Boston Market and Black Angus restaurant concepts. See "Risk Factors -- Lessee and Concept Concentration". The Acquisition Properties will expand the Company's portfolio into five additional states, and further diversify its property and Lessee base to include operators of Circle K, Michael's Crafts, Office Depot, SportMart, Stop n Go, Taco Bell and Tony Roma's. The Company anticipates that most future acquisitions will be newly constructed at the time of acquisition. There is no assurance that the Company will be able to acquire all of the Acquisition Properties. See "Risk Factors -- Potential Inability to Acquire Acquisition Properties; No Assurance of Profitability", "Business -- General" and "-- Properties".

     The Company generally acquires properties from operators or developers in locations which have exhibited growth in retail sales and population. Upon acquiring a property, the Company normally enters into long-term triple-net leases (the "Leases") (typically 15 to 20 years plus one or more five-year renewal options) with the Lessees which will operate the property. Under the terms of a typical triple-net Lease, the Lessee is responsible for all operating costs and expenses including repairs, maintenance, real property taxes, assessments, utilities and insurance. In addition, the Leases provide for minimum rent plus specified fixed periodic rent increases or, in certain circumstances, indexation to the Consumer Price Index ("CPI") and/or percentage rent. The Company believes that the structure of its Leases provides steady periodically escalating long-term revenue while reducing operating expenses and capital costs, and that its underwriting standards reduce the risk of default or non-renewal. Defaults by Lessees or premature terminations of Leases could have a material adverse effect on the Company's financial condition and its ability to make distributions to stockholders. See "Risk
Factors -- Creditworthiness of Lessees and Financial Instruments" and "Description of Properties and Leases".

     The Company's executive officers and directors have extensive experience in the acquisition, development and ownership of net leased properties, particularly those used in restaurant and retail operations, and have served in senior positions with large restaurant franchisees, retailers and real estate companies. The Company's executive officers have substantial experience in the franchise and retail finance industry and have been primarily responsible for the Company's acquisition, development and leasing of the Existing Properties and agreements in principle to acquire the Acquisition Properties. The Company's executive officers, upon whom the Company is substantially dependent, are engaged in other and conflicting activities and are not obligated to devote any specific amount of time to the business of the Company. The Company's investment policies may be altered by the Board of Directors without the consent of the Company's stockholders. See "Risk Factors -- Dependence on Key Personnel and Limited Management Group" and "Management -- Directors, Proposed Directors and Executive Officers".

                              SUMMARY RISK FACTORS

     Prospective investors should carefully consider the matters discussed under "Risk Factors" prior to investing in the Company which, individually or in the aggregate, could have a material adverse effect on the financial condition of the Company and its ability to make distributions to stockholders. These risks include:

     - Conflicts between the business interests of the Company, Captec Net Lease Realty Advisors, Inc. ("Captec Advisors"), an Affiliate, and Captec Financial Group, Inc. ("Captec Financial"), an Affiliate (collectively, the "Advisor"), in the acquisition, selection, leasing and sale of the properties and the operation of the Company, including the requirement that all potential investments in properties be offered first to Captec Franchise Capital Partners L.P. III ("Captec III") and Captec Franchise Capital Partners L.P. IV ("Captec IV") (each an "Affiliated Partnership", and collectively, the "Affiliated Partnerships") for which the Company will serve as the general partner.

     - Dependence on the Advisor, including Captec Advisors which is newly formed and has a limited operating history, for significant investment and management decisions, which will be subject to conflicts of interest with respect to the allocation of investment opportunities.

     - Exposure to liabilities as general partner of the Affiliated Partnerships, one of which as of June 30, 1997 had $23.9 million in unsold limited partnership interests, and conflicts with those partnerships with respect to allocation of investment opportunities and fiduciary duties.

     - Dependence on key personnel who are engaged in other and conflicting activities and who are not obligated to devote substantially all of their time to the business of the Company.

     - Intention to incur substantial indebtedness for acquisitions and potentially for future operations and stockholder distributions; absence of limitation on borrowing; need to refinance credit facility upon maturity; and resulting risk of default and foreclosure.

     - Potential inability of the Company to make initial distributions estimated at 100.8% of cash available for distribution.

     - The ownership, leasing, acquisition, development and expansion of the properties, including changes in economic and real estate market conditions, changes in interest rates, availability of financing, impact of environmental laws and potential significant liabilities, ongoing need for capital improvements, Lessee defaults and other factors beyond the Company's control, which could have a material adverse effect on the financial condition of the Company and its ability to make distributions to stockholders.

     - Dependence on Lessees for operating income and risk of Lessee defaults on Leases or franchise obligations resulting in the termination of franchises, bankruptcy or other Lease termination events.

     - Immediate and substantial dilution of $3.59 per share from the initial public offering price in the net tangible book value per share of Common Stock.

     - The Company's lack of experience in qualifying and operating as a REIT.

     - Taxation of the Company as a corporation if it fails to qualify as a REIT.

     - Payment of a substantial portion of the Offering proceeds to Credit Suisse First Boston Mortgage Capital L.L.C. ("CSFBMC"), an Affiliate of the lead managing Underwriter, and The Public Institution For Social Security, an Affiliate and the Company's sole preferred stockholder.

     - Potential conflicts of the lead managing underwriter, Credit Suisse First Boston Corporation, in establishing the initial public offering price of the Common Stock resulting from substantial offering proceeds being paid to its Affiliate.

     - Potential inability to acquire all of the Acquisition Properties.

     - Franchise relationships, including the possibility that a franchisor may impose various increased costs, exercise options to buy or lease properties and impose restrictions on a Lessee's ability to compete, potential loss of franchises upon franchisee defaults and the uncertainty and costs of renewing franchises upon their expiration.

     - Concentration of investment in certain Lessees and restaurant concepts.

     - Intense competition, including for acquisition of properties.

     - Risk inherent in investment in the foodservice and retail industries.

     - Potential tax reclassification of preferred stock dividends and resulting tax liability.

     - Restrictions on stock ownership impeding potential changes of control.

     - The absence of a prior public market for the Common Stock.

                                  THE ADVISOR

     The Company has retained Captec Advisors, an Affiliate which, together with Captec Financial, manages the operations of the Company and provides it with investment and financial advisory services pertaining primarily to the acquisition, development and leasing of properties. Captec Financial and its Affiliates provide a diverse line of financing products to the franchise, chain restaurant and specialty retail industries including equipment leases, mortgage and acquisition loans and construction and development financing. Since 1981, Captec Financial and its Affiliates have developed substantial expertise in all aspects of the franchise, chain restaurant and specialty retail finance business, including business concept, property and lessee underwriting, property acquisition, lessee credit analysis and monitoring, direct marketing, portfolio management, accounting and other administrative functions. As of June 30, 1997, Captec Financial employed over 60 people, including a senior management team with substantial direct industry experience. Including the Company, as of June 30, 1997, Captec Financial had assets under management of approximately $350.0 million and combined debt and equity capital of approximately $540.0 million including available, but unutilized, borrowing capacity. The Company's retention of the Advisor will be reviewed by the Board of Directors annually. Captec Financial is engaged in other and conflicting activities and is not obligated to provide any services to or on behalf of the Company. The Advisor will be subject to conflicts of interest in allocating opportunities among the Company and the Advisor's Affiliates, and the Company will be subject to conflicts of interest in allocating business opportunities between itself and each of the Affiliated Partnerships of which it will become the general partner. See "Risk
Factors -- Conflicts of Interest",

"Conflicts of Interest -- Compensation of the Advisor", "Business -- The Advisor and the Advisory Agreement" and "-- The Affiliated Partnerships".

             TRANSACTIONS WITH AFFILIATES AND CONFLICTS OF INTEREST

     Captec Advisors was formed in August 1997. Pursuant to an advisory agreement (the "Advisory Agreement"), Captec Advisors will provide daily management and investment and financial advisory services to the Company pertaining primarily to the acquisition, development and leasing of properties. As compensation for its services pursuant to the Advisory Agreement, the Company will pay Captec Advisors (i) an incentive fee of 15.0% of the amount by which any increase in annual Funds From Operations ("FFO") per share exceeds a 7.0% annual increase in FFO per share multiplied by the weighted average number of shares of the Common Stock outstanding; (ii) reimbursement of all acquisition-related costs incurred in connection with the acquisition of properties identified by the Advisor during the term of the Advisory Agreement; and (iii) a management fee which will vary depending upon the size of the Company's portfolio and revenues. This fee structure may encourage the Advisor to recommend investments which are not in the best financial interests of the Company and its stockholders in order to generate compensation under the Advisory Agreement. See "Conflicts of Interest -- Compensation of the Advisor". Because Captec Advisors is newly formed and has a limited operating history, it is anticipated that Captec Financial, on behalf of Captec Advisors, will perform certain, and initially, substantially all of the, services required to be provided to the Company pursuant to the Advisory Agreement. Any services which are required under the Advisory Agreement and which are provided to the Company by Captec Financial will be paid for by Captec Advisors from its compensation under the Advisory Agreement and will result in no additional expense to the Company. See "Business -- The Advisor and the Advisory Agreement". For a definition of FFO, see Note 1 to "Selected Financial Data".

     Captec Financial and certain of its Affiliates have organized other real estate investment funds, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, including programs which invest in restaurant and retail properties. See "Conflicts of Interest -- Prior and Future Programs". The Affiliated Partnerships invest in properties similar to those in which the Company invests. The Company and the Advisor could experience conflicts of interest in connection with the selection of properties for the Company, the Affiliated Partnerships or other real estate programs. The Company and the Advisor also could experience conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of properties, as well as the terms of the Leases, due to the Advisor's relationship with its Affiliates and the ongoing business relationship of the Advisor and its Affiliates with restaurant operators and retailers. See "Conflicts of Interest -- Acquisition of Properties".

     Subsequent to completion of the Offering, the Company intends to acquire the general partnership interests (the "General Partnership Interests") in each of the Affiliated Partnerships from the corporate general partner of each Affiliated Partnership and Patrick L. Beach, the Company's Chairman of the Board of Directors, President and Chief Executive Officer. As compensation for acting as the general partner, the Company will receive 1.0% of all distributions of cash from each Affiliated Partnership, and real property and equipment acquisition and management fees, reimbursement of expenses and specified percentages of the net proceeds from the sale, refinancing or liquidation of property or equipment. The Company will pay $3.3 million for the General Partnership Interests, $315,000 of which will be paid to Mr. Beach and the balance of which will be offset against amounts due to the Company from Captec Financial, an Affiliate. Upon acquiring the General Partnership Interests, the Company will own a 1.0% interest in each Affiliated Partnership, will become liable for all of the recourse obligations of each Affiliated Partnership to the extent of any insufficiency of partnership assets, and will indemnify the current general partners of the Affiliated Partnerships, including Mr. Beach, against all liabilities to which they may be subject as a result of having served in that capacity. As of June 30, 1997, $23.9 million of limited partnership interests in Captec IV remained unsold. The Company will be obligated to offer first to the Affiliated Partnerships all properties which may also be suitable for acquisition by the Company. This could result in the Company being required to acquire potentially less attractive properties to implement its growth strategy. The Company's purchase of the General Partnership Interests is contingent upon the approval of the limited partners of each Affiliated Partnership, and there is no assurance that the Company will acquire either or both General Partnership Interests. See "Risk Factors -- Exposure to Liabilities of Affiliated Partnerships" and "Business -- The Affiliated Partnerships".

     Patrick L. Beach, the Company's Chairman of the Board of Directors, President and Chief Executive Officer, W. Ross Martin, the Company's Executive Vice President, Chief Financial Officer and a director, Ronald Max, the Company's Vice President and Chief Investment Officer, and H. Reid Sherard, a director of the Company, are each officers of Captec Financial and, in the case of Mr. Beach and Mr. Martin, officers and directors of the Advisor. Mr. Beach, Mr. Martin and Mr. Sherard are also directors of Captec Financial. The Company could experience conflicts of interests as a result of these relationships, including competition for management time and with respect to fiduciary duty. See "Conflicts of Interest -- Acquisition of Properties" and "-- Competition for Management Time".

     The Company also has made certain investments in financial instruments which are or were held or made by Affiliates of the Company, including the acquisition of (i) delinquent mortgage loans from Captec Financial, (ii) a master revolving note agreement (the "Master Note") with Captec Financial, (iii) a promissory note issued by Captec Loans Receivable Trust -- 1996 ("Captec Trust"), an Affiliate and (iv) a demand note issued by the father-in-law of W. Ross Martin, the Company's Executive Vice President, Chief Financial Officer and a director. These investments were not the result of arms-length negotiations. See "Business -- Investment in Financial Instruments" and "Certain Transactions". The Company does not intend to make future loans to Affiliates. In the event of default under any of these financial instruments, the Company would be subject to conflicts of interest with respect to any legal or other action to be taken in order to enforce its rights thereunder because any such action could also be contrary to the interests of certain of the Company's directors or officers. See "Certain Transactions".

     The Company currently has outstanding 50,000 redeemable shares of its preferred stock, $.01 par value (the "Preferred Stock"), all of which are owned by The Public Institution For Social Security. Upon completion of the Offering, 40,500 shares of the Preferred Stock will be redeemed utilizing a substantial portion of the net proceeds of the Offering, and 9,500 shares of the Preferred Stock will be exchanged for 527,778 shares of Common Stock (the "Exchange Shares"), which number of shares was determined by dividing $9.5 million (the aggregate liquidation preference of the 9,500 unredeemed shares of Preferred Stock) by the initial public offering price, after which there will be no Preferred Stock outstanding. The Company has agreed to include the Exchange Shares in any subsequent registration of the Common Stock or to register the Exchange Shares upon the demand of the holder thereof at any time after 180 days following the completion of the Offering.

     CSFBMC, an Affiliate of the lead managing Underwriter, will receive approximately $79.6 million of the net proceeds of the Offering for the repayment of amounts outstanding under the Company's $150.0 million revolving credit facility (the "Credit Facility"). See "Conflicts of Interest -- Repayment of Indebtedness to Affiliate of Lead Managing Underwriter".

     The Company has developed procedures to resolve potential conflicts of interest between the Company and certain of the Affiliates, including (i) the Company will not make any loans to Affiliates, (ii) the Company will not purchase or lease properties in which the Advisor or its Affiliates has an interest unless approved by the Board of Directors, including a majority of the Independent Directors, (iii) the Advisor or its Affiliates will not provide goods or services to the Company unless approved by the Company's Board of Directors, including a majority of the Independent Directors, and (iv) any matter related to the removal of, or a transaction with, the Advisor, a director of the Company or an Affiliate which may be submitted to a vote of the Company's stockholders must be approved by a majority vote of the Company's stockholders excluding voting stock owned by the Advisor and its Affiliates. See "Conflicts of Interest -- Certain Conflict Resolution Procedures".

                                   INDUSTRIES

     The net lease industry is a large and rapidly expanding source of financing to the restaurant and retail industries. The Company believes that net lease financings will continue to grow because net lease transactions enable a restaurant operator or retailer to realize the value of its owned real estate while continuing long-term occupancy. The Company believes that, due to the significant demand for net lease transactions, numerous opportunities for the net leasing of properties through development or sale/leaseback transactions will be available to the Company for the foreseeable future. See "Industries".

     THE RESTAURANT INDUSTRY. The National Restaurant Association projects that in 1997 total restaurant industry revenue will increase by 4.2% over 1996 to an historic high of $320.0 billion and will represent in excess of 4.0% of gross domestic product. According to the National Restaurant Association, there presently are over 787,000 foodservice locations in the United States and 51.0% of American adults eat at a fast-food restaurant and 42.0% patronize a moderately priced family restaurant at least weekly. The National Restaurant Association also indicates that Americans spend approximately 55 cents of every food dollar on dining away from home and projects that in 1997 fast-food restaurants will outpace average industry real growth, with a 4.2% increase over 1996, and that fast-food sales will increase to $110.8 billion from $105.0 billion in 1996. See "Industries -- The Restaurant Industry".

     THE RETAIL INDUSTRY. According to the U.S. Department of Commerce, the retail industry represents approximately one-third of the gross domestic product. The International Council of Shopping Centers ("ICSC") projects that through 2000 retail sales will increase by nearly $500.0 billion (4.1% annually) to $2.9 trillion. Growth in retail sales has resulted in growth in demand for retail properties. ICSC projects that gradual obsolescence of existing facilities, changes in location and tenant format preferences and increasing sales will support the development of over 770.0 million additional square feet of retail space through 2000. See "Industries -- The Retail Industry".

                                GROWTH STRATEGY

     Since commencing operations in 1995, the Company has experienced substantial growth in its real estate portfolio, revenues and FFO. As of June 30, 1997, the Company had total assets of $123.1 million. In addition, for the year ended December 31, 1996, total revenues and FFO increased to $6.9 million and $3.6 million, respectively, from $1.9 million and $1.0 million, respectively, for the year ended December 31, 1995. Similarly, for the six months ended June 30, 1997, total revenues and FFO increased to $5.8 million and $2.1 million, respectively, from $2.7 million and $1.4 million, respectively, for the six months ended June 30, 1996. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles ("GAAP") and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income in accordance with GAAP as an indicator of the Company's operating performance. FFO should not be considered an alternative to cash flow as a measure of liquidity or the Company's ability to make distributions in accordance with GAAP. The Company's methodology used to calculate FFO may differ from that utilized by other equity REITs. Accordingly, the Company's FFO may not be comparable to that of other equity REITs. The Company believes that FFO is a useful alternate measure of the performance of an equity REIT because it provides investors with an understanding of the Company's ability to incur and service debt and make capital expenditures. After giving effect to dividend obligations on its Preferred Stock, the Company recorded a loss attributable to the Common Stock for the years ended December 31, 1996 and 1995, respectively, and there is no assurance that the Company will achieve profitable operations or make anticipated distributions to stockholders, which currently are estimated to be 100.8% of FFO as adjusted for capital expenditures and scheduled principal payments ("Cash Available for Distribution.") See "Risk Factors -- Estimated Initial Cash Available for Distribution May Not Be Sufficient to Make Distributions at Expected Levels" and "-- Absence of Profitable Operations", "Distribution Policy" and "Selected Financial Data".

     The Company intends to maximize returns to stockholders by increasing cash flow per share and the value of its property portfolio. The Company believes it can achieve these objectives primarily by acquiring additional properties and structuring net leases on advantageous terms. As of September 1, 1997, the Company had agreements in principle to acquire the 62 Acquisition Properties for approximately $94.5 million. The Company utilizes procedures and methodologies which have been developed and refined by Captec Financial to identify, acquire and manage net leased properties. The Company's principal growth strategies include:

     ACQUISITIONS FROM OPERATORS. The Company purchases properties from, and enters into net leases with, creditworthy multi-unit operators of national and regional chain and franchised restaurants and retailers. The Company will make such acquisitions when it can achieve escalating revenue and targeted returns on its investment through base rent and periodic rent increases. Occasionally the Company will purchase from an operator a property undergoing development subject to a Lease which commences upon completion of construction. See "Risk Factors -- Potential Inability to Acquire Acquisition Properties; No Assurance of Profitability," "-- Acquisition of Properties Under Construction" and "Business -- Growth Strategy -- Acquisitions from Operators".

     ACQUISITIONS FROM DEVELOPERS. The Company intends selectively to acquire primarily retail properties from developers prior to the completion of the development process but subsequent to execution of a net Lease with the property's operator. By acquiring a property during, and assuming certain risks of, development, the Company seeks to obtain a more favorable purchase price, thereby enhancing its overall return. The Company intends, in limited circumstances, to form joint ventures with developers for the ownership and leasing of properties. See "Risk Factors -- Joint Venture Development" and
"-- Acquisition of Properties Under Construction" and "Business -- Growth Strategy -- Acquisitions from Developers".

     INCREASES IN REVENUES AND OPERATING MARGINS. The Company will seek to enhance the financial performance of its portfolio primarily through increasing revenues, maintaining high Lessee retention and aggressively managing operating expenses. To provide revenue growth, the Company's Leases require fixed periodic increases in revenue over the term of the Lease, indexation to the CPI and/or percentage rent. The Company believes that, as its portfolio grows, it will realize additional operating efficiencies and benefit from its underwriting policies which are designed to minimize defaults and non-renewals. See "Risk Factors -- Potential Inability to Acquire Acquisition Properties; No Assurance of Profitability" and "-- Creditworthiness of Lessees and Financial Instruments" and "Business -- Growth Strategy -- Increases in Revenues and Operating Margins".

                               OPERATING STRATEGY

     The Company continually monitors the business developments of its existing and targeted restaurants and retailers, the financial condition of its Lessees, Lease compliance and other factors affecting the financial performance of its properties. The Company's operating strategies, which have been developed and refined by Captec Financial, include:

     UNDERWRITING RESTAURANT CHAINS AND RETAILERS. The Company undertakes a thorough analysis in selecting the restaurant and retail chains and franchises towards which to direct its leasing activities. A franchise is a contractual arrangement whereby a franchisor licenses its concept to a third party operator. A chain is any business with multiple locations and may include franchises. The Company's analysis includes a review of publicly available information concerning the franchisor or chain operator, a credit analysis of the franchisor's or operator's financial statements and operating history, evaluation of unit level performance including closure and business failure statistics, analysis of concept penetration and name recognition, and, for franchisors, a survey of representative franchisees. See "Business -- Operating Strategy -- Underwriting Restaurant Chains and Retailers" and "Risk
Factors -- Lessee and Concept Concentration".

     UNDERWRITING LESSEE CREDIT. The Company's Lessees are predominantly experienced, multi-unit operators of fast-food, family-style and casual dining restaurants and retailers. The Company subjects each proposed Lessee to a thorough underwriting process designed to identify the most creditworthy Lessees and minimize the Company's risk from defaults and business failures. The Company targets only Lessees with the competitive position and financial strength to meet their obligations throughout the Lease term. See "Business -- Operating Strategy -- Underwriting Lessee Credit" and "Risk Factors -- Creditworthiness of Lessees and Financial Instruments".

     UNDERWRITING SITE SELECTION. Prior to acquiring a property, the Company engages in an extensive site review. The Company typically undertakes a long-term viability and market value analysis, including an inspection of the property and surrounding area by an acquisition specialist, and assessment of market area demographics, consumer demand, traffic patterns, surrounding land use, accessibility, visibility, competition and parking. See
"Business -- Operating Strategy -- Underwriting Site Selection".

     MAINTENANCE OF RELATIONSHIPS WITH RESTAURANT CHAINS, RETAILERS AND LESSEES. Once a business concept has been approved, the Company, with the Advisor, seeks to develop a strong ongoing working relationship with national or regional senior chain or retailer management. See "Business -- Operating Strategy -- Maintenance of Relationships with Restaurant Chains, Retailers and Lessees".

     ACTIVE MANAGEMENT OF LESSEE CREDIT. In addition to monitoring Lessee compliance with Lease obligations, the Company regularly reviews the financial condition of its Lessees and business, economic and market trends to identify and anticipate problems with Lessee performance which could adversely affect the Lessee's ability to meet Lease obligations. See "Business -- Operating
Strategy -- Active Management of Lessee Credit" and "Risk
Factors -- Creditworthiness of Lessees and Financial Instruments".

     DIVERSIFICATION OF PROPERTY PORTFOLIO, RESTAURANT CHAINS, RETAIL CONCEPTS AND LESSEES. The Company believes that it has achieved, and will continue to emphasize, significant diversification of its portfolio among both retail and restaurant concepts and Lessees. The Company's 79 Existing Properties located in 24 states currently are leased to 36 Lessees operating 18 different restaurant and six retail concepts. The Company currently anticipates acquiring the 62 Acquisition Properties located in 21 states to be leased to 20 potential Lessees operating 12 different restaurant and eight retail concepts, resulting in further diversification of its portfolio. See "Risk Factors -- Potential Inability to Acquire Acquisition Properties; No Assurance of Profitability" and "-- Lessee and Concept Concentration" and "Business -- Operating
Strategy -- Diversification of Property Portfolio, Restaurant Chains, Retail Concepts and Lessees ".

                                CREDIT FACILITY

     Consistent with its investment policies the Company utilizes leverage to enable it to fund its growth strategy, maintain operating flexibility and enhance stockholder returns. The Company maintains the $150.0 million Credit Facility with CSFBMC, an Affiliate of the lead managing Underwriter. Upon completion of the Offering and the application of a substantial portion of the net proceeds to repay amounts outstanding under the Credit Facility, the Company will owe $21.1 million under the Credit Facility and continue to utilize the Credit Facility to fund the future acquisition and development of properties including substantially all acquisition and development costs of the Acquisition Properties. The Credit Facility will expire approximately two years after completion of the Offering, at which time the entire outstanding balance of the Credit Facility will mature. Since the Company intends to grow its portfolio aggressively through the acquisition of additional properties utilizing funds from the Credit Facility, and to lease those properties on a long-term basis, it is likely the Company will not have sufficient funds to repay the outstanding balance of the Credit Facility upon its maturity and will be required to obtain the funds necessary to repay the Credit Facility either through the refinancing of the Credit Facility, the issuance of additional equity or debt securities or the sale of properties. See "Risk Factors -- Conflicts of Interest -- Repayment of Indebtedness to Affiliate of Lead Managing Underwriter", " -- Leverage" and "-- No Limitation on Debt", "Conflicts of Interest -- Repayment of Indebtedness to Affiliate of Lead Managing Underwriter" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources".

                                FINANCING POLICY

     Subject to economic conditions, the Company intends to limit its total indebtedness to 50.0% of the market value of its issued and outstanding shares of capital stock plus the Company's total consolidated debt ("Market Capitalization"). This policy may be altered by the Board of Directors without the consent of the Company's stockholders. There is no limit on the maximum indebtedness which the Company may incur on an individual property and the Company's organizational documents do not limit the amount of indebtedness that the Company may incur. When appropriate the Company intends to utilize various sources of capital, including the Credit Facility and the issuance of debt or equity securities in public or private capital markets for future acquisitions, capital improvements and development. The use of leverage, while intended to provide a greater rate of return by permitting the Company to acquire properties of greater aggregate cost than would otherwise be possible, also increases the Company's risk of loss resulting from defaults and foreclosures on properties pledged as collateral to secure indebtedness. The Company depreciates its properties over 40 years utilizing the straight-line method of depreciation. See "Risk Factors -- Leverage" and "-- No Limitation on Debt" and
"Business -- Financing Policies".

                                 THE PROPERTIES

     EXISTING PROPERTIES. The 79 Existing Properties are located in 24 states and leased to 36 operators of 24 different restaurant and retail concepts. As of June 30, 1997, the Existing Properties were 96.2% leased pursuant to Leases. The Existing Properties typically are freestanding structures located on lots ranging from 20,000 to 80,000 square feet for restaurant properties and up to 150,000 square feet for retail properties. Typical building size ranges from 2,000 to 6,000 square feet for restaurant properties and up to 40,000 square feet for retail properties. The following is a summary description of the Existing Properties as of June 30, 1997. See "Business" for further information concerning each Existing Property, Lessee and related Lease terms.

                                                                                                          ANNUALIZED
                       FACILITY        NO. OF       ACQUISITION        LOCATION        ACQUISITION         RENT AT
     CONCEPT             TYPE        PROPERTIES        DATE             (STATE)           COST         JUNE 30, 1997(1)
------------------    -----------    ----------     -----------     ---------------    -----------     ----------------
Applebee's            Restaurant       2               1996              MO,WA         $ 3,876,444       $    398,724
Arby's                Restaurant       2               1997              GA,IN           1,292,807            128,009
Babies 'R' Us         Retail           1               1996               MO             3,003,000            309,516
Black Angus           Restaurant       4               1996               MN             9,219,000          1,005,108
Blockbuster Music     Retail           1               1997               AL             1,449,000            147,480
Blockbuster Video     Retail           2               1996               TX             1,554,000            160,500
BMW                   Retail           1               1997               GA             6,769,613            709,200
Boston Market         Restaurant       27            1995-1997        IL,IN,MI,NJ       25,451,285          2,518,835
                                                                       OH,OR,PA
                                                                       SC,WA,WI
Burger King           Restaurant       1               1997               WV               847,364             88,771
Carrows               Restaurant       4               1996               CA             4,620,000            483,996
Church's              Restaurant       1               1996               GA               835,321             87,516
Denny's               Restaurant       9             1995-1997      AZ,FL,LA,NC,TX       8,017,134            824,867
Golden Corral         Restaurant       2             1995-1997           FL,TX           3,829,309            387,322
Jack in the Box       Restaurant       1               1996               CA               985,425            100,896
Kenny Rogers          Restaurant       5             1995-1997         AZ,CA,FL          3,775,470            282,852
Roasters
Mountain Jack's       Restaurant       3             1996-1997           MI,OH           4,105,500            426,192
Nissan                Retail           1               1997               GA             3,092,250            323,952
Red Line Burgers      Restaurant       2               1995               TX               533,994             30,000
Red Robin             Restaurant       2               1996              CO,WA           6,124,417            679,224
Roadhouse Grill       Restaurant       1               1995               NY               997,500            118,428
Stanford's            Restaurant       1               1996               CO             2,310,000            242,004
Taco Cabana           Restaurant       3             1994-1996           GA,NV           3,631,975            380,868
Video Update          Retail           2               1997              AZ,IL           2,311,108            243,648
Whataburger           Restaurant       1               1997               NM               851,141             52,488
                                       --
                                                                                       -----------       ------------
  Total                                79                                              $99,483,057       $ 10,130,396
                                       ==                                              ===========       ============

                    % OF TOTAL       LEASE
                      ANNUAL          TERM
     CONCEPT           RENT        EXPIRATION
------------------  ----------     ----------
Applebee's               3.9%         2016
Arby's                   1.3          2017
Babies 'R' Us            3.1          2011
Black Angus              9.9          2021
Blockbuster Music        1.5          2006
Blockbuster Video        1.6       2005-2006
BMW                      7.0          2017
Boston Market           24.9       2010-2025

Burger King              0.9          2012
Carrows                  4.8          2016
Church's                 0.9          2016
Denny's                  8.1       2010-2017
Golden Corral            3.8       2009-2012
Jack in the Box          1.0          2009
Kenny Rogers             2.8       2005-2014
Roasters
Mountain Jack's          4.2       2016-2017
Nissan                   3.2          2017
Red Line Burgers         0.3          2010
Red Robin                6.7          2016
Roadhouse Grill          1.1          2015
Stanford's               2.4          2016
Taco Cabana              3.7       2014-2016
Video Update             2.4          2012
Whataburger              0.4          2007

                       -----
  Total                100.0%
                       =====

---------------

(1) Based upon monthly rent as of June 30, 1997, as annualized and without giving effect to any future rent increases or percentage rent or deduction for the effect of three non-revenue producing properties which in the aggregate accounted for $346,716 or 3.4% of annualized rent at June 30, 1997. Four of the Existing Properties operated as Boston Market restaurants and one property under construction as a Boston Market restaurant subsequently have been purchased from the Company by Boston Chicken, Inc.; the Company will acquire four Boston Market restaurants in exchange. See "Risk Factors -- Lessee and Concept Concentration".

     ACQUISITION PROPERTIES. As of September 1, 1997, the Company had agreements in principle to purchase the 62 Acquisition Properties which are located in 21 states for an aggregate cost of approximately $94.5 million. The Acquisition Properties will expand the Company's existing portfolio into five additional states and will further diversify its property, concept and Lessee base to include operators of Circle K, Michael's Crafts, Office Depot, SportMart, Stop n Go, Taco Bell and Tony Roma's. The Company expects the acquisitions of the Acquisition Properties to be substantially completed by July 1998. There is no assurance that the Company will be successful in acquiring all of the Acquisition Properties. See "Risk Factors -- Potential Inability to Acquire

Acquisition Properties; No Assurance of Profitability" and "-- Lessee and Concept Concentration" and "Business -- Properties -- Acquisition Properties".

                           TAX STATUS OF THE COMPANY

     The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1997. If the Company qualifies as a REIT, under current federal income tax law the Company generally will not be subject to federal income tax on income distributed to stockholders provided it distributes at least 95.0% of its REIT taxable income annually and satisfies other organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at prevailing corporate rates, which effectively would impose on the Company's stockholders the "double taxation" generally applicable to investment in a corporation. The Company has received an opinion of Baker & Hostetler LLP that, beginning with its tax year ending December 31, 1997, based on certain representations made by the Company and certain assumptions, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code and that the method of operation of the Company will permit the Company to continue to so qualify for its current and future taxable years. See "Risk Factors -- Adverse Consequences of Failure to Qualify as a REIT" and "Federal Income Tax Considerations". Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and excise taxes on its undistributed income, and will be subject to federal and state income tax on its undistributed income.

                                  THE OFFERING

     All shares of Common Stock offered hereby are being offered by the Company. Stockholders of the Company prior to the Offering will beneficially own 15.9% of the Common Stock (14.1% if the Underwriters' over-allotment option is exercised in full) outstanding immediately following the Offering.

Issuer.......................................   Captec Net Lease Realty, Inc.
Offering.....................................   8,000,000 shares(1)
Shares outstanding after the Offering........   9,508,108 shares(1)(2)
Use of Proceeds..............................   Repayment of indebtedness and redemption of,
                                                and payment of accumulated dividends on,
                                                Preferred Stock. See "Use of Proceeds".
Nasdaq National Market Symbol................   "CRRR"

---------------

(1) Assumes no exercise of the Underwriters' over-allotment option.

(2) Does not include 400,000 shares of Common Stock reserved for issuance pursuant to the Company's Long-Term Incentive Plan, and 600,000 shares of Common Stock reserved for issuance upon exercise of options granted to Messrs. Beach and Martin pursuant to their employment agreements. See "Management -- Long-Term Incentive Plan", "-- Executive Compensation and Employment Contracts" and "-- Compensation of Directors".

                              DISTRIBUTION POLICY

     In general, qualification as a REIT requires the annual distribution to stockholders of at least 95.0% of the REIT's taxable income. Following the completion of the Offering, the Company intends to pay regular quarterly dividends to its stockholders. The Company anticipates that the first dividend to stockholders purchasing Common Stock in the Offering will be paid with respect to the quarter ending December 31, 1997, based upon $.375 per share for a full quarter (which if annualized, would be $1.50 per share or an annual distribution rate of 8.3%). The Company does not intend to reduce the expected dividend per share if the Underwriters' over-allotment option is exercised. The Company has established its initial dividend policy based on information and certain assumptions described herein. See "Distribution Policy". The Company intends to maintain its initial distribution rate for the first 12 months following the Offering, unless actual results of operations, economic conditions or other factors differ from the assumptions used in its estimate, and to review the dividend rate on a quarterly basis.

     The Company intends to distribute annually approximately 80.0% of its Cash Available for Distribution, although its initial distributions will approximate 100.8% of Cash Available for Distribution. In general, distributions by the Company of its current or accumulated earnings and profits, other than capital gain dividends, will be taxable to stockholders as ordinary income for federal income tax purposes. The Company anticipates that none of the distributions intended to be paid by the Company for the 12-month period following the completion of the Offering will represent a return of capital for federal income tax purposes. For a discussion of the tax treatment of distributions to stockholders, see "Risk Factors -- Estimated Initial Cash Available for Distribution May Not Be Sufficient to Make Distributions at Expected Levels" and "Federal Income Tax Considerations -- Other Tax Considerations -- Taxation of Taxable Domestic Stockholders".

                             SUMMARY FINANCIAL DATA

     The summary historical financial data set forth below as of December 31, 1996 and December 31, 1995 and for each of the two years in the period ended December 31, 1996 have been derived from the financial statements of Net Lease Michigan included elsewhere herein which have been audited by Coopers & Lybrand L.L.P., independent accountants, and should be read in conjunction with those financial statements (including the notes thereto) and with "Management's Discussion and Analysis of Financial Condition and Results of Operations", all appearing elsewhere in this Prospectus. The statement of operations data for the six months ended June 30, 1997 and June 30, 1996 and the selected balance sheet data as of June 30, 1997 have been derived from the unaudited financial statements of Net Lease Michigan appearing elsewhere in this Prospectus which, in the opinion of management, reflect all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation. Results of operations for interim periods are not necessarily indicative of results expected for the full year.

     The summary unaudited pro forma balance sheet data as of June 30, 1997 set forth below is presented as if the transactions contemplated by this Prospectus, including the Offering and the application of proceeds therefrom, had occurred on June 30, 1997. The unaudited pro forma statement of operations data for the six months ended June 30, 1997 and the year ended December 31, 1996 are presented as if the transactions contemplated by this Prospectus, including the Offering and the application of proceeds therefrom, had occurred on January 1, 1996. See "Use of Proceeds". The pro forma financial data set forth below is not necessarily indicative of what the actual results of operations or financial position of the Company would have been, nor do they purport to represent the Company's results of operations or financial position for future periods. The pro forma financial data should be read in conjunction with the Company's pro forma financial statements and related notes and historical financial statements and related notes included elsewhere in this Prospectus.

                                                 SIX MONTHS ENDED                         YEAR ENDED
                                                     JUNE 30,                            DECEMBER 31,
                                        -----------------------------------   -----------------------------------
                                                          HISTORICAL                            HISTORICAL
                                        PRO FORMA          NET LEASE          PRO FORMA          NET LEASE
                                         COMPANY           MICHIGAN            COMPANY           MICHIGAN
                                        ---------   -----------------------   ---------   -----------------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                          1997         1997         1996        1996         1996         1995
                                        ---------   ----------   ----------   ---------   ----------   ----------
STATEMENT OF OPERATIONS DATA:
REVENUE:
  Rental income.......................  $  4,996    $    4,996   $    1,612   $  4,907    $    4,907   $      614
  Interest income on loans to
    Affiliates........................       343           343          905      1,587         1,587          526
  Interest income on investments......       242           242           --        104           104           15
  Interest income on short-term loans
    to Affiliates.....................       247           247          156        302           302          714
  Other...............................       148            (3)           7        487            18           --
                                        ---------      -------      -------   ---------      -------      -------
  Total revenue.......................     5,976         5,825        2,680      7,387         6,918        1,869
EXPENSES:
  Interest............................        --         2,707          423         --         1,977          112
  Management fees, Affiliates.........       278           824          399        316           935          329
  General and administrative..........       559           251          112      1,120           283           --
  Depreciation and amortization.......       742           677          263        778           649           88
                                        ---------      -------      -------   ---------      -------      -------
  Total expenses......................     1,579         4,459        1,197      2,214         3,844          529
                                        ---------      -------      -------   ---------      -------      -------
Income before income tax..............     4,397         1,366        1,483      5,173         3,074        1,340
Provision (credit) for income tax.....        --           (39)         372         --            95          457
                                        ---------      -------      -------   ---------      -------      -------
  Net income..........................     4,397         1,405        1,111      5,173         2,979          883
Redeemable Preferred Stock dividend
  requirements........................        --         3,750        3,750         --         7,496        3,619
                                        ---------      -------      -------   ---------      -------      -------
  Income/(loss) attributable to Common
    Stock.............................  $  4,397    $   (2,345)  $   (2,639)  $  5,173    $   (4,517)  $   (2,736)
                                        =========      =======      =======   =========      =======      =======
  Income/(loss) per share of Common
    Stock.............................  $    .46    $   (2,345)  $   (2,639)  $    .54    $   (4,517)  $   (2,736)
                                        =========      =======      =======   =========      =======      =======
  Weighted average number of shares of
    Common Stock outstanding..........  9,508,108        1,000        1,000   9,508,108        1,000        1,000
                                        =========      =======      =======   =========      =======      =======
OTHER DATA:
  Cash flows from operating
    activities........................        --    $    2,191   $      706         --    $    3,994   $      869
  Cash flows from investing
    activities........................        --    $  (26,896)  $  (21,497)        --    $  (53,274)  $  (39,526)
  Cash flows from financing
    activities........................        --    $   22,387   $   20,589         --    $   51,173   $   40,626
  Funds From Operations (1)...........  $  5,139    $    2,082   $    1,374   $  5,951    $    3,628   $      971
  Total properties (at end of
    period)...........................        79            79           45         63            63           18

                                                                                               DECEMBER 31
                                                                     JUNE 30             -----------------------
                                                             -----------------------
                                                                           HISTORICAL          HISTORICAL
                                                             PRO FORMA     NET LEASE            NET LEASE
                                                              COMPANY      MICHIGAN             MICHIGAN
                                                             ---------     ---------     -----------------------
                                                                               (IN THOUSANDS)
                                                               1997          1997          1996          1995
                                                             ---------     ---------     ---------     ---------
BALANCE SHEET DATA:
  Cash and cash equivalents..............................    $  9,622      $  1,544       $  3,862      $  1,969
  Properties subject to operating leases, net............     103,454        98,293         70,175        15,554
  Total investments......................................     121,957       113,481         85,735        37,302
  Total assets...........................................     139,796       123,082         98,614        42,292
  Notes payable..........................................          --        72,922         48,160         1,588
  Total liabilities......................................       1,810        74,652         49,215         2,121
  Redeemable Preferred Stock (2).........................          --        48,429         49,399        40,000
  Total stockholders' equity.............................     137,986             1              1           171

---------------

(1) Industry analysts generally consider FFO to be an appropriate measure of the performance of an equity REIT. In March 1995 the National Association of Real Estate Investment Trusts ("NAREIT") adopted the NAREIT White Paper on FFO (the "NAREIT White Paper") which provided additional guidance on the calculation of

    FFO. FFO is defined by NAREIT as net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. In addition, FFO should not be considered an alternative to net income in accordance with GAAP as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity or of the Company's ability to make distributions, nor is it comparable to cash flows provided by operating, investing and financing activities determined in accordance with GAAP. The Company computes FFO in accordance with the NAREIT White Paper, which may differ from the methodology for calculating FFO utilized by other equity REITs. Accordingly, the Company's FFO may not be comparable to other equity REITs' FFO and does not represent amounts available for distribution because of certain capital expenditures, scheduled mortgage loan principal payments and other items. The Company believes that FFO is a useful alternate measure of the performance of an equity REIT because it provides investors with an understanding of the Company's ability to incur and service debt and make capital expenditures. See "Distribution Policy".

(2) Mandatory redemption value (in thousands) of $58,026, $56,651, and $42,905 at June 30, 1997, December 31, 1996 and December 31, 1995, respectively.

                               EXECUTIVE OFFICES

     The Company's principal executive offices are located at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106, and its telephone number is (313) 994-5505.

                                  RISK FACTORS

     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISKS DESCRIBED BELOW. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SPECIFIC FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN THE COMMON STOCK OFFERED HEREBY.

     THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WHICH REPRESENT THE COMPANY'S EXPECTATIONS OR BELIEFS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS CONCERNING INDUSTRY PERFORMANCE AND THE COMPANY'S OPERATIONS, PERFORMANCE, FINANCIAL CONDITION, PLANS, GROWTH AND STRATEGIES. ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WORDS SUCH AS "MAY", "WILL", "EXPECT", "ANTICIPATE", "INTEND", "COULD", "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF IMPORTANT FACTORS, INCLUDING THOSE DESCRIBED BELOW IN THIS "RISK FACTORS" SECTION AND ELSEWHERE IN THIS PROSPECTUS.

CONFLICTS OF INTEREST

     The Company, the Advisor, and certain of the Company's directors and executive officers will be subject to potential conflicts of interest arising out of the relationships of the Company, the Advisor, such directors and executive officers and the Affiliated Partnerships. The Company has adopted certain procedures to resolve any conflicts which arise. See "Conflicts of Interest -- Certain Conflict Resolution Procedures". There is no assurance that these procedures will be effective or will not be changed, or that conflicts will be resolved in the best interests of the Company and its stockholders. Any failure to so resolve conflicts could have a material adverse effect on the Company's financial condition and ability to make distributions to stockholders.

     Potential conflicts include:

     Acquisition of Properties. Affiliates of the Company, such as the Affiliated Partnerships and the Advisor, regularly have opportunities to acquire restaurant and retail properties of a type suitable for acquisition by the Company as a result of existing relationships and past experience with various restaurant chains, retailers and franchisees. The Company will be obligated to offer first to the Affiliated Partnerships all properties which may also be suitable for acquisition by the Company. This could result in the Company being required to acquire potentially less attractive properties to implement its growth strategy. See "Business -- General". The Advisor or its Affiliates also may be subject to conflicts of interest if the Company wishes to acquire a property that also would be a suitable investment for an Affiliate. In addition, an opportunity to purchase a property may arise when the Company may be unable to make the acquisition (due to insufficient funds, for example). The Advisor could encounter conflicts of interest in the negotiation of the purchase price and other terms of the acquisition or lease of a property due to its relationship with its Affiliates and the ongoing business relationship of its Affiliates with restaurant operators and retailers.

     Patrick L. Beach, the Company's Chairman of the Board of Directors, President and Chief Executive Officer, W. Ross Martin, the Company's Executive Vice President and Chief Financial Officer and a director, Ronald Max, the Company's Vice President and Chief Investment Officer, and H. Reid Sherard, a director of the Company, are each officers of Captec Financial and, in the case of Mr. Beach and Mr. Martin, officers and directors of the Advisor. Mr. Beach, Mr. Martin and Mr. Sherard are also directors of Captec Financial. In their capacity as directors and officers of the Company, each has a fiduciary obligation to act in the best interests of the stockholders of the Company and, as general partners or directors of Affiliates, where applicable, to act in the best interests of the limited partners or stockholders in other programs with investments that may be similar to those of the Company. See
"Management -- Fiduciary Responsibility of the Board of Directors".

     Prior and Future Programs. Captec Financial and other Affiliates of the Company have organized other real estate investment funds, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs. Some of these programs involve, and will involve, ownership, operation, leasing, and management of fast-food, family-style and casual dining restaurants, retailers and other businesses that may be suitable for investment by the Company. Certain of these affiliated public or private real estate programs invest or may invest, in some cases solely, in restaurants and other retailers, may be seeking properties concurrently with the Company and may lease restaurant and retail properties to operators who also lease or operate certain of the Company's properties. These properties, if located in the vicinity of the Company's properties, may adversely affect the Company's revenues. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its net income. See "Business -- Prior Performance of Captec Financial".

     As of June 30, 1997, the offering of limited partnership interests in Captec IV was ongoing, and $23.9 million of limited partnership interests in Captec IV remained unsold. The failure of Captec IV to sell any or all remaining limited partnership interests after the Company's acquisition of the General Partnership Interests may have a material adverse effect on Captec IV, and hence the Company, because Captec IV may not be able to acquire sufficient properties to achieve profitability. Additionally, any competition between the Company and the Affiliated Partnerships for properties may have a material adverse effect on the Company because either of the Affiliated Partnerships may acquire a property instead of the Company.

     Competition for Management Time. The officers and directors of each of the Advisor and the Company currently are engaged, and in the future will engage, in the management of other businesses and properties. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors may experience conflicts of interest in allocating management time, services and functions among the Company and the various Affiliates, public or private investor programs and any other business ventures in which any of them are, or may become, involved.

     Compensation of the Advisor. Under the Advisory Agreement, a transaction involving the purchase, lease and sale of any property may result in the realization by the Advisor of substantial fees, compensation or other income. As compensation for its services pursuant to the Advisory Agreement, the Company will pay Captec Advisors (i) an incentive fee of 15.0% of the amount by which any increase in annual FFO per share exceeds a 7.0% annual increase in FFO per share multiplied by the weighted average number of shares of the Common Stock outstanding; (ii) reimbursement of all acquisition-related costs incurred in the acquisition of properties identified by the Advisor during the term of the Advisory Agreement; and (iii) a management fee which will vary depending upon the size of the Company's portfolio and revenues. This fee structure may encourage the Advisor to recommend investments which are not in the best financial interests of the Company and its stockholders in order to generate compensation under the Advisory Agreement. Although the Advisory Agreement was approved by a majority of the Board of Directors, including a majority of the Independent Directors, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from non-Affiliates, the Advisory Agreement was not the result of arms-length negotiations. Potential conflicts may arise in connection with the recommendation by the Advisor to the Company of whether to sell a property, as such a sale could impact the timing and amount of fees payable to the Advisor. See "Business -- The Advisor and the Advisory Agreement".

     Financial Instruments from Affiliates. The Company has made certain investments in financial instruments which are or were held or made by Affiliates of the Company, including the acquisition of (i) delinquent mortgage loans from Captec Financial, (ii) the Master Note from Captec Financial, (iii) a promissory note issued by Captec Trust, an Affiliate, and (iv) a demand note issued by the father-in-law of W. Ross Martin, the Company's Executive Vice President and Chief Financial Officer and a director. These investments were not the result of arms-length negotiations. See "Business -- Investment in Financial Instruments" and "Certain

Transactions". The Company does not intend to make future loans to Affiliates. In the event of default under any of these financial instruments, the Company would be subject to conflicts of interest with respect to any legal or other action to be taken in order to enforce its rights thereunder because any such action could also be contrary to the interests of certain of the Company's directors or officers. See "Certain Transactions".

     Redemption of Preferred Stock and Issuance of Exchange Shares. The Public Institution For Social Security, an Affiliate, currently holds 50,000 shares of the Company's Preferred Stock. Upon completion of the Offering, 40,500 shares of the Preferred Stock will be redeemed for $50.9 million of the net proceeds of the Offering and 9,500 shares of the Preferred Stock will be exchanged for the Exchange Shares, after which there will be no Preferred Stock outstanding.

     Repayment of Indebtedness to Affiliate of Lead Managing
Underwriter. CSFBMC, an Affiliate of the lead managing Underwriter, will receive approximately $79.6 million, which exceeds 10.0% of the net proceeds of the Offering, for the repayment of amounts outstanding under the Credit Facility. As a result, Credit Suisse First Boston Corporation, the lead managing Underwriter, was subject to conflicts of interest in establishing the initial public offering price of the Common Stock. See "Conflicts of Interest -- Repayment of Indebtedness to Affiliate of Lead Managing Underwriter" and "Underwriting".

     Joint Investment With Affiliates. The Company may invest in joint ventures with the Advisor or other Affiliates, including the Affiliated Partnerships and Captec Financial, if a majority of the directors, including a majority of the Independent Directors, determines that the investment in the joint venture is fair and reasonable to the Company and on terms no less favorable to the Company than in comparable transactions between unaffiliated parties.

EXPOSURE TO LIABILITIES OF AFFILIATED PARTNERSHIPS

     Subsequent to the completion of the Offering, the Company will become the sole general partner of Captec III and Captec IV, each of which is a Delaware limited partnership engaged in substantially the same business as the Company. Both Affiliated Partnerships have publicly offered securities under the Securities Act of 1933, as amended (the "Securities Act"), and have numerous limited partners. The offering of Captec IV is continuing and $23.9 million of limited partnership interests in Captec IV remained unsold as of June 30, 1997. See "Business -- The Affiliated Partnerships". As part of the acquisition of General Partnership Interests in Captec III and Captec IV, and in addition to their existing rights of indemnification from the Affiliated Partnerships, the Company has agreed to indemnify the current general partners of the Affiliated Partnerships, including Mr. Beach, from certain liabilities incurred in their capacity as such, including liabilities under the Securities Act. See
"-- Limited Liability and Indemnification of Officers, Directors and the Advisor". The acquisition by the Company of the General Partnership Interest in each Affiliated Partnership is contingent on the approval of a majority in interest of the limited partners of each Affiliated Partnership. There is no assurance that the limited partners of either or both Affiliated Partnership(s) will approve the transaction and that the Company will be successful in acquiring the General Partnership Interest in either or both Affiliated Partnership(s).

     The Company's rights, responsibilities and obligations as the general partner of each Affiliated Partnership are set forth in the respective partnership agreements or arise at law. As a general partner, the Company will own a 1.0% interest in each Affiliated Partnership and be responsible for all recourse obligations of each Affiliated Partnership to the extent of any insufficiency of partnership assets. As the general partner, the Company also will owe the limited partners of each Affiliated Partnership a fiduciary duty for the breach of which, or of other obligations under the partnership agreements or at law, the Company may be liable to the limited partners or others. Conflicts of interest may arise between the interests of the Company's stockholders and the interests of the limited partners of the Affiliated Partnerships because the Company and the Affiliated Partnerships are engaged in substantially the same business. See "Business -- The Affiliated Partnerships".

     As general partner, the Company will be entitled to its allocable share of partnership income or loss in respect of its 1.0% interest, certain additional income or loss in certain circumstances, certain fees for its services and the reimbursement of certain expenses from the Affiliated Partnerships. See "Business -- The Affiliated Partnerships". Generally, such income and fees (including certain income allocated to the Company with respect to its 1.0% interest) will not qualify for the 95.0% income test applicable to REITs, and all such income and other non-qualifying income must aggregate less than 5.0% of the Company's income in any year for the Company to qualify as a REIT. Moreover, for purposes of the income and asset tests described in "Federal Income Tax Considerations -- Requirements for Qualification as a REIT", the Company will be treated as owning a proportionate share of the assets of the Affiliated Partnerships, and as earning a proportionate share of the income of the Affiliated Partnerships, each of which own assets and have income which are "nonqualifying" for certain REIT requirements under the Code. The accumulation by the Affiliated Partnerships of such assets or accrual of such income could result in the Company failing to meet these tests and failing to qualify as a REIT. In addition, in the event either Captec III or Captec IV loses its classification as a partnership for federal income tax purposes for any reason (such as the excessive transferability of partnership interests) the Company could cease to be qualified as a REIT which would have a material adverse effect on the Company's financial condition and its ability to make distributions to stockholders. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT". The need to resolve these matters in the Company's interests may create additional conflicts of interest. See "-- Conflicts of Interest".

RELIANCE ON MANAGEMENT AND CAPTEC ADVISORS; LACK OF STOCKHOLDER CONTROL

     Stockholders will be relying substantially on the ability of management of the Company and the Advisor, particularly with respect to the Company's restaurant properties. Both the Company and Captec Advisors are newly formed and have limited operating histories. Captec Advisors (which will rely substantially on Captec Financial and its Affiliates, subject to oversight by the Board of Directors) will be responsible for all aspects of the acquisition, financing, development and leasing of the Company's restaurant properties and certain aspects of the Company's retail properties. Upon completion of the Offering, senior management will have significant control over the operations of the Company as a result of their senior management positions, which influence may not be consistent with the interests of other stockholders. Stockholders have no right or power to participate in the management of the Company except through the exercise of voting rights. The investment and financing policies of the Company and its policies with respect to certain other activities, including its growth, capitalization, distributions, REIT status and operating policies, are determined by the Board of Directors. These policies may be changed from time to time at the discretion of the Board of Directors without a vote of the stockholders and any such change could be detrimental to the interests of the stockholders.

DEPENDENCE ON KEY PERSONNEL AND LIMITED MANAGEMENT GROUP

     The Company is dependent on the efforts of Patrick L. Beach, its Chairman, President and Chief Executive Officer, W. Ross Martin, its Executive Vice President and Chief Financial Officer and a director, and Ronald Max, its Vice President and Chief Investment Officer. Because the Company is substantially dependent on the services of Messrs. Beach, Martin and Max and there currently are no other executive officers of the Company, the Company may be considered to have limited management. The loss of the services of any of these executive officers could have a material adverse effect on the Company's financial condition and its ability to make distributions to stockholders. Although the Company has entered into three-year employment agreements with Messrs. Beach and Martin, those agreements may not assure the continued service of either of them to the Company. See "Management -- Executive Compensation and Employment Contracts". Moreover, Messrs. Beach and Martin hold comparable positions with the Advisor, and although the Advisor has many other employees, the services of Messrs. Beach and Martin are equally important to the Advisor and to its ability to fulfill its obligations to the Company. See "-- Conflicts of Interest".

LEVERAGE

     Upon completion of the Offering the Company will owe $21.1 million under the Credit Facility and anticipates that in the future some or all of the Company's properties, including the Acquisition Properties, will be acquired primarily with borrowings under the Credit Facility. Amounts borrowed under the Credit Facility are general obligations of the Company secured by a first priority lien on substantially all of the Company's tangible and intangible assets, including its properties, the Leases and all rents derived therefrom, accounts receivable and bank accounts. In borrowing under the Credit Facility to acquire or develop a property, the Company anticipates that the funds needed to service any debt attributable to that property will be derived from the income to be produced from the property for which the indebtedness is incurred. Any default by a Lessee of a property which has been acquired and/or developed utilizing borrowings under the Credit Facility will require the Company to divert funds from other sources in order to service that portion of the Company's obligations under the Credit Facility. Further, the rental from any re-letting or the proceeds from the sale of any property may be insufficient to satisfy related debt service. The use of leverage, while intended to provide a greater rate of return by permitting the Company to acquire properties of greater aggregate cost than would otherwise be possible, also increases the Company's risk of loss and foreclosure on other properties which have been pledged to secure indebtedness.

     Upon completion of the Offering and the repayment of amounts outstanding under the Credit Facility, the Company will have $21.1 million outstanding, and will be able to borrow up to an additional $128.9 million, under the Credit Facility subject to satisfaction of conditions set forth in the Credit Facility for such borrowing, including with respect to the value of property pledged as collateral. The Credit Facility will expire approximately two years after the completion of the Offering, at which time the entire outstanding balance of the Credit Facility will mature. Since the Company intends to grow its portfolio aggressively through the acquisition of additional properties, including substantially all acquisition and development costs of the Acquisition Properties, utilizing funds from the Credit Facility and to lease those properties on a long-term basis, it is likely the Company will not have sufficient funds available to repay the outstanding balance of the Credit Facility upon its maturity. Accordingly, the Company would be required to obtain the funds necessary to repay the Credit Facility at maturity either through the refinancing of the Credit Facility, the issuance of additional equity or debt securities or the sale of properties. The Company has not received a commitment from any institutional or other lender or investor to loan the funds or purchase any equity or debt securities which the Company may seek to issue to refinance its indebtedness under the Credit Facility. If the Company were unable to obtain funds to repay indebtedness on acceptable terms, or at all, the Company might be forced to dispose of properties or take other actions upon disadvantageous terms, which could result in losses to the Company and have a material adverse effect on the Company's financial condition and its ability to make distributions to stockholders. Pursuant to the Code and related regulations of the U.S. Department of the Treasury under the Code (the "Treasury Regulations"), the Company may incur adverse tax consequences upon the sale of properties under certain circumstances. See "Federal Income Tax Considerations". For these reasons, there is no assurance that the Company will be able to repay the Credit Facility upon its maturity. Any default by the Company under the Credit Facility would subject the Company to risk of foreclosure on substantially all of its assets, including the properties, to the extent necessary in order to repay any amounts due under the Credit Facility including, but not limited to, principal, interest, penalties or other costs and expenses incurred in the event of a default. Any such default would have a material adverse effect on the Company's financial condition and its ability to make distributions to stockholders.

NO LIMITATION ON DEBT

     Although the Board of Directors has adopted a policy to limit the Company's indebtedness to 50.0% of Market Capitalization, the organizational documents of the Company do not limit the amount or percentage of indebtedness that the Company may incur. The Board of Directors, without stockholder approval, could alter the Company's borrowing policy at any time. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service expense that could materially adversely affect the Company's financial condition and its ability to make distributions to stockholders and increase the Company's risk of default on its obligations. See "-- Leverage" and "Business -- Financing Policies".

OWNERSHIP AND LEASING OF PROPERTIES

     Vulnerability to Market and Lessee Conditions. Investment in properties leased to chain and franchised restaurants, specialty retailers or other businesses may be affected by adverse changes in general or local economic or market conditions, increased costs of energy or products, competitive factors, fuel shortages, quality of management, ability of a franchisor to support its franchisees, limited alternative uses for buildings, changing consumer habits or foodservice or retailing trends, condemnation or uninsured losses, changing demographics and traffic patterns, inability to remodel outmoded or limited purpose properties as required by franchise agreements or Leases due to regulatory or other factors, voluntary or involuntary termination by a Lessee of its obligations under a Lease or loss by a Lessee of its franchise or operating rights and other factors. Real estate values also are affected by such factors as government regulation, interest rates and the availability of financing and potential liability under, and changes in, environmental, zoning, tax and other laws.

     The rent from the properties, which is the principal source of the Company's income, and the Lessee's ability to pay rent are affected by these general economic conditions within the franchise, foodservice and retail industries as well as changes in consumer preferences and increased competition. The failure of a particular franchise concept or a franchisor's inability to support its franchisees could materially adversely affect the ability of a franchisee to make lease payments, which could have a material adverse effect on the Company's financial condition and its ability to make distributions to stockholders. In the event of termination of a Lease or of a franchise agreement between a Lessee and a franchisor, the Company may be unable to lease the property on comparable terms and may incur a loss, and in any case is likely to suffer an interruption of revenue and substantial expense as the property is refurbished and relet. The Company will not be a party to franchise agreements between franchisors and Lessees and such agreements could be modified or canceled without notice to, or the prior consent of, the Company. Laws regulating the franchise industry in various states may adversely affect the ability of the Company to enforce contractual agreements or obtain remedies on default. In the event of a default by a Lessee, the Company may experience delays in, and incur substantial costs of enforcing, its rights. A default by the Lessee or other premature termination of a Lease could have a material adverse effect on the Company's financial condition and its ability to make distributions to stockholders. As a result of these and other factors, including the cyclical nature of the real estate markets, the value of the Company's properties could decrease. See "-- Creditworthiness of Lessees and Financial Instruments" and "-- Lessee and Concept Concentration".

     Market Illiquidity. The inherent illiquidity of real estate investment will limit the ability of the Company to vary its portfolio expeditiously in response to changing economic or other conditions. Pursuant to the Code and related Treasury Regulations, the Company may incur adverse tax consequences upon the sale of properties under certain circumstances. See "-- Lessee and Concept Concentration" and "Federal Income Tax Considerations".

INTEREST RATE INCREASES

     The interest rate on borrowings under the Credit Facility is a variable rate based on prevailing short-term rates while the rents from Leases vary in accordance with their terms, generally based primarily on periodic increases. Changes in interest rates and rents are unlikely to be uniform, and increases in interest rates on borrowings may exceed increases in rents, potentially for sustained periods of time. Similarly, interest rates or other costs of funds to refinance the Credit Facility may be higher than those prevailing under the Credit Facility without any corresponding increase in rents. Such increases in costs of funds could have a material adverse effect on the Company's financial condition and its ability to make distributions to stockholders.

     Increases in interest rates also may decrease the value of the Company's properties, including as collateral, and the Company's ability to borrow. Increases in interest rates also may adversely affect the value of the Common Stock as compared to alternative investments and other REITs. See "-- Ownership and Leasing of Properties".

ESTIMATED INITIAL CASH AVAILABLE FOR DISTRIBUTION MAY NOT BE SUFFICIENT TO MAKE DISTRIBUTIONS AT EXPECTED LEVELS

     The Company's proposed initial annual distributions following completion of the Offering represent 100.8% of the Company's estimated initial Cash Available for Distribution for the 12 months ending November 30, 1998. Since commencing operations in 1995, and after giving effect to its Preferred Stock dividend obligations, the Company has not operated profitably and there can be no assurance that the Company will be able to make the anticipated, or any, distributions to stockholders. In the event that the Company is not able to pay its estimated initial annual distribution of $1.50 per share to stockholders out of Cash Available for Distribution, the Company could be required to fund distributions from working capital, to attempt to borrow for such distributions or to reduce the amount of such distributions. Pending investment of the net proceeds, or in the event the Underwriters' over-allotment option is exercised, the Company's ability to pay such distributions out of Cash Available for Distribution may be further adversely affected.

CREDITWORTHINESS OF LESSEES AND FINANCIAL INSTRUMENTS

     Although the Company requires prospective Lessees to satisfy its substantial financial and credit underwriting requirements, the Company will remain subject to the economic risk inherent in the leasing of property, including that the financial condition of a Lessee may deteriorate over the term of the Lease resulting in a default, causing an interruption in revenue from the property and requiring the Company to obtain a new tenant at substantial expense. The Company also has invested in a small number of equipment and financing leases which are subject to similar economic and business risks. As of June 30, 1997 the Company held a master revolving note, promissory notes collateralized by subordinated interests in real estate or asset-backed securities and five delinquent mortgage loans, some of which are subordinated to the interests of senior lenders and the borrowers under some of which were delinquent in the performance of their obligations. There is no assurance that the borrowers under these instruments will be able to fulfill their obligations to the Company or that any of these instruments could be sold for the amounts at which they are recorded on the Company's financial statements. See "-- Lessee and Concept Concentration" and "Business -- Investment in Financial Instruments".

DILUTION

     Purchasers of the Common Stock in the Offering will experience immediate and substantial dilution of $3.59 per share from the initial public offering price in the net tangible book value per share of the Common Stock. See "Dilution".

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

     The Company intends to operate to qualify as a REIT under the Code commencing with its taxable year ending December 31, 1997. The Company does not have any operating history or experience in qualifying, or operating in accordance with the requirements for maintaining qualification, as a REIT and there is no assurance that the Company will qualify or, once qualified, will remain qualified as a REIT. There is no assurance that new legislation, regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect the Company's ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95.0% of the Company's gross income in any year must be derived from qualifying sources, and the Company must make distributions to stockholders aggregating annually at least 95.0% of its REIT taxable income (excluding capital gains). The Company intends to make distributions to its stockholders to comply with the distribution provisions of the Code. Although the Company anticipates that its cash flows from operations will be sufficient to pay its operating expenses and meet distribution requirements, there is no assurance it will be able to do so.

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders. Unless entitled to relief under certain statutory provisions, the Company also would be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. Such disqualification would reduce the net earnings of the Company available for investment or distribution to its stockholders due to the additional tax liability of the Company for those years. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Failure to Qualify".

REIT MINIMUM DISTRIBUTION REQUIREMENTS

     In order to qualify as a REIT, the Company generally will be required to distribute to stockholders annually at least 95.0% of its REIT taxable income (excluding capital gains). The Company will be subject to a 4.0% nondeductible excise tax on the amount, if any, by which certain distributions paid by it for any calendar year are less than the sum of 85.0% of its ordinary income plus 95.0% of its capital gain net income for that year plus amounts not distributed in prior years. The Company intends to make distributions to its stockholders to comply with the 95.0% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its income from the properties. Differences in timing between taxable income and receipt of Cash Available for Distribution and the seasonality of certain industries or a default or Lease termination could cause the Company to have taxable income without sufficient cash to make the annual distributions required of a REIT under the Code. In such cases, the Company could be compelled to seek to borrow under the Credit Facility or otherwise, or to liquidate investments on disadvantageous terms, in order to meet the distribution requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources", "Business" and "Federal Income Tax Considerations". Distributions will be determined by the Board of Directors and will depend on a number of factors, including the amount of Cash Available for Distribution, the Company's financial condition, any decision by the Board of Directors to reinvest rather than distribute available funds, the Company's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and any other factors the Board of Directors deems relevant. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Annual Distribution Requirements".

FAILURE TO DISTRIBUTE NON-REIT EARNINGS AND PROFITS

     The Company was incorporated in Delaware in August 1997 and in September 1997 Net Lease Michigan and Advisors Michigan were merged into the Company in a transaction in which the Company succeeded to the earnings and profits of the merged companies. Under the Code, a company with earnings and profits accumulated in a non-REIT year must distribute all such earnings and profits by the end of the year in which it elects to be taxed as a REIT in order to qualify as a REIT. If for any reason the Company fails to distribute all such earnings and profits by December 31, 1997, the Company will fail to qualify as a REIT. See " -- Adverse Consequences of Failure to Qualify as a REIT" and "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Failure to Qualify".

CHANGES IN TAX LAWS

     The discussion of the federal income tax aspects of the Offering is based on current law, including the Code, the Treasury Regulations, certain administrative interpretations thereof and court decisions. Future events that modify or affect prevailing law may result in federal income tax treatment of the Company and the stockholders that is materially and adversely different from that described in this Prospectus, both for taxable years arising before and after such events. There is no assurance that future legislation and administrative interpretations will not be retroactive in effect.

REPAYMENT OF INDEBTEDNESS TO AFFILIATE OF LEAD MANAGING UNDERWRITER

     CSFBMC an Affiliate of Credit Suisse First Boston Corporation, the lead managing Underwriter, will receive approximately $79.6 million of the net proceeds of the Offering for amounts outstanding under the Credit Facility. As a result, Credit Suisse First Boston Corporation, the lead managing Underwriter, was subject to conflicts of interest in establishing the initial public offering price of the Common Stock. See "Underwriting".

POTENTIAL INABILITY TO ACQUIRE ACQUISITION PROPERTIES; NO ASSURANCE OF PROFITABILITY

     As of September 1, 1997, the Company had agreements in principle to acquire the 62 Acquisition Properties located in 21 states for an aggregate cost of approximately $94.5 million. The Acquisition Properties are material to the Company's current growth strategy. Although the Company and sellers of the Acquisition Properties have reached agreement on certain fundamental terms of each of the proposed acquisitions, the consummation of most of these acquisitions by the Company remains contingent upon the negotiation, execution and closing of definitive agreements and numerous other factors and contingencies, many of which are beyond the control of the Company. For these reasons, there is no assurance that the Company will be successful in acquiring all the Acquisition Properties. The Company's ability to make distributions may be adversely affected if it is unsuccessful in acquiring some or all of the Acquisition Properties and unable to obtain satisfactory alternative investments for an extended period of time. There also is no assurance that any of the Acquisition Properties or any other property acquired by the Company will perform profitably.

LESSEE AND CONCEPT CONCENTRATION

     For the six months ended June 30, 1997, two of the Company's Lessees, United Auto Group, Inc. (which leases two retail properties in Georgia) and ARG Enterprises, Inc. (which leases four Black Angus restaurant properties in Minnesota) accounted for 10.2% and 9.9%, respectively, of the Company's total annual rent from its properties. As of June 30, 1997 operators of Boston Market restaurants were the Lessees of 27 of the Company's properties in 10 states which accounted for 24.9% of the Company's total annual rent. Accordingly, the Company is significantly dependent on revenues derived from these Lessees as well as the continued success of the Boston Market and Black Angus restaurant concepts. The loss of either of these significant Lessees or a material adverse change in the popularity of either the Boston Market or Black Angus restaurants could have a material adverse effect on the financial condition of the Company and its ability to make distributions to stockholders. Although the Company seeks to diversify its Lessee and concept base, there is no assurance it will be successful in doing so and it may continue to be substantially reliant on the success of specific Lessees and concepts for the foreseeable future. See "Business -- Properties".

     On October 30, 1997, Boston Chicken, Inc. ("Boston Chicken"), the franchisor of the Boston Market restaurants and the Lessee of three of the Existing Properties, announced that it is considering a restructuring pursuant to which it would acquire all of its existing franchisees and eliminate its franchisee system. The reorganization proposal accompanied announcements that, although Boston Chicken has remained profitable, sales and net income for the third quarter of 1997 were less than for the corresponding periods in 1996; that a small number of Boston Chicken's existing stores would be closed; and that development would be suspended. As of June 30, 1997, the Lessees of 24 of the Existing Properties were franchisees of Boston Chicken. The Company's Leases for the Existing Properties which are operated by franchisees of Boston Chicken are assignable by the franchisee to Boston Chicken without the consent of the Company. Boston Chicken guarantees certain of the Company's Leases with Boston Chicken franchisees. Subsequent to June 30, 1997, four of the Existing Properties which are operated as Boston Market restaurants and one property which is under construction as a Boston Market restaurant were acquired by Boston Chicken from the Company. In exchange, the Company will acquire four additional Boston Market restaurant properties (not included in the Acquisition Properties) which will be operated by a Boston Chicken franchisee pursuant to Leases that will not be guaranteed by Boston Chicken. The exchange transaction will have no material effect on the Company's balance sheet or statement of operations and the Company believes that the properties being acquired in the exchange are superior to those sold to Boston Chicken. Any material adverse developments in Boston Chicken's financial position or results of operations could have a material adverse effect on the financial condition of the Company and its ability to make distributions to stockholders.

COMPETITION

     The restaurant and retail chain finance industry is characterized by intense competition. The Company will compete with other restaurant and retail finance companies (some of which are REITs), commercial banks, other financial institutions and certain franchisors which offer financing services directly to their franchisees. Based upon its knowledge of this industry and its assessment of other REITs, the Company considers Franchise Finance Corporation of America, Realty Income Corporation and Commercial Net Lease Realty, Inc. to be its primary competitors among REITs. Some of these competitors for investments have substantially greater financial resources than the Company. These entities generally may be able to accept more risk than the Company prudently can manage, including risk with respect to the creditworthiness of lessees or risk related to geographic or other concentration of investment. Such competition may reduce the number of suitable investment properties available to the Company and increase the bargaining position of the owners of those properties.

OTHER TAX LIABILITIES

     Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state and local taxes on its income and property and excise taxes on its undistributed income, and will be subject to federal and state income taxes on its undistributed income. See "Federal Income Tax Considerations -- Other Tax Considerations -- State and Local Taxes".

     The Company has deducted from its income for federal income tax purposes the dividends paid on the Preferred Stock as interest expense, and has not withheld any amounts in respect of such distributions to the holder of the Preferred Stock. If the deduction or failure to withhold is challenged by the Internal Revenue Service (the "IRS"), the Company could be assessed and ultimately required to pay income and withholding taxes which, as of June 30, 1997, could aggregate up to $3.4 million, plus interest and costs of defense. The Company's financial statements reflect as of June 30, 1997 an aggregate provision of $875,000 which represents, in accordance with GAAP, the minimum amount (exclusive of costs of defense) the Company believes would be necessary to settle any claim brought by the IRS. There is no assurance that if any claim is asserted, it could be settled for $875,000 or any amount less than the entire claim. See Note 9 to Financial Statements.

ANTI-TAKEOVER EFFECTS OF LIMITATION ON OWNERSHIP OF COMMON STOCK

     In order for the Company to maintain its qualification as a REIT, not more than 50.0% in value of the outstanding Common Stock of the Company may be owned, directly or indirectly, by five or fewer individuals. The Company's Amended and Restated Certificate of Incorporation (the "Certificate") prohibits ownership of more than 9.8% of the Common Stock by any single stockholder following completion of the Offering, with certain exceptions. A holder of Common Stock may be prohibited from increasing its holdings of Common Stock. Generally prohibiting any stockholder from owning more than 9.8% of the Common Stock may
(i) discourage a change in control of the Company; (ii) deter tender offers for the Common Stock which may otherwise be beneficial to the Company's stockholders; or (iii) limit the opportunity for stockholders to receive a premium for their Common Stock that could be obtained from an investor attempting to assemble a block of Common Stock in excess of 9.8% or to effect a change in control of the Company.

     Certain tender offers and invitations for tender for more than 10.0% of the outstanding shares of the Company's Common Stock also may be subject to Section 203 of the Delaware General Corporation Law (the "GCL"). See "Capital Stock of the Company -- Delaware Business Combination Provisions".

     The Certificate authorizes the Board of Directors to issue up to 10,000,000 shares of Preferred Stock and to designate certain preferences and rights of any such shares. Upon completion of the Offering, $50.9 million of Offering proceeds will be utilized to redeem 40,500 shares of Preferred Stock from The Public Institution For Social Security, an Affiliate, and the issuance of the Exchange Shares for the balance of the outstanding shares of the Preferred Stock, no Preferred Stock will be outstanding. The Company has no current intention to issue any additional Preferred Stock. The future issuance of any Preferred Stock with preferential dividend rights would reduce the Cash Available for Distribution to the holders of Common Stock. The issuance of shares of Preferred Stock also could delay or prevent a change in control of the Company even if a change in control otherwise was in the stockholders' interests. See "Capital Stock of the Company -- Preferred Stock".

ABSENCE OF PRIOR PUBLIC MARKET FOR THE COMMON STOCK

     Prior to the Offering there has been no public market for the Common Stock. There is no assurance that an active trading market will develop or be sustained following the Offering or that at any time the Common Stock may be resold at or above the initial public offering price. The initial public offering price will be determined through negotiations between the Company and the representatives of the Underwriters (the "Representatives") without independent appraisals or other valuations and may not be indicative of the value of the Company's assets or the market price of the Common Stock after the Offering. See "Conflicts of Interest - Repayment of Indebtedness to Affiliate of Lead Managing Underwriters" and "Underwriting".

ABSENCE OF PROFITABLE OPERATIONS

     For the six months ended June 30, 1997 and 1996, the Company recorded net income of $1.4 million and $1.1 million, respectively, and for the years ended December 31, 1996 and 1995, the Company recorded net income of $3.0 million and $882,592, respectively. After giving effect to its dividend obligations on its Preferred Stock, the Company recorded losses attributable to Common Stock of $2.3 million for the six months ended

June 30, 1997; $2.6 million for six months ended June 30, 1996; $4.5 million for the year ended December 31, 1996; and $2.7 million for the year ended December 31, 1995. The Company has not had profitable operations and there is no assurance that the Company will achieve profitable operations in the future.

ACQUISITION OF PROPERTIES UNDER CONSTRUCTION

     Under certain circumstances the Company may acquire the site on which a particular property is to be built prior to commencement or completion of construction. To the extent the Company acquires property on which improvements are to be constructed or completed, the Company may be subject to certain risks from the builder's inability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform its contractual obligations may necessitate legal action by the Company to rescind its purchase of a property (which may not be possible in the case of certain property where the site is purchased prior to completion), to compel performance or to seek damages. Any such legal action would result in increased costs to the Company. In any case in which improvements are to be constructed or completed or in which a property is not yet in operation, the Company will be subject to additional risk, including the risk of delay in completion and in receipt of rental income and that the Lessee will not be successful. See "Business -- Operating Strategy -- Construction".

JOINT VENTURE DEVELOPMENT

     Some of the Company's future investments may be owned by joint ventures between the Company and others, including Affiliates. Joint ventures are subject to the potential risk of impasse in business decisions where the approval of each venturer is required. Joint venture ownership of properties also may involve risks not otherwise present in sole ownership, including that the Company's co-venturer might become bankrupt or have economic or business interests or goals inconsistent with those of the Company, or may act contrary to the Company's interests, subjecting the joint venture to unanticipated liabilities. See "Business -- Growth Strategy -- Acquisitions from Developers".

RECHARACTERIZATION OF SALE/LEASEBACK TRANSACTIONS

     Frequently, the Company enters into sale/leaseback transactions, pursuant to which the Company purchases a property and leases it back to the seller. In the event of the bankruptcy of a seller-Lessee, a sale/leaseback transaction may be recharacterized as either a financing or a joint venture resulting in adverse economic consequences to the Company. If the transaction is recharacterized as a loan, the Company may be required to recognize a repayment of principal, thereby losing the benefit of any rent participation payments it would otherwise have been entitled to receive. Similar adverse consequences can result if the transaction is recharacterized as a joint venture between the Company and a Lessee.

UNINSURED LOSSES; COSTS AND AVAILABILITY OF INSURANCE

     Each Lessee is required to obtain comprehensive insurance for the properties, including casualty, liability, fire and extended coverage in amounts and on other terms satisfactory to the Company. There are certain types of losses (generally of a catastrophic nature, such as earthquakes, hurricanes, floods and civil disorders) which are either uninsurable or not economically insurable in the judgment of the Company. The destruction of, or significant damage to, property due to an uninsured cause would result in an economic loss to the Company and could result in the Company losing both its investment in, and anticipated profits from, such property. When a loss is insured, the coverage may be insufficient in amount or duration (as in the case of business interruption insurance), or a Lessee's customers may be lost, such that the Lessee cannot resume its business after the loss at prior levels or at all, resulting in reduced rent or a default under its Lease. Any such loss could have a material adverse effect on the financial condition of the Company and its ability to make distributions to stockholders.

     The Company carries insurance against such risks and in such amounts as it believes is customary for businesses of its kind. However, the costs and availability of insurance change, and the Company is not covered presently, and may not be covered in the future, against certain losses where not warranted in the judgment of management by the cost or availability of coverage or the remoteness of perceived risk. There is no assurance that the Company's insurance against loss is, or will be, sufficient.

AMERICANS WITH DISABILITIES ACT COMPLIANCE

     Under the American with Disabilities Act (the "ADA") places of public accommodation or commercial facilities are required to meet certain federal requirements for access and use by disabled persons. Although the Company believes the Existing Properties are in material compliance with the ADA, the Company may incur additional costs in connection with ADA compliance in the future. Also, the ADA and other federal, state and local laws and regulations concerning access by disabled persons may require modifications to the Company's properties. Non-compliance with the ADA could result in the imposition of fines, awards of damages to private litigants or an order to correct non-compliance. Although the Company's Lessees are responsible for ensuring that the properties comply with all laws and regulations, including the ADA, this contractual responsibility does not relieve the Company of its obligations under the ADA in the event of any non-compliance by a Lessee and, notwithstanding the provisions of the Leases, the Company may be required to make substantial capital expenditures to comply with the ADA.

POTENTIAL ENVIRONMENTAL LIABILITY

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to private parties for property damage and for investigation and remediation costs incurred by such parties in connection with the contamination. Such laws typically impose remediation responsibility and liability without regard to whether the owner knew or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure properly to remediate the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties for damages and costs resulting from environmental contamination emanating from such site.

     Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACM") when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. Such laws may impose liability for release of ACM and may permit third parties to seek recovery from owners or operators for personal injury resulting from ACM. In connection with its ownership and operation of the properties, the Company potentially may be liable for such costs.

     In the past few years, independent environmental consultants have conducted or updated environmental site assessments, including Phase I and Phase II site assessments, and other environmental investigations as appropriate ("Environmental Site Assessments") at the Existing Properties. These Environmental Site Assessments have included visual inspections of the Existing Properties and the surrounding areas, employee interviews and reviews of relevant state, federal and historical documents. Soil and groundwater sampling was performed where warranted and remediation, if necessary, has been or is being conducted. The Company currently is not directing or paying the costs of any remediation or monitoring work at any Existing Property. In addition, where possible, the Company has entered into indemnification agreements with current Lessees and/or prior owners at certain of the Existing Properties where potential environmental issues have been raised, but have been remediated or otherwise resolved.

     The Environmental Site Assessments of the Existing Properties have not revealed any environmental liability that the Company believes could have a material adverse effect on the Company's financial condition or ability to make distributions to stockholders, nor is the Company aware of any material environmental liability. Nevertheless, it is possible that the Company's Environmental Site Assessments do not reveal all environmental liabilities and that there are material environmental liabilities of which the Company is unaware. Moreover, there is no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Existing Properties or any future properties, including the Acquisition Properties, will not be affected by Lessees, the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks) or third parties unrelated to the Company.

     The Company has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with ownership of any of the Existing Properties. As part of its underwriting procedures, the Company will obtain Environmental Site Assessments for all future properties, including the Acquisition Properties.

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, all 8,000,000 shares of Common Stock offered hereby will be eligible for public sale under the Securities Act, without restriction, except for shares acquired in the Offering by Affiliates. In addition, of the remaining shares of Common Stock to be outstanding immediately after the Offering, up to 980,330 may be eligible for immediate resale under Rule 144 promulgated under the Securities Act ("Rule 144"), subject to Rule 144's volume, manner of sale and other restrictions, and the Exchange Shares will be so eligible upon satisfaction of such conditions and a one year holding period. The Company also may, at any time following the completion of the Offering, register 1,000,000 shares of Common Stock reserved for issuance pursuant to its Long-Term Incentive Plan and upon exercise of options to be granted to Messrs. Beach and Martin pursuant to their employment agreements. The Company also has agreed to register the Exchange Shares in the event of a subsequent public offering of Common Stock by the Company or upon demand at any time subsequent to 180 days following the completion of the Offering. The Company also has the authority to issue additional shares of Common Stock and shares of one or more series of the Preferred Stock. The issuance of such shares could result in the dilution of voting power of the shares of Common Stock purchased in the Offering and could have a dilutive effect on earnings per share. The Company currently has no plans to designate and/or issue any additional shares of Preferred Stock. Future sales of substantial amounts of Common Stock, or the potential for such sales, could adversely affect prevailing market prices. The Company and its officers, directors and all current stockholders each have agreed that they will not, without the prior written consent of Credit Suisse First Boston Corporation, the lead managing Underwriter, offer, sell, contract to sell, announce their intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any additional shares of Common Stock or securities convertible, exchangeable or exercisable for any shares of Common Stock without the written consent of Credit Suisse First Boston Corporation for a period of 180 days from the date of this Prospectus. See "Shares Eligible for Future Sale".

LIMITED LIABILITY AND INDEMNIFICATION OF OFFICERS, DIRECTORS AND THE ADVISOR

     The Certificate and Bylaws of the Company (the "Bylaws") provide that an officer's or director's liability to the Company, its stockholders or third parties for monetary damages may be limited. Generally, the Company is obligated under the Certificate and the Bylaws to indemnify its officers and directors against certain liabilities incurred in connection with their service in such capacities. The Company has executed indemnification agreements with each officer and director requiring indemnification by the Company for most liabilities incurred. Pursuant to the Advisory Agreement, the Company has agreed that the Advisor, which includes Captec Advisors, Captec Financial and other Affiliates, will not be liable to the Company, its stockholders or others, except for acts constituting fraud, willful misconduct or reckless disregard of its obligations under the Advisory Agreement, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor. The Company also has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with, and pursuant to, the requirements of the Advisory Agreement. These indemnification obligations could limit the legal remedies available to the Company and its stockholders against such persons, and could require the Company to pay amounts, which could be material, to such persons for their defense or in satisfaction of their obligations. See "Management -- Indemnification and Limitation of Liability".

                             CONFLICTS OF INTEREST

     The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor, its Affiliates and the Affiliated Partnerships, as described below. These conflicts of interest, either individually or in the aggregate, could have a material adverse effect upon the Company's financial condition and its ability to make distributions to stockholders. The Company has adopted certain procedures to resolve any conflicts which arise. See "Risk Factors -- Conflicts of Interest".

ACQUISITION OF PROPERTIES

     Affiliates of the Company, such as the Affiliated Partnerships, and the Advisor regularly have opportunities to acquire restaurant and retail properties of a type suitable for acquisition by the Company as a result of existing relationships and past experience with various restaurant chains, retailers and franchisees. The Company will be obligated to offer first to the Affiliated Partnerships all properties which may also be suitable for acquisition by the Company. This could result in the Company being required to acquire potentially less attractive properties to implement its growth strategy. See
"Business -- General". The Advisor or its Affiliates also may be subject to conflicts of interest if the Company wishes to acquire a property that also would be a suitable investment for an Affiliate. In addition, an opportunity to purchase a property may arise when the Company may be unable to make the acquisition (due to insufficient funds, for example). The Advisor could encounter conflicts of interest in the negotiation of the purchase price and other terms of the acquisition or lease of a property due to its relationship with its Affiliates and the ongoing business relationship of its Affiliates with restaurant operators and retailers.

     Patrick L. Beach, the Company's Chairman of the Board of Directors, President and Chief Executive Officer, W. Ross Martin, the Company's Executive Vice President and Chief Financial Officer and a director, Ronald Max, the Company's Vice President and Chief Investment Officer, and H. Reid Sherard, a director of the Company, are each officers of Captec Financial and, in the case of Mr. Beach and Mr. Martin, officers and directors of the Advisor. Mr. Beach, Mr. Martin and Mr. Sherard are also directors of Captec Financial. In their capacity as directors and officers of the Company, each has a fiduciary obligation to act in the best interests of the stockholders of the Company and, as general partners or directors of Affiliates, where applicable, to act in the best interests of the limited partners or stockholders in other programs with investments that may be similar to those of the Company. See
"Management -- Fiduciary Responsibility of the Board of Directors".

PRIOR AND FUTURE PROGRAMS

     Captec Financial and other Affiliates of the Company have organized other real estate investment funds, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs. Some of these programs involve, and will involve, ownership, operation, leasing, and management of fast-food, family-style and casual dining restaurants, retailers and other businesses that may be suitable for investment by the Company. Certain of these affiliated public or private real estate programs invest or may invest, in some cases solely, in restaurants and other retailers, may be seeking properties concurrently with the Company and may lease restaurant and retail properties to operators who also lease or operate certain of the Company's properties. These properties, if located in the vicinity of properties acquired by the Company, may adversely affect the Company's gross revenues. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its net income. See
"Business -- Prior Performance of Captec Financial".

     As of June 30, 1997, the offering of limited partnership interests in Captec IV was ongoing, and $23.9 million of limited partnership interests in Captec IV remained unsold. The failure of Captec IV to sell any or all remaining limited partnership interests after the Company's acquisition of the General Partnership Interests may have a material adverse effect on Captec IV, and hence the Company, because Captec IV may not be able to acquire sufficient properties to achieve profitability. Additionally, any competition between the Company and the Affiliated Partnerships for properties may have a material adverse effect on the Company because either of the Affiliated Partnerships may acquire a property instead of the Company.

COMPETITION FOR MANAGEMENT TIME

     The officers and directors of each of the Advisor and the Company currently are engaged, and in the future will engage, in the management of other businesses and properties. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors may experience conflicts of interest in allocating management time, services and functions among the Company and the various Affiliates, public or private investor programs and any other business ventures in which any of them are, or may become, involved.

COMPENSATION OF THE ADVISOR

     Under the Advisory Agreement, a transaction involving the purchase, lease and sale of any property may result in the realization by the Advisor of substantial fees, compensation or other income. As compensation for its services pursuant to the Advisory Agreement, the Company will pay Captec Advisors (i) an incentive fee of 15.0% of the amount by which any increase in annual FFO per share exceeds a 7.0% annual increase in FFO per share multiplied by the weighted average number of shares of the Common Stock outstanding; (ii) reimbursement of all acquisition-related costs incurred in connection with the acquisition of properties identified by the Advisor during the term of the Advisory Agreement; and (iii) a management fee which will vary depending upon the size of the Company's portfolio and revenues. This fee structure may encourage the Advisor to recommend investments which are not in the best financial interests of the Company and its stockholders in order to generate compensation under the Advisory Agreement. Although the Advisory Agreement was approved by a majority of the Board of Directors, including a majority of the Independent Directors, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from non-Affiliates, the Advisory Agreement was not the result of arms-length negotiations. Potential conflicts also may arise in connection with the recommendation by the Advisor to the Company to sell a property, as such a sale could impact the timing and amount of fees payable to the Advisor. See "Business -- The Advisor and the Advisory Agreement".

FINANCIAL INSTRUMENTS FROM AFFILIATES

     The Company also has made certain investments in financial instruments which are or were held or made by Affiliates of the Company, including the acquisition of (i) delinquent mortgage loans from Captec Financial, (ii) the Master Note with Captec Financial, (iii) a promissory note issued by Captec Trust, an Affiliate, and (iv) a demand note issued by the father-in-law of W. Ross Martin, the Company's Executive Vice President and Chief Financial Officer and a director. These investments were not the result of arms-length negotiations. See "Business -- Investment in Financial Instruments" and "Certain Transactions". The Company does not intend to make future loans to Affiliates. In the event of default under any of these financial instruments, the Company would be subject to conflicts of interest with respect to any legal or other action to be taken in order to enforce its rights thereunder because any such action could also be contrary to the interests of certain of the Company's directors or officers. See "Certain Transactions".

REDEMPTION OF PREFERRED STOCK AND ISSUANCE OF EXCHANGE SHARES

     The Public Institution For Social Security, an Affiliate, currently holds 50,000 shares of the Company's Preferred Stock. Upon completion of the Offering, 40,500 shares of the Preferred Stock will be redeemed for $50.9 million of the net proceeds of the Offering and 9,500 shares of the Preferred Stock will be exchanged for the Exchange Shares, after which there will be no Preferred Stock outstanding.

REPAYMENT OF INDEBTEDNESS TO AFFILIATE OF LEAD MANAGING UNDERWRITER

     CSFBMC, an Affiliate of the lead managing Underwriter, will receive approximately $79.6 million, which exceeds 10.0% of the net proceeds of the Offering, for the repayment of amounts outstanding under the Credit Facility. As a result, Credit Suisse First Boston Corporation, the lead managing Underwriter, was subject to conflicts of interest in establishing the initial public offering price of the Common Stock. See "Risk Factors -- Conflicts of Interest".

JOINT INVESTMENT WITH AFFILIATES

     The Company may invest in joint ventures with the Advisor or other Affiliates, including the Affiliated Partnerships and Captec Financial, if a majority of the directors, including a majority of the Independent Directors, determines that the investment in the joint venture is fair and reasonable to the Company and on terms no less favorable to the Company than in comparable transactions between unaffiliated parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

     In order to resolve certain potential conflicts of interest, the Board of Directors has adopted the following procedures relating to transactions between the Company and the Advisor or its Affiliates. There is no assurance that these procedures will be effective or will not be changed, or that conflicts will be resolved in the best interests of the Company and its stockholders. Any failure to resolve conflicts which may arise could have a material adverse effect on the Company and its ability to make distributions to stockholders. These restrictions include the following:

          1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

          2. The Company will not purchase or lease properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the property to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. The Company will not acquire any such property for an amount in excess of its appraised value. The Company will not sell or lease properties to the Advisor or its Affiliates unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in the transaction determines the transaction is fair and reasonable to the Company.

          3. The Company will not make any loans to Affiliates. The Company will not borrow from Affiliates for the purchase of properties. Any loans to the Company by the Advisor or its Affiliates for other purposes must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.

          4. In addition to any approvals required by applicable law, any matter related to the removal of, or any transaction with, the Advisor, a director or an Affiliate which may be submitted to a vote of the stockholders will be required to be approved by the holders of a majority of the voting stock other than stock owned by the Advisor and its Affiliates (including management but excluding Independent Directors).

                                USE OF PROCEEDS

     The net proceeds to the Company from the Offering, after payment of Offering expenses, are estimated to be approximately $132.9 million ($153.0 million if the Underwriters' over-allotment option is exercised in full). The Company will use the net proceeds approximately as follows:

                                                                                      APPROXIMATE
                                                                  APPROXIMATE      PERCENTAGE OF NET
                    APPLICATION OF PROCEEDS                      DOLLAR AMOUNT         PROCEEDS
---------------------------------------------------------------  -------------     -----------------
                                                                      (IN
                                                                  THOUSANDS)
Repayment of Credit Facility...................................    $  79,629              59.9%
Redemption of, and payment of accrued dividends on, Preferred
  Stock........................................................       50,900              38.3
Repayment of notes payable.....................................        2,391               1.8
                                                                   ---------             -----
  Total........................................................    $ 132,920             100.0%
                                                                   =========             =====

     The Company will use approximately $79.6 million of the estimated net proceeds of the Offering to repay approximately $78.2 million in principal, $421,000 in interest and $1.0 million in fees under the Credit Facility with CSFBMC, an Affiliate of the lead managing Underwriter. As of October 31, 1997, the Company will have incurred approximately $60.5 million of such indebtedness for the acquisition of properties since January 1, 1997. The Credit Facility currently accrues interest on its outstanding principal balance at a variable annual rate of LIBOR for U.S. dollar deposits with 30 day maturities (the "Benchmark Rate") in effect from time to time plus 2.318% (the "Revolving Loan Rate"). As of June 30, 1997, the Benchmark Rate was 5.691% and the Revolving Loan Rate was 8.009%. Upon completion of the Offering, the Revolving Loan Rate will be reduced to the Benchmark Rate plus 1.75% and the expiration date of the Credit Facility (currently February 26, 1998) will be extended until the second anniversary of the completion of the Offering. Approximately $5.8 million of the outstanding principal balance of the Credit Facility is short-term borrowing incurred after October 2, 1997 and before the date of this Prospectus which exceeds the otherwise applicable borrowing base and bears interest at an annual rate of 25.0%.
     The Company will use approximately $50.9 million of the net proceeds of the Offering to redeem Preferred Stock from The Public Institution For Social Security, an Affiliate, and for the payment of approximately $10.4 million in accumulated but unpaid dividends on the Preferred Stock for 1997, 1996 and 1995.

     The Company will use approximately $2.4 million of the net proceeds of the Offering to repay the outstanding principal balance of, and accrued interest on, two notes payable to Heller Financial. These notes bear interest at fixed annual rates of 9.85% and 10.35%, respectively, and mature in 1999 and 2001, respectively.

     If the Underwriters' over-allotment option is exercised, the additional net proceeds will be used for working capital and general corporate purposes, including possible financing of the Acquisition Properties. Pending the described uses, the net proceeds may be invested in interest-bearing accounts and short-term interest-bearing securities consistent with the Company's intention to qualify as a REIT. These investments may include government and government agency securities, certificates of deposit and interest-bearing bank deposits.

                              DISTRIBUTION POLICY

     Subsequent to the Offering, the Company intends to make quarterly distributions to stockholders. The first dividend, for the period commencing upon the completion of the Offering and ending December 31, 1997, is anticipated to be in a prorated amount approximately equivalent to a quarterly distribution of $.375 per share (which, if annualized, would equal $1.50 per share), or an annual yield of 8.3% per share. The Company does not intend to reduce the expected distribution per share if the Underwriters' over-allotment option is exercised.

     The Company currently expects to distribute approximately 100.8% of estimated Cash Available for Distribution for the 12 months following the completion of the Offering. The Board of Directors may vary the percentage of Cash Available for Distribution which is distributed if the actual results of operations, economic conditions or other factors differ from the assumptions used in the Company's estimates. The estimate of Cash Available for Distribution for the 12 months ending November 30, 1998 is based upon pro forma FFO for the 12 months ended June 30, 1997, adjusted (i) for certain known events and/or contractual commitments that either have occurred or will occur subsequent to June 30, 1997 or during the 12 months ended June 30, 1997, but were not effective for the full 12 months and (ii) for certain adjustments consisting of revisions to historical rent on a straight-line, GAAP basis to amounts currently being paid or due from tenants based on contractual rents. No effect was given to any changes in cash resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) investing activities for acquisition and other activities and (ii) financing activities. The Company anticipates that, except as reflected in the table below and the notes thereto, investing and financing activities will not have a material effect on estimated Cash Available for Distribution. The Company's estimated pro forma FFO, as adjusted as reflected above, is expected to be substantially equivalent to the Company's estimated pro forma cash flows from operating activities determined in accordance with GAAP. The estimate of Cash Available for Distribution is made solely for the purpose of setting the initial distribution and is not intended to be a projection or forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions. For a definition of FFO, see Note 1 to "Selected Financial Data".

     The Company believes that its estimate of Cash Available for Distribution constitutes a reasonable basis, and is made solely for the purpose of, setting the initial distribution rate and is not intended to be a projection or forecast of the Company's results of operations or of its liquidity. The Company presently intends to maintain the initial distribution rate for the 12 months following the completion of the Offering unless actual results from operations, economic conditions or other factors differ significantly from the assumptions used in its estimate. However, no assurance is given that the Company's estimate will prove accurate. The actual return that the Company will realize will be affected by a number of factors, including the revenue received from the properties, the operating expenses of the Company, the interest expense incurred on its borrowings, the ability of Lessees to meet their obligations, general leasing activity and unanticipated capital expenditures. See "Risk Factors -- Ownership and Leasing of Properties".

     The following table estimates Cash Available for Distribution for the 12 months ending November 30, 1998:

                                                                                  IN THOUSANDS
                                                                                  ------------
Estimated adjusted pro forma cash flows from operating activities for the 12 months ending November 30, 1998:
     Pro forma net income for the year ended December 31, 1996..................    $  5,173
     Plus: Pro forma net income for the six months ended June 30, 1997..........       4,397
     Less: Pro forma net income for the six months ended June 30, 1996..........      (1,874)
     Plus: Pro forma depreciation for the 12 months ended June 30, 1997(1)......       1,192
                                                                                    --------
     Pro forma FFO for the 12 months ended June 30, 1997........................       8,888
Adjustments:
  Net increase from existing leases and new leases(2)...........................       9,094
  Net change in interest expense(3).............................................      (1,656)
  Net increase from Affiliated Partnerships(4)..................................          46
  Net change in general and administrative expenses(5)..........................        (496)
                                                                                    --------
Pro forma FFO for the 12 months ending November 30, 1998........................      15,876
Net effect of straight-line rents(6)............................................      (1,721)
                                                                                    --------
Estimated adjusted pro forma cash flows from operating activities for the 12
  months ending November 30, 1998...............................................      14,155
Estimated pro forma cash flows used in investing activities for the 12 months ending November 30, 1998:
  Capital expenditures..........................................................           0
                                                                                    --------
                                                                                           0
Estimated pro forma cash flows used in financing activities for the 12 months ending November 30, 1998:
  Scheduled debt principal payments.............................................           0
                                                                                    --------
Estimated Cash Available for Distribution for the 12 months ending November 30,
  1998..........................................................................    $ 14,155
                                                                                    ========
Total estimated initial distributions...........................................    $ 14,262
                                                                                    ========
Estimated initial annual distributions per share................................    $   1.50
                                                                                    ========
Payout ratio based on estimate Cash Available for Distribution..................       100.8%

---------------

(1) Pro forma depreciation of $778,000 for the year ended December 31, 1996 plus $742,000 for the period ended June 30, 1997 less $328,000 for the period ended June 30, 1996.

(2) Represents the incremental increase in FFO attributable to rental revenue from the Existing Properties and rental revenue from that portion of the Acquisition Properties for which rental income is expected to commence by December 1, 1997, for the 12 month period ending November 30, 1998.

(3) Represents the incremental decrease in FFO attributable to a net increase in interest expense from the pro forma 12 months ended June 30, 1997 to the pro forma 12 months ending November 30, 1998, resulting from debt estimated to be incurred prior to December 1, 1997 and subsequent to application of proceeds of the Offering to the repayment of principal, interest and fees under the Credit Facility.

(4) Represents the incremental increase in FFO attributable to a net increase in other revenue from the Affiliated Partnerships from the pro forma 12 months ended June 30, 1997 to the pro forma 12 months ending November 30, 1998.

(5) Represents the incremental decrease in FFO attributable to a net increase in general and administrative expenses resulting from increases in asset management fees from the pro forma 12 months ended June 30, 1997 to the pro forma 12 months ending November 30, 1998 for acquisitions to be completed prior to December 1, 1997.

(6) Represents the effect of adjusting straight-line rental income included in the 12 months ending November 30, 1998 from accrual basis under GAAP to a cash basis.

     In order to qualify to be taxed as a REIT, the Company must make annual distributions to stockholders of at least 95.0% of its REIT taxable income (determined without regard to the dividends received deduction and by excluding any net capital gains). See "Federal Income Tax Considerations -- Taxation of the Company as a REIT -- Annual Distribution Requirements". The Company anticipates that its estimated Cash Available for Distribution will exceed its REIT taxable income due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. It is possible, however, that the Company occasionally may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences, occur in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings, to the extent permitted under the Credit Facility, or to pay taxable stock dividends. Distributions by the Company of its current and adjusted earnings and profits for federal income tax purposes, other than capital gain dividends, will be taxable to stockholders as ordinary dividend income. Capital gain distributions generally will be treated as long-term capital gains. Distributions in excess of earnings and profits generally will be treated as non-taxable return of capital to the extent of each stockholder's basis in the Common Stock and thereafter as taxable gain. The non-taxable distributions will reduce each stockholder's tax basis in the Common Stock and, therefore, the gain (or loss) recognized on the sale of such Common Stock or upon liquidation of the Company will be increased (or decreased) accordingly. For a discussion of the tax treatment of distributions to holders of Common Stock, see "Federal Income Tax Considerations -- Taxation of Taxable Domestic Stockholders" and
"-- Taxation of Foreign Stockholders".

     Investing and financing activities such as the acquisition of properties and the repayment or refinancing of loans also may affect the Company's assets and liabilities and the amount of Cash Available for Distribution for future periods. The Company will seek to control the timing and nature of investing and financing activities to maximize its return on invested capital.

     Future distributions by the Company will be subject to the requirements of the Delaware General Corporate Law and the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax
Considerations -- Requirements for Qualification as a REIT -- Annual Distribution Requirements") and will depend on the actual cash flow of the Company, its financial condition, its capital requirements and such other factors as the Board of Directors deems relevant. There is no assurance that any distributions will be made or that the expected level of distributions will be maintained by the Company. See "Risk Factors -- Ownership and Leasing of Properties" and "-- Estimated Initial Cash Available for Distribution May Not Be Sufficient to Make Distributions at Expected Levels". If future revenues generated by the Company's properties decrease materially from current levels, the Company's ability to make expected distributions would be materially adversely affected, which could result in a decrease in the market price of the Common Stock.

     The Company may in the future implement a distribution reinvestment program under which holders of Common Stock may elect to reinvest distributions automatically in additional shares of Common Stock. The Company may repurchase or arrange for the repurchase of shares of Common Stock in the open market for purposes of fulfilling its obligations under any distribution reinvestment program, if adopted, or may elect to issue additional shares of Common Stock. There is no assurance that the Company will adopt such a program.

                                 CAPITALIZATION

     The following table sets forth as of June 30, 1997, the capitalization of the Company and the pro forma capitalization of the Company as adjusted to reflect the sale of shares of Common Stock pursuant to the Offering, the application of the net proceeds therefrom as described under "Use of Proceeds", and the redemption of the Preferred Stock and the issuance of the Exchange Shares for unredeemed Preferred Stock. The information set forth in the following table should be read in conjunction with "Selected Financial Data", the financial statements of the Company and notes thereto, the pro forma financial statements of the Company and notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                      PRO FORMA
                                                                         ACTUAL      AS ADJUSTED
                                                                        --------     -----------
                                                                             (IN THOUSANDS)
Credit Facility(1)....................................................  $ 70,669             --
Notes Payable.........................................................     2,253             --
Redeemable Preferred Stock(2) (mandatory redemption
  value -- $58,026)...................................................    48,429             --
Stockholders' Equity:
  Preferred Stock, $.01 par value, 10,000,000 shares authorized(2)....        --             --
  Common Stock, $.01 par value, 40,000,000 shares authorized, 980,330
     shares issued and outstanding; 9,508,108 shares as adjusted(3)...        10             95
  Paid-In Capital.....................................................     5,153        137,891
                                                                        --------      ---------
Total stockholders' equity............................................     5,163        137,986
                                                                        --------      ---------
     Total capitalization.............................................   126,514        137,986
                                                                        ========      =========

---------------

(1) Upon completion of the Offering and the application of the proceeds to the repayment of a portion of the principal and accrued interest of the Credit Facility, the Company will have $21.1 million outstanding, and will be able to borrow up to an additional $128.9 million, under the Credit Facility. See "Risk Factors -- Leverage" and "-- No Limitation on Debt", and "Management's Discussion and Analysis of Financial Condition and Results of
    Operations --Liquidity and Capital Resources".

(2) 50,000 shares of Redeemable Preferred Stock issued and outstanding -- mandatory redemption value $1,000 per share, plus accumulated and unpaid dividends; none issued or outstanding as adjusted.

(3) Does not include 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's Long-Term Incentive Plan and upon exercise of options granted to Messrs. Beach and Martin pursuant to their employment agreements, and 1,200,000 shares of Common Stock which the Underwriters may purchase pursuant to the over-allotment option. See "Management -- Long-Term Incentive Plan", "-- Executive Compensation and Employment Contracts", and "-- Compensation of Directors" and "Underwriting".

                                      DILUTION

     At June 30, 1997, the Company's tangible book value (deficit) was $(5,376,438), or $(5.48) per share. At June 30, 1997, giving effect to the issuance of the Exchange Shares for unredeemed Preferred Stock, the pro forma net tangible book value per share was $2.73. The initial public offering price per share of Common Stock exceeds the pro forma net tangible book value per share, and stockholders of the Company immediately prior to the Offering will realize an immediate increase in the net tangible book value of their Common Stock upon completion of the Offering, while purchasers of Common Stock sold in the Offering will realize immediate and substantial dilution from the initial public offering price in the net tangible book value of their shares. Net tangible book value per share is determined by subtracting the sum of total liabilities plus the mandatory redemption value of the Preferred Stock from total tangible assets and dividing the remainder by the number of shares of Common Stock that will be outstanding before the Offering. Pro forma net tangible book value per share is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of shares of Common Stock that will be outstanding after the Offering. The following table illustrates the dilution to purchasers of Common Stock sold in the Offering.

Initial public offering price per share....................................             $18.00
                                                                                        ------
     Pro forma net tangible book value per share before the Offering.......  $ 2.73
     Increase per share attributable to new investors......................   11.68
                                                                             ------
Pro forma net tangible book value per share after the Offering.............              14.41
                                                                                        ------
Dilution per share to new investors........................................             $ 3.59
                                                                                        ======

     The following table sets forth the number of shares of Common Stock to be sold by the Company in the Offering, the total amount to be paid to the Company by purchasers of Common Stock sold in the Offering, the number of shares of Common Stock outstanding immediately prior to the Offering (giving effect to the exchange of unredeemed Preferred Stock for Common Stock) and the total consideration paid and average price per share paid for such shares by the existing stockholders.

                                        SHARES PURCHASED           TOTAL CONSIDERATION
                                      ---------------------     --------------------------     AVERAGE PRICE
                                       NUMBER       PERCENT         AMOUNT         PERCENT       PER SHARE
                                      ---------     -------     --------------     -------     -------------
                                                                (IN THOUSANDS)
     Existing stockholders..........  1,508,108       15.9%        $  9,501           6.2%        $  6.30
     New investors..................  8,000,000       84.1%        $144,000          93.8%        $ 18.00
                                      ---------      -----         --------         -----         -------
       Total........................  9,508,108      100.0%        $153,501         100.0%
                                      =========      =====         ========         =====

                            SELECTED FINANCIAL DATA

     The selected historical financial data set forth below as of December 31, 1996 and December 31, 1995 and for each of the two years in the period ended December 31, 1996 have been derived from the financial statements of Net Lease Michigan included elsewhere herein which have been audited by Coopers & Lybrand L.L.P., independent accountants, and should be read in conjunction with those financial statements (including the notes thereto) and with "Management's Discussion and Analysis of Financial Condition and Results of Operations", all appearing elsewhere in this Prospectus. The statement of operations data for the six months ended June 30, 1997 and June 30, 1996 and the selected balance sheet data as of June 30, 1997 have been derived from the unaudited financial statements of Net Lease Michigan appearing elsewhere in this Prospectus which, in the opinion of management, reflect all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation. Results of operations for interim periods are not necessarily indicative of results expected for the full year.

     The selected unaudited pro forma balance sheet data as of June 30, 1997 set forth below is presented as if the transactions contemplated by this Prospectus, including the Offering and the application of the proceeds therefrom, had occurred on June 30, 1997. The unaudited pro forma statement of operations data for the six months ended June 30, 1997 and the year ended December 31, 1996 are presented as if the transactions contemplated by this Prospectus, including the Offering and the application of the proceeds therefrom, had occurred on January 1, 1996. See "Use of Proceeds". The pro forma financial data set forth below is not necessarily indicative of what the actual results of operations or financial position of the Company would have been, nor do they purport to represent the Company's results of operations or financial position for future periods. The pro forma financial data should be read in conjunction with the Company's pro forma financial statements and related notes and historical financial statements and related notes included elsewhere in this Prospectus.

                                            SIX MONTHS ENDED JUNE 30,               YEAR ENDED DECEMBER 31,
                                       ------------------------------------   ------------------------------------
                                                          HISTORICAL                             HISTORICAL
                                       PRO FORMA           NET LEASE          PRO FORMA           NET LEASE
                                        COMPANY            MICHIGAN            COMPANY            MICHIGAN
                                       ----------   -----------------------   ----------   -----------------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                          1997         1997         1996         1996         1996         1995
                                       ----------   ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS DATA:
REVENUE:
  Rental income......................  $    4,996   $    4,996   $    1,612   $    4,907   $    4,907   $      614
  Interest income on loans to
    Affiliates.......................         343          343          905        1,587        1,587          526
  Interest income on investments.....         242          242           --          104          104           15
  Interest income on short-term loans
    to Affiliates....................         247          247          156          302          302          714
  Other..............................         148           (3)           7          487           18           --
                                       ----------   ----------   ----------   ----------   ----------   ----------
  Total revenue......................       5,976        5,825        2,680        7,387        6,918        1,869
EXPENSES:
  Interest...........................          --        2,707          423           --        1,977          112
  Management fees, Affiliates........         278          824          399          316          935          329
  General and administrative.........         559          251          112        1,120          283           --
  Depreciation and amortization......         742          677          263          778          649           88
                                       ----------   ----------   ----------   ----------   ----------   ----------
  Total expenses.....................       1,579        4,459        1,197        2,214        3,844          529
                                       ----------   ----------   ----------   ----------   ----------   ----------
Income before income tax.............       4,397        1,366        1,483        5,173        3,074        1,340
Provision (credit) for income tax....          --          (39)         372           --           95          457
                                       ----------   ----------   ----------   ----------   ----------   ----------
  Net income.........................       4,397        1,405        1,111        5,173        2,979          883
Redeemable Preferred Stock dividend
  requirements.......................          --        3,750        3,750           --        7,496        3,619
                                       ----------   ----------   ----------   ----------   ----------   ----------
  Income/(loss) attributable to
    Common Stock.....................  $    4,397   $   (2,345)  $   (2,639)  $    5,173   $   (4,517)  $   (2,736)
                                       ==========   ==========   ==========   ==========   ==========   ==========
  Income/(loss) per share of Common
    Stock............................  $      .46   $   (2,345)  $   (2,639)  $      .54   $   (4,517)  $   (2,736)
                                       ==========   ==========   ==========   ==========   ==========   ==========
  Weighted average number of shares
    of Common Stock outstanding......   9,508,108        1,000        1,000    9,508,108        1,000        1,000
                                       ==========   ==========   ==========   ==========   ==========   ==========
OTHER DATA:
  Cash flows from operating
    activities.......................          --   $    2,191   $      706           --   $    3,994   $      869
  Cash flows from investing
    activities.......................          --   $  (26,896)  $  (21,497)          --   $  (53,274)  $  (39,526)
  Cash flows from financing
    activities.......................          --   $   22,387   $   20,589           --   $   51,173   $   40,626
  Funds From Operations(1)...........  $    5,139   $    2,082   $    1,374   $    5,951   $    3,628   $      971
  Total properties (at end of
    period)..........................          79           79           45           63           63           48

                                                                                                 DECEMBER
                                                                          JUNE 30          ---------------------
                                                                   ---------------------
                                                                               HISTORICAL       HISTORICAL
                                                                   PRO FORMA   NET LEASE         NET LEASE
                                                                    COMPANY    MICHIGAN          MICHIGAN
                                                                   ---------   ---------   ---------------------
                                                                                  (IN THOUSANDS)
                                                                     1997        1997        1996        1995
                                                                   ---------   ---------   ---------   ---------
BALANCE SHEET DATA:
  Cash and cash equivalents......................................  $  9,622    $  1,544     $  3,862    $  1,969
  Properties subject to operating leases, net....................   103,454      98,293       70,175      15,554
  Total investments..............................................   121,957     113,481       85,735      37,302
  Total assets...................................................   139,796     123,082       98,614      42,292
  Notes payable..................................................        --      72,922       48,160       1,588
  Total liabilities..............................................     1,810      74,652       49,214       2,121
  Redeemable Preferred Stock(2)..................................        --      48,429       49,399      40,000
  Total stockholders' equity.....................................   137,986           1            1         171

---------------
(1) Industry analysts generally consider FFO to be an appropriate measure of the performance of an equity REIT. In March 1995, NAREIT adopted the NAREIT White Paper which provided additional guidance on the calculation of FFO. FFO is defined by NAREIT as net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. In addition, FFO should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity or of the Company's ability to make distributions, nor is it comparable to cash flows provided by operating, investing and financing activities determined in accordance with GAAP. The Company computes FFO in accordance with the NAREIT White Paper, which may differ from the methodology for calculating FFO utilized by other equity REITs. Accordingly, the Company's FFO may not be comparable to other equity REITs' FFO and does not represent amounts available for distributions because of certain capital expenditures, scheduled mortgage loan principal payments and other items. The Company believes that FFO is a useful alternate measure of the performance of an equity REIT because it provides investors with an understanding of the Company's ability to incur and service debt and make capital expenditures. See "Distribution Policy".

(2) Mandatory redemption value (in thousands) of $58,026, $56,651, and $42,905 at June 30, 1997, December 31, 1996 and December 31, 1995, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion and analysis should be read in conjunction with "Selected Financial Data" and the historical and pro forma financial statements and notes thereto appearing elsewhere in this Prospectus. The historical financial data include certain interest, general and administrative and income tax expenses which will not be incurred by the Company after the Offering which are excluded from pro forma financial data. Conversely, the historical financial data does not include certain revenues from the Affiliated Partnerships which are included in the pro forma financial data.

     The Company derives the preponderance of its revenues from the leasing of restaurant and retail properties on a long-term triple-net basis under Leases which generally impose on the Lessee all obligations of repairs, maintenance, real property taxes, assessments, utilities and insurance. The Leases typically provide for minimum rent plus specified fixed periodic rent increases or, in certain circumstances, indexation to the CPI and/or percentage rent. Other revenues are derived primarily from interest income on long- and short-term investments and will include fees and income from the Affiliated Partnerships. The Company records rental revenue on a straight line basis over the term of each Lease.

     General and administrative expenses will include management fees paid to the Advisor under the terms of the Advisory Agreement.

     Substantially all of the Leases are treated as operating leases for purposes of GAAP and the related properties are recorded at cost less accumulated depreciation. All costs associated with the acquisition and development of a property, including fees paid to the Advisor, are capitalized at the time of the acquisition. Buildings acquired or developed are amortized on a straight-line basis over a 40-year period.

     Since the Company has not historically been a REIT, a provision for income tax has been recorded. This provision does not bear the usual relationship to pretax income as a result of the treatment of dividends paid on Preferred Stock as deductible interest expense for tax purposes. See Note 9 to Financial Statements and "Risk Factors -- Other Tax Liabilities".

     The substantial change in revenues and expenses from year to year is the result primarily of the acquisition and development of properties and the commencement of Leases during the year of acquisition and the recognition of a full year's operation in the year subsequent to acquisition.

HISTORICAL RESULTS OF OPERATIONS -- SIX MONTHS ENDED JUNE 30, 1997 TO JUNE 30, 1996

     Total revenue increased to $5.8 million for the six months ended June 30, 1997 as compared to $2.7 million for the six months ended June 30, 1996.

     Rental revenue increased to $5.0 million for the six months ended June 30, 1997 from $1.6 million for the six months ended June 30, 1996. The increase in rental revenue resulted principally from the acquisition of 34 net leased properties and the benefit of a full period of rental revenue from properties acquired and leased in preceding periods.

     Interest income on investments, including interest income on loans to Affiliates, decreased to $585,000 for the six months ended June 30, 1997 from $814,000 for the six months ended June 30, 1996, as the Company's investments and short-term loans declined.

     Interest expense increased to $2.7 million for the six months ended June 30, 1997 from $423,000 for the six months ended June 30, 1996. The increase was primarily due to interest on $57.8 million of additional debt used to fund the acquisition of properties which was incurred during the twelve months ended June 30, 1997, as well as a full period of interest on debt incurred in prior periods.

     General and administrative expenses, including management fees to Affiliates, increased to $1.1 million for the six months ended June 30, 1997 from $511,000 for the six months ended June 30, 1996. The increase was primarily due to an increase in management fees paid to Affiliates.

     Depreciation and amortization increased to $678,000 for the six months ended June 30, 1997 from $263,000 for the six months ended June 30, 1996, primarily due to the continued acquisition of net leased properties and the effect of a full period of depreciation of properties acquired and leased in the preceding period.

     The provision for income tax for the six months ended June 30, 1997 reflects a credit of $39,000 as compared to an expense of $372,000 for the comparable period in the prior year. The 1997 amount reflects the benefit of a loss-carryforward, net of a reserve for taxes, and the effect of treating Preferred Stock dividends as deductible interest for tax purposes. See Note 9 to Financial Statements and "Risk Factors -- Other Tax Liabilities".

     As a result of the foregoing, the Company's net income prior to Preferred Stock dividend requirements increased to $1.4 million for the six months ended June 30, 1997, from $1.1 million for the six months ended June 30, 1996, and FFO increased to $2.1 million from $1.4 million for the same periods, respectively. Loss after Preferred Stock dividend requirements decreased to $2.3 million for the six months ended June 30, 1997 from $2.6 million in the comparable period of the prior year.

HISTORICAL RESULTS OF OPERATIONS -- 1996 TO 1995

     Total revenue increased to $6.9 million for the year ended December 31, 1996 from $1.9 million for the year ended December 31, 1995.

     Rental revenue increased to $4.9 million for the year ended December 31, 1996 from $614,000 for the year ended December 31, 1995. The increase in rental revenue resulted principally from the acquisition of 45 net leased properties and the benefit of a full period of rental revenue from properties acquired and leased in the preceding period.

     Interest income on investments, including interest income on loans to Affiliates, increased to $1.7 million for the year ended December 31, 1996 from $541,000 for the year ended December 31, 1995, primarily as a result of the benefit of a full period of interest income from investments made in the preceding period.

     Interest expense increased to $2.0 million for the year ended December 31, 1996 from $112,000 for the year ended December 31, 1995. The increase was primarily due to interest on $46.6 million of debt used to fund the acquisition of properties which was incurred during 1996 and a full period of interest on debt incurred in the preceding year.

     General and administrative expenses, including management fees to Affiliates, increased to $1.2 million for the year ended December 31, 1996 from $329,000 for the year ended December 31, 1995. The increase was primarily due to an increase in management fees paid to Affiliates.

     Depreciation and amortization increased to $649,000 for the year ended December 31, 1996 from $88,000 for the year ended December 31, 1995, primarily due to the continued acquisition of net leased properties and the effect of a full period of depreciation of properties acquired and leased in the preceding period.

     The provision for income tax for 1996 decreased to $95,000 from $457,000 in 1996 primarily as a result of the increased amount of Preferred Stock dividends in 1996 and their treatment as deductible interest for tax purposes. See Note 9 to Financial Statements and "Risk Factors -- Other Tax Liabilities".

     As a result of the foregoing, the Company's net income prior to Preferred Stock dividend requirements increased to $3.0 million for 1996 from $883,000 in 1995, and FFO increased to $3.6 million from $971,000 for the same periods, respectively. Loss after Preferred Stock dividend requirements increased to $4.5 million in 1996 from $2.7 million in 1995.

PRO FORMA RESULTS OF OPERATIONS -- SIX MONTHS ENDED JUNE 30, 1997

     Pro forma net income was $4.4 million for the six months ended June 30, 1997, compared to historical net income of $1.4 million for the period. Pro forma revenue increased by $151,000 as a result of the inclusion of revenues from the Affiliated Partnerships. Pro forma expenses declined by $2.8 million as a result of: (i) the elimination of interest expense based on repayment of amounts outstanding under the Credit Facility and other notes payable; (ii) a reduction in management fees to conform with the terms of the Advisory Agreement; and (iii) elimination of the provision for income tax based upon the intent of the Company to qualify as a REIT, the aggregate effects of which were offset in part by an increase in general and administrative expenses to reflect the commencement of salaries and benefits and other incremental costs related to operating as a public REIT and an increase in depreciation to reflect the increase in the recorded value of properties subject to operating leases. The pro forma adjustments were assumed to have occurred on January 1, 1996.

PRO FORMA RESULTS OF OPERATIONS -- 1996

     Pro forma net income was $5.2 million for the year ended December 31, 1996, compared to historical net income of $3.0 million for the period. Pro forma revenue increased by $468,000 as a result of the inclusion of revenues from the Affiliated Partnerships. Pro forma expenses declined by $1.7 million as a result of: (i) the elimination of interest expense based on repayment of amounts outstanding under the Credit Facility and other notes payable; (ii) a reduction in management fees to conform with the terms of the Advisory Agreement; and
(iii) elimination of the provision for income tax based upon the intent of the Company to qualify as a REIT, the aggregate effects of which were offset in part by an increase in general and administrative expenses to reflect the commencement of salaries and benefits and other incremental costs related to operating as a public REIT and an increase in depreciation to reflect the increase in the recorded value of properties subject to operating leases. The pro forma adjustments were assumed to have occurred on January 1, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Company will use proceeds of the Offering to repay the Credit Facility and its other notes payable, to redeem a substantial portion of the Preferred Stock and pay the accrued dividends thereon. Unredeemed shares of Preferred Stock will be exchanged for the Exchange Shares. As a result, the Company's Preferred Stock dividend requirement will be eliminated and cash required to service debt will decrease substantially. The Credit Facility combined with the absence of leverage upon the completion of the Offering will enhance the Company's ability to take advantage of acquisition opportunities.

     After the Offering and subject to the satisfaction of certain conditions, the Company will have $21.1 million outstanding and will be able to borrow up to an additional $128.9 million, under the Credit Facility for the acquisition or lease of properties, including up to $5.0 million which may be borrowed to make distributions to stockholders. The Company anticipates that it will utilize $94.5 million under the Credit Facility to acquire the Acquisition Properties. The Credit Facility is secured by a first lien on properties financed and other assets of the Company. Upon completion of the Offering, the expiration date of the Credit Facility will be extended from February 26, 1998 to the second anniversary of the completion of the Offering, and the Revolving Loan Rate will be reduced from LIBOR plus 2.318% to LIBOR plus 1.75%. During the term of the Credit Facility, the Company is required to make monthly payments of interest only, and the Credit Facility may be prepaid without premium or penalty at any time provided that certain conditions of the Credit Facility are met. The Company also may be required to make principal payments in order to maintain certain ratios between the Company's aggregate indebtedness under the Credit Facility and the value of the collateral pledged as security for the Credit Facility. The Credit Facility imposes certain limitations upon the Company's ability to incur additional financing.

     The Credit Facility will expire approximately two years after the completion of the Offering, at which time the entire outstanding balance of the Credit Facility will mature. Since the Company intends to grow its portfolio aggressively through the acquisition of additional properties utilizing funds from the Credit Facility and to lease those properties on a long-term basis, it is likely the Company will not have sufficient funds available to repay the outstanding balance of the Credit Facility upon its maturity. Accordingly, the Company would be required to obtain the funds necessary to repay the Credit Facility at maturity either through the refinancing of the Credit Facility, the issuance of additional equity or debt securities or the sale of properties. The Company has not received a commitment from any institutional or other lender or investor to loan the funds or purchase any of the Company's equity or debt securities which the Company may seek to issue in order to refinance its indebtedness under the Credit Facility. If the Company were unable to obtain funds to repay the indebtedness on acceptable terms, or at all, the Company might be forced to dispose of properties or take other actions upon disadvantageous terms, which could result in losses to the Company and have a material adverse effect on the Company's financial condition and its ability to make distributions to stockholders. See "Risk Factors -- Leverage".

     Subsequent to completion of the Offering, the Company expects to make distributions from Cash Available for Distribution, which the Company expects will exceed historical Cash Available for Distribution as a result of the reduction in debt service and Preferred Stock dividend requirements, the decreases in advisory fee rates and other factors described in the pro forma results of operations, as well as the anticipated growth of the portfolio of net leased properties. See "Risk Factors -- Estimated Initial Cash Available for Distribution May Not Be Sufficient to Make Distributions at Expected Levels", "Distribution Policy" and the Unaudited Pro Forma Financial Statements.

     The Company intends to meet its short-term liquidity requirements generally through its working capital and net cash from operations. The Company believes that net cash from operations will be sufficient to allow the Company to make distributions necessary to enable the Company to qualify as a REIT. The Company also believes that the foregoing sources of liquidity will be sufficient to fund its short-term liquidity needs for the foreseeable future.

     The Company intends to meet its long-term liquidity requirements such as property acquisition and development and scheduled debt maturities through long-term secured and unsecured indebtedness and the issuance of additional equity or debt securities. Specifically, the Company expects to utilize the Credit Facility to finance the acquisition and development of additional properties, including the Acquisition Properties. For a discussion of certain contingencies pertaining to the Company's income tax liabilities, see Note 9 to Financial Statements.

INFLATION

     The Company's Leases contain provisions which mitigate the adverse impact of inflation. The Leases generally provide for specified periodic rent increases including fixed increased amounts, indexation to CPI and/or percentage rent. In addition, most of the Company's Leases require the Lessee to pay all operating costs and expenses including repairs, maintenance, real property taxes, assessments, utilities and insurance, thereby substantially reducing the Company's exposure to increases in costs and operating expenses resulting from inflation.

     The Credit Facility will bear interest at a variable rate which will be influenced by changes in short-term interest rates and will be sensitive to inflation.

ACCOUNTING PRONOUNCEMENTS ISSUED BUT NOT ADOPTED BY THE COMPANY

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("SFAS 128"), which establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock. SFAS 128 simplifies the standards for computing EPS previously found in APB Opinion No. 15, "Earnings Per Share", and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS.

     In February 1997, SFAS No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129"), was issued by the FASB. SFAS 129, which applies to all entities that have issued securities, requires, in summary form, the pertinent rights and privileges of the various securities outstanding. Examples of information that shall be disclosed are dividends and liquidation preferences, participation rights, call prices and dates, conversion or exercise prices or rates and pertinent dates, sinking-fund requirements, unusual voting rights and significant terms of contracts to issue additional shares. SFAS 129 is effective for financial statements issues for periods ending after December 15, 1997.

                                   INDUSTRIES

     The net lease industry is a large and rapidly expanding source of financing to the restaurant and retail industries. The Company believes that net lease financings will continue to grow because net lease transactions enable a restaurant operator or retailer to realize the value of its owned real estate while continuing long-term occupancy. The Company believes that, due to the significant demand for net lease transactions, numerous opportunities for the net leasing of properties through development or sale/leaseback transactions will be available to the Company for the foreseeable future.

THE RESTAURANT INDUSTRY

     The National Restaurant Association projects that in 1997 total restaurant industry revenue will increase by 4.2% over 1996 to an historic high of $320.0 billion and will represent in excess of 4.0% of gross domestic product. According to the National Restaurant Association there presently are over 787,000 food service locations in the United States.

     The Company invests primarily in properties for lease to operators of select national and regional fast-food, family-style and casual dining chains. Fast-food restaurants such as Burger King, Arby's and Jack in the Box feature quality food and quick service, which often includes drive-through facilities, and offer a variety of menu items such as hamburgers, pizza, chicken, hot and cold sandwiches and salads. Family-style restaurants such as Denny's and Golden Corral feature services generally associated with full-service restaurants such as buffets or full table service and cooked to order food at value-conscious prices. Casual dining restaurants such as Applebee's and Tony Roma's feature a variety of popular contemporary foods, full table service, moderate prices and surroundings that are appealing and entertaining to families and services generally associated with full-service restaurants. The fast-food, family-style and casual dining segments of the restaurant industry have demonstrated the ability to adapt to changes in consumer influences such as health and dietary issues, time constraints on working families and environmental awareness through various innovations, including special value pricing and promotions, expansion into non-traditional locations, menu expansion and new packaging.

     International Franchise Association studies show that one out of every 12 business establishments is a franchise and one-third of all spending by Americans for goods and services is to a franchised business. The National Restaurant Association projects that for 1996 fast-food restaurants will have outpaced average industry real growth with a 4.2% increase over 1995. According to Nation's Restaurant News, the 100 largest restaurant chains posted average sales growth of 6.5% for 1996. Casual dining concepts are among the chains showing the strongest growth, experiencing system-wide sales growth of 12.9% in 1995 and 14.6% in 1996. Forecasts in the January 1, 1997 issue of Restaurants and Institutions project that full service restaurant sales will experience 6.0% real growth in 1997 to $102.0 billion. According to Nation's Restaurant News the 15 largest casual dining chains have a total of 4,913 restaurants throughout the United States with 1996 revenues in excess of $11.0 billion.

     According to the National Restaurant Association, 51.0% of American adults eat at a fast-food restaurant and 42.0% patronize a moderately priced family restaurant at least weekly. The National Restaurant Association also indicates that Americans spend approximately 55 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out.

     The Company believes that it will have the opportunity to participate in foodservice industry growth through the ownership of properties leased to operators of these restaurant concepts. The Company also believes that the substantial fragmentation of its competition for the acquisition of restaurant properties among large public corporations, private companies and individuals results in additional opportunities for, and advantages to, the Company.

THE RETAIL INDUSTRY

     According to the U.S. Department of Commerce, the retail industry represents approximately one-third of the gross domestic product and total retail sales increased by 5.0% in 1996 to $2.465 trillion. The International Council of Shopping Centers ("ICSC") projects that through 2000 retail sales will increase by nearly $500.0 billion (4.1% annually) to $2.9 trillion. Growth in retail sales has resulted in growth in demand for retail properties. ICSC projects that gradual obsolescence of existing facilities, changes in location and tenant format preferences and increasing sales will support the development of over 770.0 million additional square feet of retail space through 2000. The retail industry also is undergoing significant change which the Company believes it is well-positioned to exploit through its growth and operating strategies. In order to meet changing consumer preferences, and as a result of the relatively high cost of mall space, the Company believes that retailers increasingly prefer smaller, freestanding facilities which are more accessible and facilitate the customized presentation of the retail concept. The typical retail property is increasingly likely to be a freestanding facility of the size and type of property which has been, and will continue to be, the focus of the Company's retail acquisition strategy. The Company believes that it will benefit from these trends because its properties meet these retailer preferences.

                                    BUSINESS

GENERAL

     The Company, which intends to qualify as a REIT, acquires, develops and owns high-quality freestanding properties leased principally on a long-term triple-net basis to national and regional chain and franchised restaurants and retailers. As of June 30, 1997, the Company had a portfolio of 79 Existing Properties (71 of which are restaurant properties and eight of which are retail properties) located in 24 states, which was 96.2% leased. In addition, as of September 1, 1997, the Company had agreements in principle for acquisitions of the 62 Acquisition Properties (23 of which are restaurant properties and 39 of which are retail properties) located in 21 states for an aggregate cost of approximately $94.5 million, which the Company expects to be substantially completed by July 1998. The Lessees of the Existing Properties include operators of 24 different restaurant and retail concepts, including Applebee's, Arby's, Babies 'R' Us, Black Angus, Blockbuster Video, BMW, Boston Market, Burger King, Church's, Denny's, Golden Corral Family Steakhouses, Jack in the Box, Kenny Rogers Roasters, Nissan, Stanford's and Whataburger. The Acquisition Properties will expand the Company's portfolio into five additional states, and further diversify its property, concept and Lessee base to include operators of Circle K, Michael's Crafts, Office Depot, SportMart, Stop n Go, Taco Bell and Tony Roma's. The Company anticipates that most future acquisitions will be newly constructed at the time of acquisition.

     The Company generally acquires properties from operators or developers in locations which have exhibited growth in retail sales and population. Upon acquiring a property, the Company normally enters into a long-term triple-net Lease (typically 15 to 20 years plus one or more five-year renewal options) with the Lessee which will operate the property. Under the terms of a typical triple-net Lease, the Lessee is responsible for all operating costs and expenses including repairs, maintenance, real property taxes, assessments, utilities and insurance. In addition, the Leases generally provide for minimum rent plus specified fixed periodic rent increases or, in certain circumstances, indexation to the CPI and/or percentage rent. The Company believes that the structure of its Leases provides steady periodically escalating long-term revenue while reducing operating expenses and capital costs, and that its underwriting standards reduce the risk of Lessee default or non-renewal.

     The Company's executive officers and directors have extensive experience in the acquisition, development and ownership of net leased properties, particularly those used in restaurant and retail operations, and have served in senior positions with large restaurant franchisees, retailers and real estate companies. The Company's executive officers have substantial experience in the franchise and retail finance industry and have been primarily responsible for the Company's acquisition, development and leasing of the Existing Properties and agreements in principle to acquire the Acquisition Properties. The Company's executive officers, upon whom the Company is substantially dependent, are engaged in other and conflicting activities and are not obligated to devote any specific amount of time to the business of the Company. The Company's investment policies may be altered by the Board of Directors without the consent of the Company's stockholders. See "Risk Factors -- Dependence on Key Personnel and Limited Management Group" and "Management -- Directors and Executive Officers".

     The Company has retained the Advisor, which will manage the operations of the Company and provide it with investment and financial advisory services pertaining primarily to the acquisition, development and leasing of properties. Captec Financial and its Affiliates provide a diverse line of financing products to the franchise, chain restaurant and specialty retail industries including equipment leases, mortgage and acquisition loans and construction and development financing. Since 1981, Captec Financial and its Affiliates have developed substantial expertise in all aspects of the franchise, chain restaurant and specialty retail finance business, including business concept, property and lessee underwriting, property acquisition, lessee credit analysis and monitoring, direct marketing, portfolio management, accounting and other administrative functions. As of June 30, 1997, Captec Financial employed over 60 people, including a senior management team with substantial direct industry experience. Including the Company, as of June 30, 1997, Captec Financial had assets under management of approximately $350.0 million and combined debt and equity capital resources of approximately $540.0 million including available, but unutilized, borrowing capacity. The Company's retention of the Advisor will be reviewed by the Board of Directors annually. Captec Financial is engaged in other and conflicting activities and is not obligated to provide any services to, or on behalf of, the Company. The Advisor will be subject to conflicts of interest in allocating opportunities among the Company and the Advisor's Affiliates, and the Company will be subject to conflicts of interest in allocating business opportunities between itself and each of the Affiliated Partnerships in which it will become the general partner. See "Risk Factors -- Conflicts of Interest".

     Since commencing operations in 1995, the Company has experienced substantial growth in its real estate portfolio, revenues and FFO. As of June 30, 1997, the Company had total assets of $123.1 million. In addition, for the year ended December 31, 1996, total revenues and FFO increased to $6.9 million and $3.6 million, respectively, from $1.9 million and $1.0 million, respectively, for the year ended December 31, 1995. Similarly, for the six months ended June 30, 1997, total revenues and FFO increased to $5.8 million and $2.1 million, respectively, from $2.7 million and $1.4 million, respectively, for the six months ended June 30, 1996. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income in accordance with GAAP as an indicator of the Company's operating performance. FFO should not be considered an alternative to cash flow as a measure of liquidity or the Company's ability to make distributions in accordance with GAAP. The Company's methodology used to calculate FFO may differ from that utilized by other equity REITs. Accordingly, the Company's FFO may not be comparable to that of other equity REITs. The Company believes that FFO is a useful alternate measure of the performance of an equity REIT because it provides investors with an understanding of the Company's ability to incur and service debt and make capital expenditures. After giving effect to dividend obligations on its Preferred Stock, the Company recorded a loss attributable to the Common Stock for the years ended December 31, 1996 and 1995, respectively, and there is no assurance that the Company will achieve profitable operations or make anticipated distributions to stockholders which currently are estimated at 100.8% of Cash Available for Distribution. See "Risk Factors -- Estimated Initial Cash Available for Distribution May Not Be Sufficient to Make Distributions at Expected Levels" and "-- Absence of Profitable Operations" and "Selected Financial Data".

GROWTH STRATEGY

     The Company intends to maximize returns to stockholders by increasing cash flow per share and the value of its property portfolio. The Company believes it can achieve these objectives primarily by acquiring additional properties and structuring net Leases on advantageous terms. As of September 1, 1997, the Company had agreements in principle to acquire the 62 Acquisition Properties for approximately $94.5 million. The Company utilizes procedures and methodologies which have been developed and refined by Captec Financial to identify, acquire and manage net leased properties. The Company's principal growth strategies include:

     Acquisitions from Operators. The Company purchases properties from, and enters into net leases with, creditworthy multi-unit operators of national and regional chain and franchised restaurants and retailers. The Company will make such acquisitions when it can achieve escalating revenue and targeted returns on its investment through base rent and periodic rent increases. Occasionally, the Company will purchase from an operator a property undergoing development subject to a Lease which commences upon completion of construction. In those circumstances, the Lease is executed at the time the land is purchased and is structured to provide the Company with rates of return based upon the Company's total acquisition cost.

     Acquisitions from Developers. The Company intends selectively to acquire primarily retail properties from developers prior to the completion of the development process but subsequent to execution of a net lease with the property's operator. By acquiring a property during, and assuming certain risks of, development, the Company seeks to obtain a more favorable purchase price, thereby enhancing its overall return. The Company intends, in limited circumstances, to form joint ventures with developers to combine the capital resources of the Company with the developer's capability and property supply. It is anticipated that in these joint ventures the Company typically will provide some or all of the development capital in return for a market rate of return plus a share of development profits. Upon completion of development the Company may acquire some or all of the property from the joint venture net of the Company's interest in the property with the objective of obtaining a higher return than otherwise is realized when acquiring a developed property. See "Risk Factors -- " Acquisition of Properties Under Construction" and "-- Joint Venture Development".

     Increases in Revenues and Operating Margins. The Company will seek to enhance the financial performance of its portfolio primarily through increasing revenues, maintaining high Lessee retention and aggressively managing operating expenses. To provide revenue growth, the Company's Leases require fixed periodic increases in revenue over the term of the Lease, indexation to the CPI and/or percentage rent. The Company believes that as its portfolio grows, it will realize additional operating efficiencies and benefit from its underwriting policies which are designed to minimize defaults and non-renewals.

     The Company intends to maintain significant flexibility with respect to the form of its acquisition transactions, using cash available from operations or the Credit Facility for sellers seeking immediate liquidity, as well as tax-advantaged partnership structures to attract tax-motivated sellers. Such structures may include joint ventures or other types of co-ownership with sellers, whether in the form of limited partnerships, limited liability companies, or other entities expected to be controlled by the Company. The sellers may be offered interests in the ventures which are convertible into, or exchangeable for, shares of Common Stock or otherwise allow the seller to participate in the financial growth of the Company. Although the Company has no present intention of doing so, the Company may in the future acquire all or substantially all of the securities of other REITs or similar entities when such investments would be consistent with the Company's investment objectives.

OPERATING STRATEGY

     The Company continually monitors the success of its existing and targeted restaurant and retail concepts, the financial condition of its Lessees, Lease compliance and other factors affecting the financial performance of its properties. The Company's operating strategies, which have resulted from years of development and refinement by the Advisor, include:

     Underwriting Restaurant Chains and Retailers. The Company leases its properties to franchisees and operators of select major regional and national restaurants and retailers because the Company believes these widely recognized and centrally supported chains possess significant advantages over their independent competitors. These competitive advantages, which include the use of nationally recognized trademarks and logos and substantial management, training, advertising, market and product support from franchisors and national or regional chain management, strengthen the business and financial position of the Company's Lessees. The Company monitors many franchise, restaurant and retail concepts, ranging from smaller newly created concepts to large, mature nationally recognized concepts with established operating histories.

     The Company employs thorough underwriting procedures which have been developed and refined by Captec Financial to select the franchise and chain business concepts towards which to direct its leasing activities. This analysis includes a review of publicly available information concerning franchisors or chain operators; credit analysis of the franchisor's or operator's financial statements for the three most recent fiscal years; assessment of business strategies, operating history and key personnel; operational and financial evaluation of unit level performance, including sales, costs, margins and closure statistics; comparison of fee and expense structure to industry averages; analysis of concept penetration and name recognition; assessment of non-quantitative factors contributing to concept success; and, for franchisors, surveys of representative franchisees to develop data on average sales, profitability and satisfaction with franchisor support.

     To be considered by the Company, a franchise concept generally must meet the following requirements:

        - Minimum of 50 units

        - Minimum of five years franchising experience

        - Franchisor net worth of $5.0 million

        - Two consecutive years net operating profit

        - Low unit closure rates

        - Limited litigation history, especially with franchisees

Non-franchised concepts are subject to similar criteria except that a smaller number of units generally is required.

     The Company's concept underwriting procedures also result in the establishment of credit standards for concept Lessees. Once selected, the Company conducts ongoing review of the performance of the business concept through monitoring of financial information and news releases. Each business concept is formally reevaluated annually. See "Risk Factors -- Lessee and Concept Concentration".

     Underwriting Lessee Credit. The Company's Lessees predominantly are experienced, multi-unit operators of fast-food, family-style and casual dining restaurants and retailers. The Company subjects each proposed Lessee to an underwriting process designed to identify the most creditworthy Lessees and minimize the Company's risk from defaults and business failures. The Company targets only Lessees with the competitive position and financial strength to meet their obligations throughout the Lease term. The Company's Lessees, as franchisees or operators of major national and regional franchised and chain outlets, undergo rigorous scrutiny and training by national and regional franchisor and chain management and often must make substantial capital investments prior to conducting business. This provides additional assurance as to the quality of the Company's Lessees and further reduces the Company's risk. The Company seeks to identify Lessees with positive trends in sales and profits; positive cash flow sufficient to cover current long-term debt and Lease obligations; moderate leverage position; and satisfactory bank and trade references, personal and business financial histories and credit reports. The Company favors applicants, the principals of which can demonstrate previous operating success particularly within the same or similar concept, and who have beneficial occupational expertise (such as a chief financial officer who is a certified public accountant) and significant business contacts and presence within the operating territory. The franchise agreement also is reviewed and the term of the proposed financing should not exceed the remaining term of the franchise agreement. When appropriate, the Company enhances Lessee credit by requiring guarantees from principals, corporate parents or third parties. The Company's Lessee underwriting process requires a completed Lease application and application fee; two years of annual comparative financial statements for existing operations on a consolidated and unit basis and/or two years of tax returns; capitalization structure adequate to support existing and planned units; credit application including bank and trade references and verification of assets; demographic and site information; monthly projections for 12 months of operations; and detailed statements of the business experience of principals. The Company believes its success in attracting high-quality Lessees is based on a number of factors, including the reputation of Captec Financial and Messrs. Beach and Martin in the commercial net lease property industry. See "Risk Factors -- Creditworthiness of Lessees and Financial Instruments" and "-- Lessee and Concept Concentration".

     Underwriting Site Selection. Prior to acquiring a property, the Company engages in an extensive site review. The Company typically undertakes a long-term viability and market value analysis, including an inspection of the property and surrounding area by an acquisition specialist, and assessment of market area demographics, consumer demand, traffic patterns, surrounding land use, accessibility, visibility, competition and parking. The Company also (i) obtains an independent appraisal of the property; (ii) obtains an independent engineering report of the property's mechanical, electrical and structural integrity; (iii) evaluates both the current and potential alternative use of the property; and (iv) obtains an independent Phase I environmental site assessment.

     In addition, many of the restaurant chain operators and franchisors have sophisticated full-time staffs engaged in site selection, evaluation and pre-approval of all new sites. As operators of national and regional franchised and chain restaurants, the Company's Lessees typically are required to submit their proposed locations to rigorous site evaluation pre-approval by franchisors or national chain management, which typically includes assessments of many of the factors considered by the Company in performing its analysis. These studies often are made available to, and utilized by, the Company in analyzing a potential acquisition. The retailers which become the Company's Lessees also generally have full-time staffs engaged in site selection and evaluation and typically develop new retail sites in conjunction with selected developers which assist in site evaluation and selection. The retailers operating on the Company's properties also submit their proposed locations to a rigorous site evaluation and pre-approval process similar to that for restaurants. These processes provide additional support and confirmation for the Company's site selection process.

     The Company ultimately determines to acquire or develop a property based principally on an examination and evaluation of the site, the financial condition and business history of the proposed Lessee, area demographics, the proposed purchase price and Lease terms, geographic and market diversification and potential sales. Although the purchase of each property is supported by an independent appraisal, the Company makes an independent judgment in determining whether to acquire a property. The purchase price of each property generally does not exceed its appraised value. The Company makes an independent assessment of both Lessees and properties and may decline to purchase certain properties or accept certain Lessees notwithstanding satisfaction of franchisor or chain standards.

     Maintenance of Relationships with Restaurant Chains, Retailers and
Lessees. Once a business concept has been approved, the Company, with the Advisor, seeks to develop a strong ongoing working relationship with national or regional senior chain or retailer management. The Company believes that such relationships facilitate the identification, negotiation and consummation of transactions, are beneficial in resolving disputes or problems which arise during the terms of Leases and are an excellent referral source of additional financing opportunities.

     Active Management of Lessee Credit. In addition to monitoring Lessee compliance with Lease obligations, the Company regularly reviews the financial condition of its Lessees and business, economic and market trends in order to identify and anticipate problems with Lessee performance which could adversely affect the Lessee's ability to meet Lease obligations. When potential problems are identified, the Company seeks early intervention with its Lessees and, when appropriate, chain or retailer national management in order to address and avoid such problems.

     Diversification of Property Portfolio, Restaurant Chains, Retail Concepts and Lessees. The Company believes that it has achieved, and will continue to emphasize, significant diversification of its portfolio both among retail and restaurant concepts and Lessees. The Company's 79 Existing Properties (71 of which are restaurant properties and eight of which are retail properties) located in 24 states currently are leased to 36 Lessees operating 18 different restaurant and six retail concepts. The Company currently anticipates acquiring the 62 Acquisition Properties (23 of which are restaurant properties and 39 of which are retail properties) located in 21 states to be leased to 20 potential Lessees operating 12 different restaurant and eight retail concepts, resulting in further diversification of its portfolio. Although the Company expects to complete the acquisition of substantially all of the Acquisition Properties by July 1998, there is no assurance the Company will be successful in acquiring all of the Acquisition Properties. See "Risk Factors -- Potential Inability to Acquire Acquisition Properties; No Assurance of Profitability" and "-- Lessee and Concept Concentration".

     Construction. In certain circumstances, the Company will acquire a site on which a property is to be built prior to the commencement or completion of construction. In these circumstances, the Company typically acquires the property subject to construction simultaneously with the execution of a Lease which commences immediately upon the completion of construction. During construction, the Company acts essentially as a construction lender providing periodic progress advances and construction draws against fully documented and completed project costs. Amounts advanced for construction prior to the completion of the property and commencement of the Lease bear a market rate of return which may be paid currently or capitalized into the cost of the property. Acquiring properties under construction enables the Company to compete against others engaged in real estate development and investment which provide similar services and also benefits the Company by allowing it to invest its capital and derive the resulting returns earlier in the development process. See "Risk Factors -- Acquisition of Properties Under Construction".

PROPERTIES

     Existing Properties. The 79 Existing Properties are located in 24 states and leased to 36 operators of 24 distinct restaurant and retail concepts. As of June 30, 1997, the Existing Properties (which average four years of age) were 96.2% leased and subject to Leases with an average remaining term (excluding renewals) of approximately 16 years. As of June 30, 1997, substantially all of the Existing Properties are pledged as collateral for the Company's indebtedness under the Credit Facility. Upon completion of the Offering and the repayment of amounts outstanding under the Credit Facility, the Company will continue to owe $21.1 million under the Credit Facility and intends to utilize the remaining $128.9 million of borrowing available under the Credit Facility to acquire additional properties, including the Acquisition Properties, and to pledge any such future properties to secure future indebtedness incurred under the Credit Facility. Under the terms of its Leases, the Lessees are required to obtain specified minimum amounts of liability insurance naming the Company as an additional insured which the Company believes provides adequate insurance coverage for the Existing Properties. See "Risk Factors -- Uninsured Losses; Costs and Availability of Insurance". The Existing Properties typically are freestanding structures located on lots ranging from 20,000 to 80,000 square feet for restaurant properties and up to 150,000 square feet for retail properties. Typical building size ranges from 2,000 to 6,000 square feet for restaurant properties and up to 40,000 square feet for retail properties. The following is a summary description of the Existing Properties and Lessees as of June 30, 1997.

                                                                                                                 ANNUALIZED
                                     CORPORATE                                                                     RENT AT
                                        OR                                FACILITY     NO. OF       LOCATION      JUNE 30,
              LESSEE                FRANCHISEE          CONCEPT             TYPE     PROPERTIES     (STATE)         1997
----------------------------------- ----------- ------------------------ ----------  ----------  --------------  -----------
United Auto Group, Inc.............      F      BMW/Nissan               Retail           2            GA        $ 1,033,152
ARG Enterprises, Inc...............      C      Black Angus              Restaurant       4            MN          1,005,108
BC Northwest, Inc..................      F      Boston Market            Restaurant       6          WA, OR          635,496
BC Great Lakes LLC.................      F      Boston Market            Restaurant       6      IL, IN, MI, WI      563,772
Family Restaurants, Inc............      C      Carrows                  Restaurant       4            CA            483,996
DenAmerica Corp....................      F      Denny's                  Restaurant       5          TX, NC          475,680
Boston Chicken, Inc................      C      Boston Market            Restaurant       3          IL, PA          457,304
Paragon Steakhouse
 Restaurant, Inc...................      C      Mountain Jack's          Restaurant       3          MI, OH          426,192
P&L Food Services LLC..............      F      Boston Market            Restaurant       6          PA, OH          403,578
The Snyder Group Company...........      F      Red Robin                Restaurant       1            CO            357,000
Red Robin International, Inc.......      C      Red Robin                Restaurant       1            WA            322,224
Baby Superstore, Inc...............      C      Babies 'R' Us            Retail           1            MO            309,516
Blockbuster Entertainment Inc......      C      Blockbuster Video/Music  Retail           3          TX, AL          307,980
Huntington Restaurant Group........      F      Denny's                  Restaurant       3        TX, AZ, LA        266,193
Video Update, Inc..................      C      Video Update             Retail           2          IL, AZ          243,648
Pacific Coast Restaurant, Inc......      F      Stanford's               Restaurant       1            CO            242,004
Mid-Atlantic Restaurant
 Systems, L.P......................      F      Boston Market            Restaurant       3          NJ, PA          229,008
Platinum Properties LLC............      F      Boston Market            Restaurant       3          PA, SC          229,677
Taco Cabana Atlanta JV.............      F      Taco Cabana              Restaurant       2            GA            209,004
Gourmet Systems, Inc...............      C      Applebee's               Restaurant       1            MO            204,324
Corral South.......................      F      Golden Corral            Restaurant       1            FL            197,566
Pacific Apple Oregon, Inc..........      F      Applebee's               Restaurant       1            WA            194,400
Golden Corral Corporation..........      C      Golden Corral            Restaurant       1            TX            189,756
Tropical Taco Cabana, Ltd. ........      F      Taco Cabana              Restaurant       1            NV            171,864
Roadhouse Grill Buffalo LLC........      F      Roadhouse Grill          Restaurant       1            NY            118,428
Captec-Roasters LLC................      F      Kenny Rogers Roasters    Restaurant       3            AZ            108,000
KRR Realty, Inc....................      F      Kenny Rogers Roasters    Restaurant       1            FL             99,720
RTM Mid-America, Inc...............      F      Arby's                   Restaurant       1            IN            101,472
Food Service
 Management, Inc...................      F      Jack in the Box          Restaurant       1            CA            100,896
Western Maryland Fast Foods........      F      Burger King              Restaurant       1            WV             88,771
America's Favorite Chicken
 Company...........................      C      Church's                 Restaurant       1            GA             87,516
Crown Management Group, Inc........      F      Denny's                  Restaurant       1            FL             82,994
Pacific Foods, L.P.................      F      Kenny Rogers Roasters    Restaurant       1            CA             75,132
Whatco of New Mexico, Inc..........      F      Whataburger              Restaurant       1            NM             52,488
Red Line San Antonio
 One, Ltd..........................      F      Red Line Burgers         Restaurant       2            TX             30,000
Progressive Restaurant
 Concepts..........................      F      Arby's                   Restaurant       1            GA             26,537
                                                                                         --
                                                                                                                 -----------
Total..............................                                                      79                      $10,130,396
                                                                                         ==                      ===========

                                                  PERCENT    PRIMARY
                                                  OF TOTAL    LEASE
                                     ACQUISITION   ANNUAL      TERM
              LESSEE                   COST(1)      RENT    EXPIRATION
-----------------------------------  -----------  --------  ----------
United Auto Group, Inc.............  $ 9,861,863     10.2%   2017
ARG Enterprises, Inc...............    9,219,000      9.9    2021
BC Northwest, Inc..................    6,607,824      6.3    2011
BC Great Lakes LLC.................    5,712,051      5.5    2016
Family Restaurants, Inc............    4,620,000      4.8    2016
DenAmerica Corp....................    4,635,188      4.7    2015
Boston Chicken, Inc................    4,566,588      4.5    2012
Paragon Steakhouse
 Restaurant, Inc...................    4,105,500      4.2    2016
P&L Food Services LLC..............    4,112,928      4.0    2012
The Snyder Group Company...........    3,123,750      3.5    2016
Red Robin International, Inc.......    3,000,667      3.2    2016
Baby Superstore, Inc...............    3,003,000      3.0    2011
Blockbuster Entertainment Inc......    3,003,000      3.0    2006
Huntington Restaurant Group........    2,582,465      2.6    2017
Video Update, Inc..................    2,311,108      2.4    2012
Pacific Coast Restaurant, Inc......    2,310,000      2.4    2016
Mid-Atlantic Restaurant
 Systems, L.P......................    2,047,500      2.2    2012
Platinum Properties LLC............    2,404,500      2.3    2011
Taco Cabana Atlanta JV.............    2,145,000      2.1    2016
Gourmet Systems, Inc...............    1,986,444      2.0    2016
Corral South.......................    1,903,160      1.9    2017
Pacific Apple Oregon, Inc..........    1,890,000      1.9    2016
Golden Corral Corporation..........    1,926,149      1.9    2009
Tropical Taco Cabana, Ltd. ........    1,486,975      1.7    2014
Roadhouse Grill Buffalo LLC........      997,500      1.2    2015
Captec-Roasters LLC................    2,426,548      1.1    2012
KRR Realty, Inc....................      933,647      1.0    2014
RTM Mid-America, Inc...............    1,039,500      1.0    2017
Food Service
 Management, Inc...................      985,425      1.0    2009
Western Maryland Fast Foods........      847,364      0.9    2012
America's Favorite Chicken
 Company...........................      835,321      0.9    2016
Crown Management Group, Inc........      799,481      0.8    2017
Pacific Foods, L.P.................      415,275      0.7    2005
Whatco of New Mexico, Inc..........      851,141      0.5    2007
Red Line San Antonio
 One, Ltd..........................      533,994      0.3    2010
Progressive Restaurant
 Concepts..........................      253,307      0.3    2017

                                     -----------    -----
Total..............................  $99,483,057    100.0%
                                     ===========    =====

---------------
(1) Based upon monthly rent as of June 30, 1997, as annualized and without giving effect to any future rent increases or percentage rents or deduction for the effect of three non-revenue producing properties which in the aggregate account for $346,716 or 3.4% of annualized rent at June 30, 1997. Four of the Existing Properties operated as Boston Market restaurants and one property under construction as a Boston Market restaurant subsequently have been purchased from the Company by Boston Chicken. The Company will acquire four additional Boston Market restaurants in exchange. See "Risk Factors -- Lessee and Concept Concentration".

     Acquisition Properties. As of June 30, 1997, the Company had agreements in principle to purchase the 62 Acquisition Properties which are located in 21 states for an aggregate acquisition cost of approximately $94.5 million. The Acquisition Properties will expand the Company's existing portfolio into five additional states and will further diversify its property, concept and Lessee base to include operators of Circle K, Michael's Crafts, Office Depot, SportMart, Stop n Go, Taco Bell and Tony Roma's. The acquisition of each of the Acquisition Properties, which the Company expects to be substantially completed by July 1998, is dependent upon numerous contingencies, many of which are beyond the Company's control, including the negotiation, execution and closing of definitive agreements for the acquisition and lease of each property. There is no assurance that all of the Acquisition Properties will be acquired by the Company or that if acquired any of the Acquisition Properties, or any other properties which may be acquired by the Company in the future, will perform profitably. See "Risk Factors -- Potential Inability to Acquire Acquisition Properties; No Assurance of Profitability".

LEASE EXPIRATION

     The following table sets forth scheduled Lease expirations as of June 30, 1997:

                                                     NUMBER OF                         PERCENTAGE
                        YEAR OF                       LEASES        CURRENT TOTAL      OF CURRENT
                     EXPIRATION(1)                   EXPIRING      ANNUAL RENTS(2)       TOTAL
                     -------------                   ---------     ---------------     ----------
      1998-2004....................................      --          $        --            0.0%
      2005.........................................       2              152,628            1.5
      2006.........................................       2              230,484            2.3
      2007.........................................       1               52,488            0.5
      2008 and thereafter..........................      74            9,694,796           95.7
                                                         --
                                                                     -----------          -----
           TOTAL...................................      79          $10,130,396          100.0%
                                                         ==          ===========          =====

---------------

(1) Assumes no early termination due to exercise of purchase options, defaults or otherwise.

(2) Based on monthly rent as of June 30, 1997, annualized and without giving effect to any future rent increases or deduction for the effect of three non-revenue producing properties or five properties subsequently sold to Boston Chicken.

THE ADVISOR AND THE ADVISORY AGREEMENT

     In August 1997 the Company retained Captec Advisors, a newly formed Delaware corporation, pursuant to an Advisory Agreement. Captec Advisors, together with Captec Financial, will provide management and investment and financial advisory services to the Company.

     The directors and officers of Captec Advisors are:

NAME                                                POSITION WITH CAPTEC ADVISORS
----------------------------- --------------------------------------------------------------------------
Patrick L. Beach............. Chairman of the Board of Directors, President and Chief Executive Officer
W. Ross Martin............... Director, Executive Vice President and Chief Financial Officer
George R. Beach.............. Director

For biographies of Patrick L. Beach and W. Ross Martin, see
"Management -- Directors, Proposed Directors and Executive Officers". George R. Beach is the father of Patrick L. Beach and an attorney.

     It is anticipated that Captec Financial will perform certain of the services required to be provided to the Company pursuant to the Advisory Agreement. Any services provided to the Company by Captec Financial pursuant to the Advisory Agreement will be paid for by Captec Advisors from the payments received by it pursuant to the Advisory Agreement and will result in no additional expense to the Company. Initially Captec Financial will provide substantially all of the services to be rendered to the Company pursuant to the Advisory Agreement. Subject to the direction of the Board of Directors, the Advisor's responsibilities will include (i) selecting restaurant properties for acquisition, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of properties by the Company; (ii) identifying potential Lessees for the restaurant properties and formulating, evaluating and negotiating the terms of Leases; (iii) negotiating the terms of any borrowing; (iv) performing credit analyses of prospective restaurant and retail Lessees; (v) conducting legal and business diligence and overseeing the preparation of all legal documentation for the development and leasing of all properties; and (vi) identifying restaurant properties for sale consistent with the Company's investment objectives and prevailing economic conditions. The Advisor also will provide all necessary and reasonable billing and administrative functions with respect to the Leases; take all actions necessary to cause the Company to comply with all applicable laws and regulations; cooperate with the Company in preparing reports to, and meeting materials for, stockholders; prepare and deliver to the Company periodic financial statements; promptly notify the Company in writing upon the occurrence of certain events including defaults under the Leases; and perform such other administrative and managerial functions as may be requested by the Company.

     As compensation for its services, the Company will pay to Captec Advisors a Management Fee of the lesser of (i) 0.6% of the aggregate capitalized cost (excluding accumulated depreciation) of all assets in the Company's portfolio, including all restaurants and other properties, mortgage loans, leasehold mortgages, secured equipment leases and joint venture and partnership interests, or (ii) 5.0% of the Company's revenues, all determined in accordance with GAAP. The Company also will pay to Captec Advisors an Incentive Fee, which will equal 15.0% of the amount by which any increase in annual FFO per share exceeds a 7.0% annual increase in FFO per share multiplied by the weighted average number of shares of the Common Stock outstanding. The Company will also pay to Captec Advisors an amount equal to all costs incurred in the acquisition of properties identified by the Advisor and acquired during the term of the Advisory Agreement (the "Cost Reimbursement"). In no event will the sum of the Incentive Fee and Cost Reimbursement exceed 3.0% of the acquisition cost of properties identified by the Advisor and acquired during the term of the Advisory Agreement. The Company also will reimburse the Advisor for any third party expenses incurred directly in connection with the services it provides to the Company. If the Advisor or an Affiliate performs services beyond the scope of the Advisory Agreement, it will be compensated at such rates and at such amounts as may be agreed to by Captec Advisors and the Independent Directors of the Company.

     The following table sets forth the compensation payable to Captec Advisors pursuant to the Advisory Agreement.

      NAME OF                TYPE OF
     AFFILIATE             COMPENSATION                 APPROXIMATE AMOUNT OF COMPENSATION
-------------------   ----------------------   ----------------------------------------------------
Captec Advisors(1)    Management Fee           The lesser of (i) 0.6% of the aggregate capitalized
                                               cost (excluding accumulated depreciation) of all
                                               assets in the Company's portfolio, or (ii) 5.0% of
                                               the Company's revenues, all determined in accordance
                                               with GAAP(2)
Captec Advisors(1)    Incentive Fee(3)         15.0% of the amount by which any increase in annual
                                               FFO per share exceeds a 7.0% annual increase in FFO
                                               per share multiplied by the weighted average number
                                               of shares of the Common Stock outstanding
Captec Advisors(1)    Cost Reimbursement(3)    Reimbursement of all costs incurred by the Advisor
                                               in connection with the acquisition of properties
                                               identified by the Advisor during the term of the
                                               Advisory Agreement(2)(4)

---------------

(1) Subject to payment to Captec Financial, in whole or in part, in consideration of services rendered or costs advanced to, or on behalf of, the Company.

(2) Specific amounts not ascertainable.

(3) The sum of the Incentive Fee and the Cost Reimbursement will not exceed 3.0% of the acquisition cost of properties identified by the Advisor and acquired during the term of the Advisory Agreement.

(4) Captec Advisors also may receive from lessees a commitment fee of up to 1.0% of the value of a proposed lease.

     The Advisory Agreement expires on December 31, 1998, subject to successive, automatic one-year renewals unless terminated by either party at the conclusion of the then-applicable term, upon 90 days prior written notice.

The Advisory Agreement may be terminated for cause or by the mutual consent of the parties. Captec Advisors shall be entitled to receive all accrued but unpaid compensation and expense reimbursement in cash within 30 days of any termination date. Captec Advisors has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights and obligations.

     The Advisory Agreement disclaims any fiduciary obligation of the Advisor to the Company. The Advisory Agreement also provides that the Advisor will not be liable to the Company, its stockholders or others except for fraud, willful misconduct or reckless disregard of its responsibilities under the Advisory Agreement, and will not be responsible for any action of the Board of Directors in following or declining to follow, any advice or recommendation of the Advisor. The Company has agreed in the Advisory Agreement to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith in accordance with the foregoing standards. See "Risk Factors -- Limited Liability and Indemnification of Officers, Directors and the Advisor".

PRIOR PERFORMANCE OF CAPTEC FINANCIAL

     Since 1992 Captec Financial has sponsored three publicly offered programs which have invested primarily in real estate (the "Prior Programs") and which had certain common investment objectives with those of the Company. The Prior Programs raised approximately $28.1 million in the aggregate from 1,996 investors. The Prior Programs purchased a total of 14 real estate properties located throughout the United States. Substantially all of the real estate properties purchased by the Prior Programs have been restaurant and retail net lease properties.

     Captec Franchise Capital Partners L.P. II ("Captec II") was, and Captec III and Captec IV are, Affiliates of the Company and Captec Financial and public programs. Captec II had, and Captec III and Captec IV each have, certain investment objectives which are substantially similar to those of the Company. Each of these Prior Programs invests or invested in triple-net leased restaurant properties, secured equipment leases and mortgage loans, and Captec IV also invests in retail properties.

     Captec II invested approximately $1.9 million in the aggregate for land and a restaurant building in Nevada and for land and a restaurant building in Florida, and approximately $574,000 in the aggregate on four equipment packages. The two restaurant properties and four equipment packages were leased to six separate lessees. Both restaurant lessees defaulted under their leases. In January 1997 the two restaurant properties which had gone into default and three of the equipment packages (none of which had gone into default) were sold to the Company by Captec II at their independently appraised values in transactions approved by the limited partners of Captec II, and Captec II thereafter liquidated. The fourth equipment package was sold to an unaffiliated third party prior to the liquidation of Captec II. The foregoing restaurant lease defaults are the only adverse business developments encountered by any of the Prior Programs. The Company believes these defaults were the result of factors specific to the operations of the properties and not the result of any generally prevailing economic or other business condition. The Company purchased these restaurant properties and equipment packages based upon its evaluation of the potential of the properties as net-leased restaurant properties, its determination that, notwithstanding the defaults by the lessees of the restaurant properties these assets could be operated profitably as part of the Company's portfolio and that the defaults were the result of factors specific to the lessees of those properties.

     Captec III completed its offering of limited partnership interests in August 1996, and raised $20.0 million from 1,391 investors. Captec III invested its net capital in 11 net-leased restaurant properties in Florida (new construction), Illinois, New Jersey, North Carolina, Oklahoma, Texas, Virginia and Washington for a total cost of approximately $14.8 million, and equipment for a total cost of approximately $3.4 million.

     As of June 30, 1997, Captec IV has sold limited partnership interests, raising approximately $6.2 million from 411 investors, and continues to offer its remaining $23.9 million of limited partnership interests to the public. Captec IV invested its net capital in one net-leased investment consisting of land and a building for a total cost of approximately $1.0 million, and equipment for a total cost of approximately $1.7 million.

Description of Tables.

     The following Tables concerning the prior performance of the Prior Programs are included herein:

          Table I -- Experience in Raising and Investing Funds

          Table II -- Compensation to Sponsor

          Table III -- Operating Results of Prior Programs

          Table IV -- Results of Completed Programs

          Table V -- Sales or Disposals of Properties

     Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1997. The following is a brief description of the
Tables:

  Table I -- Experience in Raising and Investing Funds

     Table I presents information on a percentage basis showing the experience of Captec Financial and its Affiliates in raising and investing funds for the Prior Programs, the offerings of which closed between May 1994 and August 1996 or are pending. The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

  Table II -- Compensation to Sponsor

     Table II provides information, on an aggregate dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Programs.

  Table III -- Operating Results of Prior Programs

     Table III presents a summary of operating results for the period from inception through June 30, 1997, of the Prior Programs, the offerings of which closed between May 1994 and August 1996 or are pending. The Table includes a summary of income or loss of the Prior Programs presented on the basis of GAAP. The Table also shows sources and uses of cash. The Table also presents information pertaining to income and cash distributions per $1,000 invested.

  Table IV -- Results of Completed Programs

     Table IV presents a summary of results of completed programs for the period from inception through June 30, 1997 of the Prior Programs, the offerings of which closed between May 1994 and August 1996 or are pending. The Table presents results on the basis of both GAAP and of cash distributions of the Prior Programs.

  Table V -- Sales or Disposals of Properties

     Table V presents information concerning the cost and proceeds of properties sold by the Prior Programs.

  Table VI -- Acquisitions of Properties by Programs

     The Company has filed Table VI -- Acquisitions of Properties by Programs, which contains certain information concerning the acquisitions of specific properties by the Prior Programs, as Exhibit 99.5 to its Registration Statement on Form S-11 of which this Prospectus is a part. The Company will provide copies of Table VI to potential investors free of charge or it may be obtained from the Commission upon payment of fees prescribed by the Commission or may be examined without charge at the offices of the Commission. See "Additional Information".

                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

                                               CAPTEC II       CAPTEC III
                                                  (A)            (A)(B)       CAPTEC IV (A)(C)
                                              -----------    ---------------  -----------------
Dollar amount offered.......................  $7,500,000       $20,000,000       $30,000,000
Dollar amount raised (100%).................  $1,940,500       $20,000,000       $ 6,155,688(c)
Less offering expenses:
  Selling commissions -- non-Affiliates.....        8.0%              8.0%              8.0%
  Organizational expenses -- Affiliates.....        3.0%              3.0%              3.0%
  Other (non-accountable
     allowance) -- Affiliates...............        2.0% (d)          2.0%(d)           2.0%(d)
Reserves....................................        0.0% (e)          0.0%(e)           0.0%(e)
Percent available for investment............       87.0%             87.0%             87.0%
Acquisition Costs:
  Prepaid items and fees related to purchase
     of property............................        0.0%              0.0%              0.0%
  Cash down payment.........................       80.8%             85.6%             42.1%(c)
  Acquisition fees -- Affiliates............        6.2%              3.5%              1.7%(c)
  Acquisition fees -- non-Affiliates........        0.0%              0.0%              0.0%
  Acquisition expenses......................        0.0%              0.0%              0.0%
Total acquisition costs.....................       87.0%             89.1%             43.8%
Percent leverage............................       42.8%              1.7%              0.0%
Date offering began.........................  May 7, 1992    August 12, 1994  December 23, 1996
Length of offering (months).................          24                24               N/A
Months to invest 90% of amount available for
  investment................................           4                 2               N/A

---------------

(a) Captec II, Captec III and Captec IV are each public programs with investment objectives similar to those of the Company. Information in the Table is presented as of June 30, 1997.

(b) Captec III closed its offering on August 12, 1996 having raised $20.0 million from 1,391 investors. As of June 30, 1997, Captec III had purchased the land and building of 11 net-leased properties for a purchase price of approximately $14.8 million and 10 equipment packages for approximately $3.4 million.

(c) Captec IV continues to raise funds through the offering of limited partnership units. The offering of limited partnership interests in Captec IV will terminate when the maximum number of interests are sold or December 23, 1998, whichever occurs first. As of June 30, 1997, Captec IV had raised $6.2 million from 411 investors and purchased the land and building of one net-leased property for a purchase price of approximately $1.0 million and six equipment packages for approximately $1.7 million.

(d) Non-accountable expense allowance paid to the general partner for reimbursement of expenses related to the offering and sale of limited partnership interests.

(e) Reserves to satisfy any cash flow deficiencies were deemed unnecessary by Captec Financial because the net leases require the lessees to pay all costs of operating the properties.

                                    TABLE II

                            COMPENSATION TO SPONSOR
                                 CAPTEC II (A)

Date offering commenced.................................................               May 7, 1992
Dollar amount raised....................................................                $1,940,500
Amount paid to sponsor from proceeds of offering
  Offering expenses.....................................................                $  252,265
  Acquisition fees
     Real estate commissions............................................                        --
     Advisory fees......................................................                        --
     Other -- Affiliates (b)............................................                $  119,953
  Other.................................................................                        --

                                                  1994            1995        1996       1997(C)
                                               ----------       --------    --------    ----------
Dollar amount of cash generated from
  operations before deducting payments to
  sponsor....................................  $  179,410       $256,554    $355,168    $       44
Amount paid to sponsor from operations
  Property management fees...................          --             --          --            --
  Partnership management fees................          --             --          --            --
  Reimbursements.............................          --             --          --            --
  Leasing commissions........................          --             --          --            --
  Other......................................          --             --          --            --
Dollar amount of property sales and
  refinancing before deducting payments to
  sponsor
     Cash....................................          --             --    $  7,400    $2,010,151
     Assumption of note......................          --             --          --    $  749,849
Amount paid to sponsor from property sales
  and refinancing:
     Real estate commissions.................          --             --          --            --

---------------

(a) Captec II is a public program with investment objectives similar to those of the Company.

(b) Acquisition Fee paid to Captec Financial in connection with acquisition of properties.

(c) Captec II liquidated in January 1997.

                            COMPENSATION TO SPONSOR
                                 CAPTEC III (A)

Date offering commenced............................................              August 12, 1994
Dollar amount raised...............................................                  $20,000,000
Amount paid to sponsor from proceeds of offering
  Offering expenses................................................                  $ 2,600,000
  Acquisition fees
     Real estate commissions.......................................                           --
     Advisory fees.................................................                           --
     Other -- Affiliates (b).......................................                  $   699,692
  Other............................................................                           --

                                                             1995         1996         1997(C)
                                                           --------    ----------    -----------
Dollar amount of cash generated from operations before
  deducting payments to sponsor.......................     $347,827    $1,436,358    $   983,717
Amount paid to sponsor from operations
  Property management fees............................           --    $   19,038    $    11,018
  Partnership management fees.........................           --            --             --
  Reimbursements......................................           --            --             --
  Leasing commissions.................................           --            --             --
  Other...............................................           --            --             --
Dollar amount of property sales and refinancing before
  deducting payments to sponsor
     Cash.............................................           --            --             --
     Notes............................................           --            --             --
Amount paid to sponsor from property sales and
  refinancing
  Real estate commissions.............................           --            --             --

---------------

(a) Captec III is a public program with investment objectives similar to those of the Company.

(b) Acquisition Fee paid to Captec Financial in connection with acquisition of properties.

(c) Information in this Table is presented as of June 30, 1997.

                            COMPENSATION TO SPONSOR
                                 CAPTEC IV (A)

Date offering commenced...........................................            December 23, 1996
Dollar amount raised..............................................                   $6,155,688(b)
Amount paid to sponsor from proceeds of offering
  Offering expenses...............................................                   $  800,240
  Acquisition fees
     Real estate commissions......................................                           --
     Advisory fees................................................                           --
     Other -- Affiliates (b)......................................                   $  103,752
  Other...........................................................                           --

                                                                          1996        1997(C)
                                                                       ----------    ----------
Dollar amount of cash generated from operations before deducting
  payments to sponsor.............................................     $       --    $  104,478
Amount paid to sponsor from operations
  Property management fees........................................             --            --
  Partnership management fees.....................................             --            --
  Reimbursements..................................................             --            --
  Leasing commissions.............................................             --            --
  Other...........................................................             --            --
Dollar amount of property sales and refinancing before deducting payments to sponsor
     Cash.........................................................             --            --
     Notes........................................................             --            --
Amount paid to sponsor from property sales and refinancing
  Real estate commissions.........................................             --            --

---------------

(a) Captec IV is a public program with investment objectives similar to those of the Company.

(b) Acquisition Fee paid to Captec Financial in connection with the acquisition of properties.

(c) Information in this Table is presented as of June 30, 1997. Captec IV continues to raise funds through the offering of limited partnership interests. The offering of limited partnership interests in Captec IV will terminate on the earlier of the sale of all remaining interests or December 23, 1998. As of June 30, 1997, Captec IV had raised $6.1 million from 411 investors and purchased the land and building of one net-leased property for a purchase price of approximately $1.0 million and six equipment packages for approximately $1.7 million.

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                   CAPTEC II

                                                       1994           1995           1996          1997(A)
                                                    -----------    -----------    -----------    -----------
Gross revenues..................................... $   169,837    $   349,675    $   514,963    $        44
Profit on sale of properties.......................          --             --          3,652        216,756
Interest income....................................      30,325             --             --             --
Less
  Operating expenses...............................      (6,443)        (9,568)       (84,138)            --
  Interest expense.................................     (14,309)       (83,553)       (79,309)            --
  Depreciation.....................................     (15,377)       (28,462)       (28,473)            --
                                                    -----------    -----------    -----------    -----------
Net income -- GAAP basis........................... $   164,033    $   228,092    $   326,695    $   216,800
                                                    ===========    ===========    ===========    ===========
Taxable Income
  From operations.................................. $   126,606    $   111,079    $   279,893    $   305,398
  From gain on sale................................          --             --             --             --
Cash generated from operations..................... $   179,410    $   256,554    $   355,168    $        44
Cash generated from sales..........................          --             --          7,400      2,010,151
Cash generated from refinancing....................          --             --             --             --
                                                    -----------    -----------    -----------    -----------
Cash generated from operations, sales and
  refinancing...................................... $   179,410    $   256,554    $   362,568    $ 2,010,195
Less cash distributions to investors (b)
  From operating cash flow.........................    (136,988)      (177,618)      (149,076)           (44)
  From sales and refinancing.......................          --             --         (7,400)    (2,000,526)
  From other: reduction of net investment in
    financing leases...............................      (6,957)       (69,282)      (137,024)            --
                                                    -----------    -----------    -----------    -----------
Cash generated (deficiency) after cash
  distributions....................................      35,465          9,654         69,068          9,625
Special items (not including sales and refinancing)
  Partners' capital contributions, net of offering
    costs..........................................   1,688,135             --             --             --
  Proceeds from borrowings.........................     831,000             --             --             --
  Purchase of real estate for operating leases.....  (2,271,562)       326,760             --      2,335,000
  Purchase of equipment for financing leases.......    (149,139)      (425,284)            --        425,000
  Reduction of net investment in financing
    leases.........................................       6,957         69,282        137,024             --
  Principal payments of debt obligations...........      (6,133)       (39,099)       (43,343)      (749,849)
  Increase in other assets.........................     (69,886)        (7,837)      (255,110)         7,834
  Increase (decrease) in other liabilities.........      22,187         36,753         (9,625)       (30,053)
                                                    -----------    -----------    -----------    -----------
Cash generated (deficiency) after cash
  distributions and special items.................. $    87,024    $   (29,771)   $  (101,986)   $ 1,997,557
                                                    ===========    ===========    ===========    ===========
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results
  Ordinary income (loss)
    From operations................................ $        67    $        57    $       144            157
    From recapture.................................          --             --             --             --
  Capital gain (loss)..............................          --             --             --             --
Cash Distributions to Investors (b)
  Source (on GAAP basis)
    Investment income.............................. $        77    $       127    $       151    $        31
    Return of capital..............................          --             --             --    $     1,000
    Source (on cash basis)
    Sales..........................................          --             --    $         4    $     1,031
    Refinancing....................................          --             --             --             --
    Operations..................................... $        73    $        91    $        77    $        --
    Other: reduction of investment in financing
       leases...................................... $         4    $        36    $        70    $        --
Amount (in percentage terms) remaining invested in
  program properties at the end of the last year
  reported in the Table............................         100%           100%            94%             0%

---------------

(a) Six months ended June 30, 1997.

(b) Cash distributions are paid 15 days after the end of each quarter, but are included above in the period in respect of which they were made.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                   CAPTEC III

                                                          1995          1996          1997(A)
                                                       ----------    -----------    -----------
Gross revenues.......................................  $  359,018    $ 1,336,908    $   993,980
Profit on sale of properties.........................          --             --             --
Interest income......................................      10,928        154,575         58,573
Less
  Operating expenses.................................     (23,119)       (55,125)       (63,124)
  Interest expense...................................          --             --         (5,712)
  Depreciation.......................................     (33,978)      (114,272)      (101,188)
                                                       ----------    -----------    -----------
Net income -- GAAP basis.............................  $  312,849    $ 1,322,086    $   882,529
                                                       ==========    ===========    ===========
Taxable Income
  From operations....................................  $   63,498    $   731,132            N/A(b)
  From gain on sale..................................          --             --            N/A(b)
Cash generated from operations.......................  $  346,827    $ 1,436,358    $   983,717
Cash generated from sales............................          --             --             --
Cash generated from refinancing......................          --             --             --
                                                       ----------    -----------    -----------
Cash generated from operations, sales and
  refinancing........................................  $  346,827    $ 1,436,358    $   983,717
Less cash distributions to investors (c)
  From operating cash flow...........................    (289,426)    (1,282,553)      (882,147)
  From sales and refinancing.........................          --             --             --
  From other: reduction of net investment in
     financing leases................................    (121,674)      (331,707)      (207,851)
                                                       ----------    -----------    -----------
Cash generated (deficiency) after cash
  distributions......................................     (64,273)      (177,902)      (106,281)
Special items (not including sales and refinancing)
  Partners' capital contributions, net of offering
     costs...........................................   6,437,467     10,957,187             --
  Proceeds from borrowings...........................          --             --             --
  Purchase of real estate for operating leases.......  (3,403,260)    (9,537,532)    (1,865,965)
  Purchase of equipment for financing leases.........  (2,001,275)    (1,357,856)            --
  Construction loan draws............................          --       (939,778)       939,778
  Reduction of net investment in financing leases....     121,674        331,707        207,851
  Principal payments of debt obligations.............          --             --             --
  Increase in other assets...........................     (53,560)      (179,661)       (71,466)
  Increase (decrease) in other liabilities...........      55,034         67,413        413,672
                                                       ----------    -----------    -----------
Cash generated (deficiency) after cash distributions
  and special items..................................  $1,091,807    $  (836,422)   $  (482,411)
                                                       ==========    ===========    ===========
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results
  Ordinary income (loss)
     From operations.................................  $       16    $        47            N/A(b)
     From recapture..................................          --             --             --
  Capital gain (loss)................................          --             --            N/A(b)
Cash Distributions to Investors (c)
  Source (on GAAP basis)
     Investment income...............................  $       81    $        85    $        44
     Return of capital...............................  $       26    $        19    $        10
  Source (on cash basis)
     Sales...........................................          --             --             --
     Refinancing.....................................          --             --             --
     Operations......................................  $       75    $        82    $        44
     Other: reduction of investment in financing
       leases........................................  $       32    $        22    $        10
Amount (in percentage terms) remaining invested in
  program properties at the end of the last year
  reported in the Table..............................         100%           100%           100%

---------------

(a) Six months ended June 30, 1997.

(b) Not available because taxable income is not computed for interim periods.

(c) Cash distributions are paid 15 days after the end of each quarter, but are included above in the period in respect of which they were made.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                   CAPTEC IV

                                                                                  1997(A)
                                                                                -----------
Gross revenues................................................................  $    79,420
Profit on sale of properties..................................................           --
Interest income...............................................................       31,934
Less
  Operating expenses..........................................................       (6,876)
  Interest expense............................................................           --
  Depreciation................................................................       (3,992)
                                                                                -----------
Net income -- GAAP basis......................................................  $   100,486
                                                                                ===========
Taxable Income
  From operations.............................................................          N/A(b)
  From gain on sale...........................................................          N/A(b)
Cash generated from operations................................................      104,478
Cash generated from sales.....................................................           --
Cash generated from refinancing...............................................           --
                                                                                -----------
Cash generated from operations, sales and refinancing.........................  $   104,478
Less cash distributions to investors (c)
  From operating cash flow....................................................           --
  From sales and refinancing..................................................           --
  From other: reduction of net investment in financing leases.................      (53,199)
                                                                                -----------
Cash generated (deficiency) after cash distributions..........................       51,279
Special items (not including sales and refinancing):
  Partners' capital contributions, net of offering costs......................    5,409,820
  Proceeds from borrowings....................................................           --
  Purchase of real estate for operating leases................................   (1,002,560)
  Purchase of equipment for financing leases..................................   (1,694,979)
  Reduction of net investment in financing leases.............................       53,199
  Principal payments of debt obligations......................................           --
  Increase in other assets....................................................      (30,212)
  Increase (decrease) in other liabilities....................................      155,429
                                                                                -----------
Cash generated (deficiency) after cash distributions and special items........  $ 2,941,976
                                                                                ===========
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results
  Ordinary income (loss)
     From operations..........................................................          N/A(b)
     From recapture...........................................................           --
  Capital gain (loss).........................................................          N/A(b)
Cash Distributions to Investors (c)
  Source (on GAAP basis)
     Investment income........................................................  $        35
     Return of capital........................................................  $        13
  Source (on cash basis)
     Sales....................................................................           --
     Refinancing..............................................................           --
     Operations...............................................................  $        29
     Reduction of investment in financing leases..............................  $        19
Amount (in percentage terms) remaining invested in program properties at the
  end of the last year reported in the Table..................................          100%

---------------

(a) Six months ended June 30, 1997.

(b) Not available because taxable income is not computed for interim periods.

(c) Cash distributions are paid 15 days after the end of each quarter, but are included above in the period in respect of which they were made.

                                    TABLE IV

                         RESULTS OF COMPLETED PROGRAMS
                                   CAPTEC II

Dollar amount raised........................................................        $1,940,500
Number of properties purchased..............................................                 2
Number of equipment leases purchased........................................                 4
Date of closing of offering.................................................       May 6, 1994
Date of first sale of property/equipment lease..............................   August 13, 1996
Date of final sale of property/equipment lease..............................   January 1, 1997
Tax and distribution data per $1,000
  Investment through........................................................    March 31, 1997
Federal income tax results:
  Ordinary income (loss)
     from operations........................................................              $425
     from recapture.........................................................                --
  Capital gain (loss).......................................................                --
  Deferred gain.............................................................                --
     Capital................................................................                --
     Ordinary...............................................................                --
Cash Distributions to investors
  Source (on GAAP basis)....................................................                --
     Investment income......................................................              $386
     Return of capital......................................................            $1,000
  Source (on cash basis)
     Sales..................................................................            $1,035
     Refinancing............................................................                --
     Operations.............................................................              $241
     Reduction of Net Investment in Financing Leases........................              $110
Receivable on Net Purchase Money Financing..................................                --

                                    TABLE V

                        SALES OR DISPOSALS OF PROPERTIES
                                   CAPTEC II

                                                                                    SELLING PRICE,
                            DATE         DATE OF                               NET OF CLOSING COSTS AND
       PROPERTY           ACQUIRED        SALE                                     GAAP ADJUSTMENTS
----------------------    ---------    -----------    ---------------------------------------------------------------------------
                                                         CASH                                          ADJUSTMENTS
                                                       RECEIVED                      PURCHASE MONEY     RESULTING
                                                        NET OF         MORTGAGE      MORTGAGE TAKEN        FROM
                                                       CLOSING        BALANCE AT        BACK BY        APPLICATION
                                                        COSTS        TIME OF SALE       PROGRAM          OF GAAP        TOTAL(B)
                                                      ----------     ------------    --------------    ------------    ----------

Taco Cabana Restaurant
Las Vegas, NV.........     5/25/94       1/1/97(a)    $1,755,000          --               --               --         $1,755,000
Kenny Rogers Roasters
Tampa, FL.............     10/7/94       1/1/97(a)    $  580,000          --               --               --         $  580,000
Checkers Drive-In
Kissimmee, FL.........     9/7/94        1/1/97(a)    $  132,000          --               --               --         $  132,000
Popeye's Restaurant
Savannah, GA..........     2/8/95          8/13/96    $    7,400          --               --               --         $    7,400
Schlotzsky's Deli
Huntsville, AL........     2/13/95       1/1/97(a)    $   88,000          --               --               --         $   88,000
Italian Oven
Ashland, KY...........     2/21/95       1/1/97(a)    $  205,000          --               --               --         $  205,000
Leverage..............                                               $749,849(d)

                                                                                      EXCESS
                                                                                   (DEFICIENCY)
                                                                                    OPERATING
                                                                                       CASH
                                          COST OF PROPERTIES                         RECEIPTS
                                        INCLUDING CLOSING AND                       OVER CASH
       PROPERTY                               SOFT COSTS                           EXPENDITURES
----------------------  ------------------------------------------------------     ------------

                                        TOTAL ACQUISITION COST,
                          ORIGINAL        CAPITAL IMPROVEMENT,
                          MORTGAGE          CLOSING AND SOFT
                         FINANCING              COSTS(C)              TOTAL
                        ------------    ------------------------    ----------
Taco Cabana Restaurant                  Purchase: 1,350,000
Las Vegas, NV.........       --         Acq. Fees: 67,500           $1,417,500       $432,000
Kenny Rogers Roasters                   Purchase: 502,202
Tampa, FL.............       --         Acq. Fees: 25,110           $  527,312       $117,869
Checkers Drive-In                       Purchase: 142,000
Kissimmee, FL.........       --         Acq. Fees: 7,100            $  149,100       $ 94,614
Popeye's Restaurant                     Purchase: 74,000
Savannah, GA..........       --         Acq. Fees: 3,700            $   77,700       $ 32,197
Schlotzsky's Deli                       Purchase: 103,968
Huntsville, AL........       --         Acq. Fees: 5,198            $  109,166       $ 57,141
Italian Oven                            Purchase: 227,063
Ashland, KY...........       --         Acq. Fees: 11,335           $  238,416       $120,638
Leverage..............  $831,000(d)

---------------

(a) Captec II sold the property to the Company in January 1997.
(b) The taxable gain will be treated as ordinary income.
(c) Amounts shown do not include pro rata share of original offering costs.
(d) Amounts attributable to Taco Cabana and Kenny Rogers Roasters. Remaining properties were secured equipment leases.

FINANCING POLICIES

     Although its organizational documents contain no limitation on the amount of debt it may incur, the Company, subject to the discretion of the Board of Directors, intends to maintain a debt capitalization ratio (total consolidated debt of the Company as a percentage of Market Capitalization) of not more than 50.0%. The organizational documents contain no limits on the number or amount of mortgages which may be placed on any particular property or on the types of properties in which the Company may invest. The Company may from time to time reevaluate its financing policies and without stockholder approval increase or decrease its ratio of debt to Market Capitalization in response to changing economic conditions, relative costs of debt and equity capital, market value of its properties, growth, development and expansion opportunities and other factors. In addition to the Credit Facility, indebtedness incurred by the Company may be in the form of purchase money obligations to the sellers of properties, secured or unsecured bank borrowings and publicly or privately placed debt instruments. The Affiliated Partnerships, of which the Company will become the general partner subsequent to completion of the Offering, also may incur various forms of indebtedness for which the Company will be liable unless the lender's recourse is expressly limited to collateral pledged as security for such indebtedness. As of June 30, 1997, the Affiliated Partnerships had no debt as to which the creditor has a right of recourse against the general partners in the event of a default. See "Risk Factors -- Exposure to Liabilities of Affiliated Partnerships" and "-- Leverage".

     The Company may borrow to the extent necessary to make distributions required to qualify as a REIT to the extent permitted under the Credit Facility or otherwise. The Company does not intend to borrow to return capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. See "Risk Factors -- REIT Minimum Distribution Requirements" and "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Annual Distribution Requirements".

INVESTMENT POLICIES

     The types of property and property interests in which the Company invests are described under "Business -- General", "-- Growth Strategy" and
"-- Operating Strategy". The Company's policy with respect to borrowing is described under "Business -- Financing Policies". The Company does not anticipate making additional loans to Affiliates in the future. All of the outstanding loans from the Company are described under "Business -- Investment in Financial Instruments". Although the Company's policy is to acquire and own properties subject to long-term net leases during which terms the properties may appreciate, it is the policy of the Company to acquire properties primarily for the production of income. Although the Company believes it has achieved, and will continue to maintain, substantial diversification of its property portfolio, the Company does not restrict the percentage of its assets which may be invested in a single property. The Company will not invest in any further equipment financing leases. See "Risk Factors -- Lessee and Concept Concentration".

     The Company has not underwritten the securities of any other issuer, invested in the securities of any other issuer for the purpose of exercising control or offered its securities in exchange for properties. The Company does not anticipate engaging in any of the foregoing activities except that it may issue shares of Common Stock or other of its securities as consideration for the acquisition of properties. See "Business -- Growth Strategy -- Increases in Revenues and Operating Margins". Upon the redemption of Preferred Stock from The Public Institution For Social Security, an Affiliate, and the issuance of the Exchange Shares, there will be no Preferred Stock outstanding and the Company does not anticipate issuing Preferred Stock or other senior securities. The Common Stock is not redeemable.

OTHER POLICIES

     The Company intends to furnish its stockholders with annual reports containing audited financial statements which have been certified by its independent public accountants and will file quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year with the Commission. The Company will make such quarterly reports available to stockholders upon request. See "Additional Information".

INVESTMENT IN FINANCIAL INSTRUMENTS

     Loans to Affiliates Collateralized by Mortgage Loans. At June 30, 1997 the Company had the Master Note with Captec Financial with an outstanding principal balance of $9.7 million which bears interest at the annual rate of 8.0%, and is payable on demand. The Master Note is collateralized in part by a senior interest in a portfolio of first mortgage loans and in part by a subordinate interest in portfolios of first mortgage and other secured loans.

     As of June 30, 1997, the Company also held a $2.0 million promissory note collateralized by a subordinate class certificate issued by Captec Trust, an Affiliate, bearing interest at an annual rate of 15.7%. The subordinate class certificate was issued in conjunction with an asset-backed securization of a pool of long-term, fixed rate mortgage loans and other collateralized loans originated by Captec Financial. See Note 3 to Financial Statements.

     Impaired Mortgage Loans. The Company acquired in 1996 five impaired mortgage loans in anticipation of a restructuring. At June 30, 1997 all but $788,479 of the loans had been restructured as net leases and the balance is expected to be similarly restructured in the near future. See Note 4 to Financial Statements.

     Other Loans. At June 30, 1997 the Company had other loans with a principal balance of approximately $1.2 million consisting of a subordinated note collateralized by subordinated interests in real estate and a mortgage loan secured by a first mortgage on real estate. See Note 5 to Financial Statements.

     The Company will not make further loans to Affiliates. See "Conflicts of Interest" and "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Income Tests".

OTHER INVESTMENTS

     The Company is the lessor under four secured leases of equipment, furniture and fixtures to restaurant operators. The equipment subject to these leases was acquired by the Company for an aggregate cost of approximately $1.6 million and the aggregate annual rental income from these leases as of June 30, 1997, is $215,000, all of which is non-qualifying income for purposes of satisfying certain requirements relating to the qualification of the Company as a REIT. See "Risk Factors -- Adverse Consequences of Failure to Qualify as a REIT" and "Federal Income Tax Considerations -- Requirements for Qualification as a
REIT -- Income Tests".

EMPLOYEES

     The Company's only employees are its executive officers. Day to day services are provided to the Company by employees of the Advisor.

THE AFFILIATED PARTNERSHIPS

     Subsequent to the completion of the Offering the Company will become the sole general partner of Captec III and Captec IV, each of which is a Delaware limited partnership engaged in substantially the same business as the Company. The Company will acquire the General Partnership Interests from the current general partners of the Affiliated Partnerships, which are wholly-owned subsidiaries of Captec Financial and Patrick L. Beach, the Company's Chairman, President and Chief Executive Officer. The Company will acquire the General Partnership Interests in the Affiliated Partnerships for $3.3 million in the aggregate, $315,000 of which will be paid to Mr. Beach and the balance of which will be offset against amounts due to the Company from Captec Financial, which are Affiliates. As part of the Company's acquisition of the General Partnership Interests and in addition to rights of indemnification from the Affiliated Partnerships, the current general partners, including Mr. Beach, will be relieved from, and indemnified by the Company against, all liabilities of the Affiliated Partnerships to which they may be subject as a result of having served as general partners, other than for fraud, willful misconduct or breach of fiduciary duty.

     The following tables set forth certain information concerning Captec III's and Captec IV's portfolios of properties and secured equipment leases as of June 30, 1997:

                                                                                        ORIGINAL
AFFILIATED PARTNERSHIP                                     PRODUCT LINE       NUMBER   ASSET COST
----------------------------------------------------  ----------------------  ------   -----------
Captec Franchise Capital Partners L.P. III..........  Equipment Lease           10     $ 3,359,131
                                                      Net Lease Real Estate     11      14,806,757
                                                                              ----     -----------
                                                      Total                     21     $18,165,888
                                                                              ====     ===========
Captec Franchise Capital Partners L.P. IV...........  Equipment Lease            6     $ 1,694,979
                                                      Net Lease Real Estate      1       1,002,560
                                                                              ----     -----------
                                                      Total                      6     $ 2,697,539
                                                                              ====     ===========

The public offering of limited partnership interests in Captec IV, which has been registered under the Securities Act, is ongoing. As of June 30, 1997, $23.9 million in limited partnership interests in Captec IV remained unsold. Captec III and Captec IV are permitted by their respective limited partnership agreements to borrow up to 35.0% and 40.0% respectively of the aggregate amount of their limited partnership interests sold. The net proceeds of any additional sales of partnership interests in Captec IV or the proceeds of any borrowings by Captec III or Captec IV may be used to invest in additional properties, resulting in certain conflicts of interest. See "Risk Factors -- Conflicts of Interest" and "Conflicts of Interest".

     The Company's rights, responsibilities and obligations as the general partner of each Affiliated Partnership are set forth in the respective Affiliated Partnership's Amended and Restated Agreement of Limited Partnership (each a "Partnership Agreement" and collectively the "Partnership Agreements"). As general partner of each of the Affiliated Partnerships, the Company will own a 1.0% interest in each Affiliated Partnership and be responsible and liable for all of the obligations of each Affiliated Partnership. As of June 30, 1997 neither Captec III or Captec IV had any indebtedness or other material recourse liabilities. The Company will owe a fiduciary duty to the limited partners of each Affiliated Partnership similar to the fiduciary duty that it owes its stockholders which could subject it to conflicts between the interests of the Company's stockholders and those of the limited partners of the Affiliated Partnerships. See "Risk Factors -- Conflicts of Interest" and "Conflicts of Interest".

     As compensation for its services as a general partner of the Affiliated Partnerships, the Company will be entitled to receive compensation from each of the Affiliated Partnerships pursuant to the Partnership Agreements. This compensation (which in some cases is subordinated to prior distributions to the limited partners of specified returns on their initial capital investment) includes real property and equipment acquisition fees, a property management fee based on the gross rental revenue of the Affiliated Partnerships, reimbursement of expenses and specified percentages of the net proceeds from the sale, refinancing or liquidation of property or equipment. Based upon its 1.0% General Partnership Interest in each Affiliated Partnership, pursuant to the Partnership Agreements, the Company also will receive 1.0% of all distributions of cash made by either Affiliated Partnership (the amount and timing of which distributions will be determined by Company as the general partner). Generally, income such as that which the Company will receive from the Affiliated Partnerships in respect of its General Partnership Interests will not qualify for the 95.0% income test applicable to REITs and all such income and other qualifying income must aggregate less than 5.0% of the Company's income for the Company to qualify or remain qualified as a REIT. See "Federal Income Tax
Considerations -- Requirements for Qualification as a REIT -- Income Tests".

     The Company also will be allocated 1.0% of any taxable income, gain or loss recognized by either Affiliated Partnership. Each Partnership Agreement obligates the Affiliated Partnership to indemnify the general partner from and against all liabilities except liabilities arising from misconduct, negligence or violation of securities laws. Each Partnership Agreement further provides that a general partner may be removed by a vote of a majority in interest of the limited partners subject to the Affiliated Partnership's obligation to purchase the interests of a removed or disqualified (as a result of insolvency or bankruptcy) general partner for an amount to be agreed upon by the general partner and its successor or fair market value as determined in arbitration.

     The acquisition by the Company of the General Partnership Interests in the Affiliated Partnerships is subject to the satisfaction of certain conditions, including the approval of the majority in interest of the limited partners of each of the Affiliated Partnerships. There is no assurance that a majority in interest of the limited partners of either or both Affiliated Partnerships will approve the transaction and that the Company will be successful in acquiring the General Partnership Interests in either or both Affiliated Partnerships. See "Risk Factors -- Exposure to Liabilities of Affiliated Partnerships".

PROMOTERS

     The Company's promoters were Patrick L. Beach, the Company's Chairman of the Board of Directors, President and Chief Executive Officer, W. Ross Martin, the Company's Executive Vice President and Chief Financial Officer and a director, and Captec Financial and Michigan Corp., each of which held more than 10.0% of the Company's outstanding Common Stock at the time of its formation. See "Principal Stockholders".

                      DESCRIPTION OF PROPERTIES AND LEASES

     The 79 Existing Properties conform generally to the following specifications for size, cost and type of land and buildings. Based upon its experience and knowledge of the fast-food, family-style and casual dining restaurant and retail industries, the Company expects that a majority of its future properties, including the Acquisition Properties, will conform generally to these specifications, although the Company may purchase properties which vary materially from these specifications.

LAND

     Lot sizes generally range from 20,000 to 80,000 square feet for restaurant properties and up to 150,000 square feet for retail properties, depending upon building size and local demographics. Properties typically are freestanding and may be located on smaller parcels if sufficient parking is available. Properties purchased by the Company are in locations zoned for commercial use which have been reviewed for traffic patterns and volume. Land costs vary but generally range from $250,000 to $3.0 million, depending upon various factors including the size of the parcel, competition for sites and local commercial real property values generally.

BUILDINGS

     The style and appearance of the buildings typically are dictated by the franchisors and chain owners of the businesses which are operated from the properties. The buildings generally are rectangular and constructed from various combinations of stucco, steel, wood, brick and tile and typically range from 2,000 to 6,000 square feet for restaurant properties and up to 40,000 square feet for retail properties. Building and site preparation costs, which generally range from $300,000 to $4.0 million for each property, vary depending upon the size of the building and the site and area in which the property is located. The properties typically are freestanding, surrounded by paved parking areas, and are convertible to various uses with certain modifications. Generally, the properties acquired by the Company are improved with buildings although in some instances the Company may acquire only land (even if improved) or only the improvements. A Lessee generally is required to make capital expenditures reasonably necessary to refurbish buildings, premises, signs and equipment so as to comply with the Lessee's obligations under its franchise or other operating agreement. The Company believes the size of its typical retail property is especially well-suited to meet changes occurring in the retail industry. In order to meet changing consumer preferences, and as a result of the relatively high cost of mall space, the Company believes that retailers increasingly prefer smaller, freestanding facilities which are more accessible and facilitate the customized presentation of the retail concept. The Company believes that it will benefit from these trends because its properties meet these retailer preferences.

THE LEASES

     The Company typically acquires only properties which are subject to long-term (typically 15 - 20 years with one or more five-year renewals) triple-net Leases with creditworthy multi-unit franchisees and operators of national and regional restaurants and retailers. In limited circumstances the Company's retail Leases are on a "double-net" basis pursuant to which the Lessees are required to pay for all repairs, renovations (if permitted under the Leases), certain maintenance, taxes, utilities, assessments and insurance, and the Company generally is responsible for maintenance of the exterior walls and roof of the property. The Company believes that its Leases significantly reduce operating expenses because the Lessees are responsible for all costs of repairs, maintenance, real property taxes, assessments, utilities and insurance on the properties; minimize the risk of default because Lessees are experienced multi-unit operators of major national and regional restaurant chains and retailers; provide secure, predictable, periodically increasing revenue through fixed rent increases or, in certain circumstances, indexation to the CPI and/or percentage rent; and offer Lessees financial flexibility and the ability to retain more of their capital for reinvestment in their business. The Company's strategy of entering into 15- to 20-year Leases with creditworthy Lessees operating well-located units of the most successful nationally franchised and chain restaurants and retailers is intended to provide the Company with long-term, steady and secure revenue growth.

TERM OF LEASES

     The Leases typically are for initial 15- to 20-year terms with up to three five-year renewal options, although in some cases the Company will enter into Leases for shorter terms. Upon termination, the Lessee surrenders possession of the property to the Company, usually with any improvements made during the Lease term, except for properties in which the Company owns only the land in which case the Lessee may retain ownership of the building.

LEASE PAYMENTS

     During the term of a Lease, the Lessee pays the Company minimum annual rent which is determined based upon a specified percentage of the Company's cost of the property including any costs of construction or renovation. Typically, Leases provide automatic increases in the base rent at predetermined intervals during the term of the Lease. In certain limited circumstances, in addition to base rent, the Lessees may be required to pay percentage rent, which is computed as a percentage of the Lessee's gross sales or revenues.

INSURANCE, TAXES, MAINTENANCE AND REPAIRS

     All triple-net Leases require that the Lessee pay all costs and expenses including repairs, maintenance, real property taxes, assessments, utilities and insurance. The double-net Leases are similar to the triple-net Leases, but require the Company to maintain the exterior walls and/or roof of the property for which the Company reserves $.15 per square foot annually. Lessees are required to maintain all properties in good order and repair. Lessees generally also are required to maintain, for the benefit of both the Company and the Lessee, casualty insurance in an amount not less than the full replacement value of the building and other permanent improvements (or a percent of such value in the case of certain Leases, but in no event less than an amount as required to avoid co-insurance), as well as comprehensive general liability insurance, generally in an amount not less than $1.0 million for each location and loss occurrence. Lessees (other than those with a substantial net worth) generally also are required to obtain "rental value" or "business interruption" insurance for losses in operating revenue due to the occurrence of an insured event for a specified period, generally six to 12 months.

ASSIGNMENT AND SUBLEASE

     Leases may not be assigned or subleased without the Company's prior written consent except to a Lessee's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or, in certain cases, another franchisee, and provided such assignee or subtenant agrees to operate the same type of business on the premises. The Leases set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be reasonable grounds for the Company's refusal to consent. Where consent is given, the Lessee typically remains fully liable for the performance of all obligations under the Lease following assignment or sublease.

ALTERATIONS TO PREMISES

     A Lessee generally has the right, without the prior consent of the Company, to make certain immaterial structural modifications to the building and improvements (with a cost of up to 10.0% of the purchase price of the property) or, with the Company's prior written consent, to make material structural modifications that may include demolition and rebuilding. Under certain Leases, the Lessee may make any type of alterations to the leased premises without the Company's consent but must provide the Company with plans of any proposed structural modifications before construction commences. Certain Leases may require the Lessee to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount. The Lessee is required to pay for all permitted alterations.

LESSEE PURCHASE OPTION

     In limited circumstances the Leases grant to Lessees a right of first refusal to match any offer to buy the property prior to acceptance by the Company. In many cases the Lease affords the Lessee the option to purchase the property during one or more typically one-month window periods at designated times during the fifth to seventh years of the Lease. Typically the purchase price applicable upon the exercise of this option by the Lessee is intended to reflect fair market value at the time the option is exercised and is equal to the contractual rent for the year following the year in which the option is exercised divided by a percentage rate which is lower than the current rate of return on the Lease.

SUBSTITUTION OF BUSINESS ACTIVITY

     Under certain Leases, the Lessee, at its expense, is entitled to operate an alternate approved business concept on the property, provided such alternate concept has an operating history which reflects an ability to generate gross sales and potential sales growth equal to, or greater than, that experienced by the Lessee in operating the original concept. Certain Leases provide the Lessee with the right to offer the substitution of another restaurant or retail property selected by the Lessee in the event that (i) the property is not producing rent pursuant to the terms of the Lease; and (ii) the Lessee determines in good faith that the property is not economically viable (other than as a result of an insured casualty loss or condemnation) for the Lessee's continued use and occupancy in its business operation. If either event occurs, the Lessee will have the right, pursuant to specified procedures, to offer the Company the opportunity to change the use of the property for another national or regional franchised chain or retail property, with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than, the cost of the property to the Company. The Lessee is required to pay all costs incurred by the Company in connection with any substitution of business activity.

EVENTS OF DEFAULT

     The Leases generally provide that the following events, among others, constitute a default subject to applicable cure rights: (i) the insolvency or bankruptcy of the Lessee; (ii) the failure of the Lessee to make timely payment of rent or other charges due and payable under the Lease for a specified period of time (generally three to seven days) after notice of such failure; (iii) the failure of the Lessee to comply with any of its other obligations under the Lease for a specified period of time (generally 20 to 30 days) after notice of such failure; (iv) a default or termination of a franchise agreement between the Lessee and its franchisor; (v) a default under, or termination of, a development agreement for improvement of the property or indemnity agreement or the failure to establish the minimum annual rent at the end of the development period; and
(vi) a "cross default" under any other Lease between the Lessee and the Company for other properties.

     Upon default by the Lessee, the Company generally has the right under the Lease and most state laws to evict the Lessee, re-lease the property and hold the Lessee responsible for any deficiency in Lease payments, or to attempt to sell the property. In general, the Lessee remains liable for all amounts due under the Lease to the extent not paid from a security deposit (if any) or by a new Lessee. In the event of a default under a Lease, the Company either will attempt to locate a replacement operator acceptable to the franchisor or remarket the property. In lieu of obtaining a replacement operator, some franchisors may have the option and may elect to operate the business directly. The Company will have no obligation to operate the business, and no franchisor will be obligated to permit the Company or a replacement operator to operate the business. See "Risk Factors -- Ownership and Leasing of Properties" and
" -- Creditworthiness of Lessees and Financial Instruments".

MANAGEMENT OF PROPERTY PORTFOLIO

     The Company monitors its property portfolio continually and will seek to sell properties when warranted by property value and prevailing economic, business and other conditions. The Company's general policy will be to sell properties for cash. The terms of payment to the Company will be affected by custom in the area in which the property is located and the then prevailing economic conditions. The Company also may enter into tax-free exchanges to reposition its portfolio. The Company will be subject to those risks inherent in the investment in real estate including numerous factors beyond the Company's control affecting the value of its properties. See "Risk Factors -- Ownership and Leasing of Properties".

     The Company intends, to the extent consistent with its objective of qualifying and maintaining its status as a REIT, to invest in additional properties any proceeds of the sale of a property that are not required to be distributed to stockholders in order to preserve the Company's REIT status. The Company also may be required to sell a property upon the exercise of any purchase options conferred upon Lessees under the Leases, or pursuant to joint venture agreements. See
"-- Lessee Purchase Option". In selling properties, the Company may accept purchase money obligations as partial payment of the sales price. The terms of payment will be affected by custom in the area in which the property is located and by prevailing economic conditions. If a purchase money obligation is accepted in lieu of cash upon the sale of a property, the Company would continue to hold a mortgage on the property and the proceeds of the sale would be realized over a period of years rather than at closing of the sale.

                                   MANAGEMENT

GENERAL

     The Company operates under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. The Company currently has seven directors; it may have no fewer than three directors and no more than 15 directors. Directors are elected annually, and each director holds office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed by the other directors with cause or by the stockholders with or without cause upon the affirmative vote of at least a majority of all the outstanding shares of the Common Stock entitled to vote at a meeting called for that purpose. Officers are appointed and serve at the discretion of the Board of Directors.

INDEPENDENT DIRECTORS

     Under the Company's Bylaws, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. An Independent Director may not be (i) employed by the Company; (ii) an Affiliate of the Company other than solely as a result of being a director of the Company, any subsidiary of the Company or any entity in which the Company owns, beneficially or of record, a 10.0% or greater equity interest; (iii) an Affiliate of any Affiliate; (iv) a party to any transaction with the Company in which the amount involved exceeds $60,000 in any year, provided that an Independent Director may be a Lessee or an owner of an equity interest in a Lessee; or (v) a party to, or the owner of a 10.0% or greater equity interest in any party to, any business relationship with the Company which accounts for in excess of 5.0% of such party's gross income or consolidated gross revenues for its last full fiscal year, provided that an Independent Director may be a Lessee or an owner of an equity interest in a Lessee.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

     Although the Board of Directors will be responsible for the management and control of the affairs of the Company, it will retain the Advisor to provide certain management services and be responsible primarily for the Company's restaurant properties and for certain activities relating to its retail properties, subject at all times to the oversight of the Board of Directors. The directors are required only to devote such time to the affairs of the Company as their duties require. The Board of Directors will meet as required, but not less frequently than quarterly. It is anticipated that the directors will rely heavily on the Advisor with respect to the acquisition, development, financing and leasing of restaurant properties. The Advisory Agreement states that the Advisor will not be considered to be a fiduciary of the Company. The directors will monitor the actions, performance and management of the Company and activities of the Advisor to assure that such actions are in the best interests of the stockholders and consistent with the policies and other directives established by the Board of Directors.

     A majority of the Independent Directors and a majority of disinterested directors must approve each transaction with the Advisor or its Affiliates. The Board of Directors also is responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The

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

Independent Directors shall supervise the performance of the Advisor and determine from time to time (and at least annually) that the compensation of the Advisor is reasonable.

     The liability of the officers and directors while serving in such capacity is limited in accordance with the Certificate, the Bylaws and applicable law. See "-- Indemnification and Limitation of Liability".

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are:

                  NAME                     AGE         POSITION WITH THE COMPANY
----------------------------------------   ----   -----------------------------------
Patrick L. Beach........................     41   Chairman of the Board of Directors,
                                                  President and Chief Executive
                                                  Officer
W. Ross Martin..........................     37   Director, Executive Vice President,
                                                  Chief Financial Officer and
                                                  Treasurer
Ronald Max..............................     40   Vice President and Chief Investment
                                                  Officer
H. Reid Sherard.........................     49   Director
Richard J. Peters.......................     49   Independent Director
Creed L. Ford, III......................     45   Independent Director
William H. Krul, II.....................     48   Independent Director
Lee C. Howley...........................     50   Independent Director

     PATRICK L. BEACH is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Captec Advisors. Since founding Captec Financial in 1981, Mr. Beach has served as the Chairman of its Board of Directors, President and Chief Executive Officer, as well as in similar capacities for various of its Affiliates. Mr. Beach has worked exclusively with Captec Financial and its Affiliates since 1991. From 1989 to 1991 Mr. Beach also served as Chairman and President of Illiana Printing, Inc., the master franchisor for American Speedy Printing Centers, Inc. in the states of Illinois and Indiana. From 1986 until 1990 Mr. Beach was the Chairman of Wendy's of San Diego, Inc., a 27-unit franchisee of Wendy's International. Mr. Beach is a graduate of the University of Michigan School of Business Administration (B.B.A.
1977). See "Risk Factors -- Conflicts of Interest", "-- Reliance on Management and Captec Advisors; Lack of Stockholder Control" and "-- Dependence on Key Personnel and Limited Management Group".

     W. ROSS MARTIN is a director, Executive Vice President, Chief Financial Officer and Treasurer of the Company and a director, Executive Vice President and Chief Financial Officer of Captec Advisors. Mr. Martin joined Captec Financial in 1985 as Controller, was promoted to Vice President -- Finance in 1986 and Chief Financial Officer in 1994, and currently serves as a director and Executive Vice President and Chief Financial Officer of Captec Financial and in a similar capacity for various of its Affiliates. From 1982 until 1985, he was employed by Deloitte Haskins & Sells, most recently as senior consultant in the Emerging Business Services practice. Mr. Martin is a graduate of the University of Michigan School of Business Administration (B.B.A. 1982) and a Certified Public Accountant. See "Risk Factors -- Conflicts of Interest", "-- Reliance on Management and Captec Advisors; Lack of Stockholder Control" and "-- Dependence on Key Personnel and Limited Management Group".

     RONALD MAX is Vice President and Chief Investment Officer of the Company. Mr. Max joined Captec Financial in 1995 to help establish a retail properties acquisition and development program. From 1988 to 1995 Mr. Max held various positions with Brauvin Real Estate Funds, including Chief Financial Officer and Director of Acquisitions, where he was responsible for the acquisition and funding of over $100.0 million of retail properties. Prior to 1988, Mr. Max had extensive experience in real estate and financing. Mr. Max is a graduate of Northern Illinois University (B.S. 1979) and a Certified Public Accountant. See "Risk Factors -- Conflicts of Interest", "-- Reliance on Management and Captec Advisors; Lack of Stockholder Control" and "-- Dependence on Key Personnel and Limited Management Group".

     H. REID SHERARD is a director and currently is Senior Vice
President -- Sales and Marketing of Captec Financial, by which he has been employed since 1994. From 1986 to 1994 Mr. Sherard was employed by

Franchise Finance Corporation of America in several positions including Vice President, Acquisitions. Mr. Sherard is a graduate of Charleston Southern University (B.S. 1970).

     RICHARD J. PETERS is a director and currently serves as President of R.J. Peters & Company, L.L.C., a privately held investment company. From 1986 through June 1997, Mr. Peters was a senior executive of Penske Corporation ("Penske"), a privately held transportation services company. Most recently, Mr. Peters served as Executive Vice President and Chief Financial Officer of Penske, and as President and Chief Executive Officer of Penske Motorsports, Inc. Mr. Peters also is a director of Penske, Penske Motorsports, Inc. and Aon Funds. Mr. Peters is a graduate of Wayne State University (B.B.A. 1969).

     CREED L. FORD, III is a director and currently is the Chief Executive Officer of Kona Restaurant Group which owns and operates Johnny Carino's Italian Kitchen and Kona Ranch Steak House restaurants and is a Chili's Grill and Bar franchisee. From 1976 until 1997 Mr. Ford served in numerous capacities with Brinker International ("Brinker"), a multi-concept casual dining company, most recently as its Chief Operating Officer and a director. While with Brinker, Mr. Ford participated in the establishment of Chili's, the development of 600 restaurants world-wide and the management of over 70,000 employees. Mr. Ford is a graduate of Texas A&M University (B.S. 1975). Mr. Ford is a prospective Lessee of two of the Acquisition Properties.

     WILLIAM H. KRUL is a director and has been associated for the past 28 years with the Miller-Valentine Group and its affiliates, most recently as President of Miller-Valentine Construction, Inc. Mr. Krul is a director of Mercy Siena Woods Nursing Home and Mercy Western Ohio. Mr. Krul is a graduate of Wright State University in Dayton, Ohio (B.A. 1971).

     LEE C. HOWLEY is a director and has been the sole owner and President of Howley & Company, a real estate brokerage and development company, since 1981, and has been the sole owner and Chairman of Coast Management Company, a cleaning and real estate management company, since 1987. Mr. Howley is a director of Boykin Lodging Company, International Total Services, Inc. and LESCO, Inc., and currently serves as Co-Chairman of the Rock 'n Roll Hall of Fame and Museum in Cleveland, Ohio. Mr. Howley is a graduate of Georgetown University (B.A. 1970) and New York University (M.B.A. 1972).

AUDIT COMMITTEE

     The Audit Committee will consist initially of Mr. Peters, Mr. Ford and Mr. Howley, each of whom are Independent Directors. The Audit Committee will recommend the engagement of independent public accountants, the plans for, and results of, audit engagements, approve professional services provided by the independent public accountants, consider the range of audit and nonaudit fees, and review the independent public accountants' letter of comments and management's responses thereto, the adequacy of the Company's internal accounting controls, and major accounting or financial reporting matters.

COMPENSATION COMMITTEE

     The Compensation Committee will consist initially of Mr. Peters, Mr. Howley and Mr. Krul, each of whom are Independent Directors. The Compensation Committee will determine compensation for senior management, advise the Board of Directors on the adoption and administration of employee benefit and compensation plans and administer the Company's Long-Term Incentive Plan.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     As permitted under the Delaware General Corporation Law, the Company's Certificate eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of the fiduciary duty of care as a director. Liability is not eliminated or limited for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit.

     The Bylaws also provide for indemnification of officers and directors of the Company and persons who serve at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by Delaware law. The Delaware General Corporation Law authorizes indemnification of officers, directors and persons serving other entities in certain capacities at the request of the corporation, subject to certain conditions and limitations set forth therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings brought against them in such capacity if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation.

     The Company also has entered into indemnification agreements with its directors and officers which provide for indemnification to the full extent permitted under Delaware law and has agreed to indemnify the Advisor against certain liabilities.

INSURANCE

     The Company has obtained a directors and officers liability insurance policy in the aggregate amount of $5.0 million. Subject to typical exclusions, the policy insures (i) the officers and directors of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such losses.

EXECUTIVE COMPENSATION AND EMPLOYMENT CONTRACTS

     During the year ended December 31, 1996, the Company did not pay compensation to its officers or directors. For the year ended December 31, 1996, the Company's officers were paid salaries by Captec Financial which included compensation for services rendered on behalf of the Company from funds received by Captec Financial pursuant to the operation of the prior advisory agreement between Advisors Michigan and Net Lease Michigan. In October 1997, Patrick L. Beach and W. Ross Martin each entered into employment contracts with the Company. Messrs. Beach's and Martin's agreements provide for initial three-year terms that are extended automatically for an additional year at the end of each full calendar year of the agreement, subject to the right of either party to terminate the agreement at the end of the then applicable term by giving written notice of termination on or before November 30 of any year. Mr. Beach will receive an annual base salary of $150,000 and Mr. Martin will receive an annual base salary of $100,000. Both Mr. Beach and Mr. Martin will be entitled to an annual bonus on a sliding scale of from 10.0% to 100.0% of annual base salary contingent, and based upon, the percentage increase of FFO per share in any calendar year from the prior calendar year. For purposes of any bonuses payable for 1997, the Compensation Committee of the Board of Directors will calculate appropriate prorated amounts. Messrs. Beach and Martin also have been granted 10-year options to purchase 400,000 and 200,000 shares of Common Stock, respectively, at the initial public offering price. The options will vest and become exercisable in three equal annual installments on the first through third anniversaries of the execution of the employment agreements. Each employment agreement provides that upon the termination of the employee's employment by the Company other than for "cause" (as defined in the employment agreements); by the employee for certain actions of the Company, such as effecting a material adverse change in the employee's responsibilities or the failure of the Company to nominate Mr. Beach or Mr. Martin to the Board of Directors; or a "change in control" of the Company (as defined in the employment agreements), the employee will be entitled to all compensation and benefits payable under the employment agreement for the remainder of its term.

COMPENSATION OF DIRECTORS

     The Company will pay its Independent Directors an annual fee of $16,000 and a fee of $1,000 for each directors' meeting and each committee meeting attended and $250 for participation in each meeting by telephone. No other directors will receive directors' fees. Each Independent Director named above has been granted a 10-year option for 5,000 shares of Common Stock pursuant to the Long-Term Incentive Plan, exercisable at the initial public offering price of the Common Stock and subject to vesting fully within the first two years of issuance.

DIRECTORS' DEFERRED COMPENSATION PLAN

     The purpose of the Company's Directors' Deferred Compensation Plan (the "Deferred Plan") is to assist in attracting and retaining persons of competence and stature to serve as Independent Directors by giving them the option to defer receipt of the fees payable to them by the Company for their services as directors. The Deferred Plan is (i) applicable to all director's fees payable with respect to periods commencing with the Company's fiscal quarter that begins October 1, 1997; (ii) limited to those directors who receive fees for services as a director and are not employed by the Company; and (iii) administered by Company officers or directors appointed by the Board of Directors, who are not eligible to participate in the Deferred Plan.

LONG-TERM INCENTIVE PLAN

     The purpose of the Company's Long-Term Incentive Plan (the "Plan") is to promote the long-term growth and profitability of the Company by enabling it to attract, retain and reward key employees and directors of the Company and to strengthen the mutuality of interest between such key employees and the Company's stockholders. Grants of incentive or nonqualified share options, restricted shares, deferred shares, share purchase rights, share appreciation rights in tandem with options ("SARs"), other share-based awards or any combination thereof, may be made under the Plan. Eligible employees of the Company may participate in the Plan. The Compensation Committee will administer the Plan, and the members of the Compensation Committee are not eligible to participate in the Plan. The Company has reserved 400,000 shares of Common Stock for issuance under the Plan. The share limitations, shares reserved and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a share dividend, split or other change in the corporate structure of the Company affecting the shares.

     Share Options and Tandem SARs. The exercise price of share options granted under the Plan may not be less than the fair market value (as defined in the Plan) of the shares on the date the option is granted. The Compensation Committee may grant tandem SARs to any person granted an option under the Plan. Each tandem SAR will represent the right to receive, in cash or shares as the Compensation Committee may determine, a distribution in an amount equal to the excess of the fair market value of the option shares (to which the SAR corresponds) on the date of exercise over the exercise price for those shares. Each tandem SAR expires at the same time as its corresponding option. The exercise of an option will cause an immediate forfeiture of its corresponding SAR, and the exercise of an SAR will cause an immediate forfeiture of its corresponding option. The Plan provides that all options and tandem SARs will vest on a change in control of the Company (as defined in the Plan).

     Share Awards. The Compensation Committee may award shares of the Common Stock under the Plan and may place restrictions on the transfer or defer the date of receipt of those shares. Each award will specify any applicable restrictions or deferral date, the duration of those restrictions and the time at which the restrictions lapse. Participants will be required to deposit shares with the Company during the period of any restrictions. The Compensation Committee also may grant share purchase rights for which the purchase price may not be less than the fair market value (as defined in the Plan) on the date of grant, except that the purchase price may not be less than 85.0% of the fair market value on the date of the grant if the grant is made in lieu of cash compensation.

     Other Share-Based Awards. The Compensation Committee may grant other awards of shares and other awards that are valued or otherwise based on the Company's Common Stock.

     Miscellaneous. The Plan provides for vesting, exercise or forfeiture of rights granted under the Plan on retirement, death, disability, termination of employment or a change of control. The Board of Directors may modify, suspend or terminate the Plan provided it does not impair the rights thereunder of any participant. Under applicable law, the stockholders must approve any increase in the maximum number of shares reserved for issuance under the Plan, any change in the classes of employees eligible to participate in the Plan and any material increase in the benefits accruing to participants. The Company also may, at any time subsequent to completion of the Offering, register the 400,000 shares of Common Stock reserved for issuance pursuant to the Plan creating additional shares of Common Stock eligible to be sold in any public trading market which may develop for the Common Stock. See "Risk Factors -- Shares Eligible for Future Sale".

                              CERTAIN TRANSACTIONS

     Prior to the Offering, the Company engaged in numerous transactions with Affiliates, including those set forth below.

     In 1996 the Company acquired delinquent mortgage loans from Captec Financial, an Affiliate, in anticipation of a restructuring pursuant to which the Company received deeds in lieu of foreclosure and entered into net leases with a new Lessee. At June 30, 1997, all but $788,479 of the delinquent mortgage loans had been restructured as operating leases, and the balance is expected to be similarly restructured in the near future. See "Business -- Investment in Financial Instruments" and Notes 4 and 6 to Financial Statements.

     In January 1997, the Company acquired two net leased real properties and three equipment leases from Captec II for an aggregate purchase price of approximately $2.4 million. See "Business -- Prior Performance of Captec Financial".

     At June 30, 1997, the Company had the Master Note with Captec Financial, an Affiliate, collateralized in part by a $6.4 million senior interest in a portfolio of loans under an assignment of contracts with Captec Financial, and in part by a $3.3 million subordinate interest in a portfolio of loans owned by Captec Funding, an Affiliate, under an assignment of contracts with Captec Financial. The Master Note bears interest at the annual rate of 8.0% and is payable on demand. The Company also holds a $2.0 million promissory note collateralized by a subordinate class certificate issued by Captec Trust, an Affiliate, which bears interest at an annual rate of 15.7%. See "Conflicts of Interest" and Note 3 to Financial Statements.

     The Company made a demand loan of $421,920 collateralized by a first mortgage on a Blockbuster Video unit owned by the father-in-law of W. Ross Martin, Executive Vice President, Chief Financial Officer and a director of the Company. This note bears interest at a rate of 9.0% per annum. See Note 5 to Financial Statements.

     Prior to its merger, Net Lease Michigan had an agreement with Advisors Michigan whereby Advisors Michigan managed the operations of Net Lease Michigan and received asset management fees of $935,000 and $330,000 and acquisition fees of approximately $2,630,000 and $654,000, in 1996 and 1995, respectively, which it in turn paid to Affiliates. During 1995 and 1996, the Company also made short-term demand notes to several Affiliates. At June 30, 1997, such loans aggregated $5.2 million. The notes bear interest at 8.0% and are payable on demand. See "Business -- Investment in Financial Instruments" and Note 11 to Financial Statements.

     Creed L. Ford, III, a director of the Company, is a prospective Lessee of two of the Acquisition Properties.

     In September 1997, the Company entered into the Advisory Agreement, pursuant to which Captec Advisors, an Affiliate, will perform various services for the Company, particularly with respect to restaurant properties, and will receive fees and compensation for such services. See "Business -- The Advisor and the Advisory Agreement" and "Conflicts of Interest -- Compensation of the Advisor".

     The Company has agreed, subsequent to the completion of the Offering, to acquire the General Partnership Interests of Captec III and Captec IV from the current general partners, which are wholly-owned subsidiaries of Captec Financial, and Patrick L. Beach, the Company's Chairman, President and Chief Executive Officer. The Company will acquire the General Partnership Interests for $3.3 million in the aggregate, $315,000 of which will be paid to Mr. Beach in cash, and the balance of which will be offset against amounts owed to the Company by Affiliates. See "Risk Factors -- Exposure to Liabilities of Affiliated Partnerships" and "Business -- The Affiliated Partnerships".

     Upon the completion of the Offering, the Company will redeem 40,500 shares of Preferred Stock from The Public Institution For Social Security, an Affiliate, utilizing proceeds of the Offering and issue the Exchange Shares for 9,500 shares of Preferred Stock. The Company has agreed to register, at its expense, these shares of Common Stock in the event of a subsequent public offering of the Common Stock by the Company or upon demand by the owner of the shares at any time subsequent to 180 days following the completion of the Offering. See "Prospectus Summary -- Transactions with Affiliates and Conflicts of Interest" and "Use of Proceeds".

     The Company believes that each of the foregoing transactions is fair to the Company and on terms no less favorable to the Company than those available from unrelated third parties.

     Subsequent to the Offering, the Company will not make loans to Affiliates and will enter into transactions with Affiliates only if the transaction has been approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transactions as fair and reasonable to the Company and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures".

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus and after giving effect to the Offering, the redemption of the Preferred Stock and the issuance of Exchange Shares for the unredeemed Preferred Stock, information regarding the beneficial ownership of Common Stock by each person known by the Company to be the beneficial owner of more than 5.0% of the outstanding Common Stock, by each executive officer, director and proposed director of the Company, and by all executive officers and directors of the Company as a group. To the knowledge of the Company, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person. None of such stockholders is selling any Common Stock in the Offering.

                                                     BENEFICIAL OWNERSHIP       BENEFICIAL OWNERSHIP
                                                    PRIOR TO THE OFFERING      AFTER TO THE OFFERING
               NAME AND ADDRESS OF                  ----------------------     ----------------------
               BENEFICIAL OWNER(1)                  SHARES      PERCENTAGE     SHARES      PERCENTAGE
--------------------------------------------------  -------     ----------     -------     ----------
Patrick L. Beach(2)...............................  460,266        47.0%       460,266         4.8%
W. Ross Martin(3).................................  210,036        21.4        210,036         2.2
H. Reid Sherard...................................   33,086         3.4         33,086         0.3
Ronald Max(4).....................................       --          --             --          --
Richard J. Peters(5)..............................       --          --             --          --
Creed L. Ford, III(5).............................       --          --             --          --
William H. Krul, II(5)............................       --          --             --          --
Lee C. Howley(5)..................................       --          --             --          --
Captec Financial Group, Inc.......................   99,273        10.1         99,273         1.0
Michigan Corp.....................................  143,373        14.6        143,373         1.5
The Public Institution For Social Security........                             527,778         5.5
                                                    -------       -----        -------       -----
All executive officers and directors as a group (8
  persons)........................................  703,388        71.8        703,388         7.4

---------------

(1) The address of each such beneficial owner is 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48016.

(2) Excludes 400,000 shares of the Common Stock subject to options which are not exercisable within 60 days.

(3) Excludes 200,000 shares of the Common Stock subject to options which are not exercisable within 60 days.

(4) Excludes 50,000 shares of Common Stock subject to options which are not exercisable within 60 days.

(5) Excludes 5,000 shares of Common Stock subject to options which are not exercisable within 60 days.

                          CAPITAL STOCK OF THE COMPANY

GENERAL

     The Certificate authorizes the issuance of up to 40,000,000 shares of Common Stock of which 980,330 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which 50,000 shares are issued and outstanding and none of which will be issued and outstanding upon completion of the Offering. In addition, the Company will issue the Exchange Shares for 9,500 shares of Preferred Stock upon the consummation of the Offering and has reserved up to 400,000 shares of Common Stock for issuance under the Plan and 600,000 shares of Common Stock for issuance upon exercise of options to be granted to Messrs. Beach and Martin pursuant to their employment agreements. Following the completion of the Offering, 9,508,108 shares of Common Stock will be issued and outstanding (10,708,108 if the Underwriters' overallotment option is exercised in full) and no shares of Preferred Stock will be issued and outstanding.

     There is no established trading market for the Common Stock. The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "CRRR".

     Norwest Bank Minnesota, N.A. will act as transfer agent and registrar for the Common Stock.

     The following description of the Company's capital stock and of certain provisions of the Certificate is a summary of, and is qualified in its entirety by reference to, the Certificate, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Risk
Factors -- Anti-Takeover Effect of Limitation on Ownership of Common Stock" and "Additional Information".

COMMON STOCK

     Holders of the Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. The holders of Common Stock, upon any liquidation, dissolution or winding-up of the Company, are entitled to share ratably in any assets remaining after payment in full of all liabilities of the Company and all preferences of the holders of any outstanding Preferred Stock. The shares of Common Stock possess ordinary voting rights, each share entitling the holder thereof to one vote. Holders of Common Stock do not have cumulative voting rights in the election of directors and do not have preemptive rights. All of the shares of the Common Stock now outstanding are, and the shares of the Common Stock offered hereby when issued and sold to the Underwriters in the manner described in this Prospectus will be, fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors has the authority, without stockholder approval, to issue up to 10,000,000 shares of Preferred Stock from time to time in one or more series, to establish the number of shares of Preferred Stock to be included in each such series and to fix the designations, powers, preferences and rights of the Preferred Stock of each such series and the qualifications, limitations or restrictions thereof. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company, could decrease the amount of earnings and assets available for distribution to the holders of the Common Stock, could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock and in certain circumstances, could have the effect of decreasing the market price of the Common Stock. As of the date of this Prospectus, there are 50,000 shares of Preferred Stock outstanding, 40,500 of which will be redeemed upon completion of the Offering utilizing a substantial portion of the net proceeds of the Offering and 9,500 of which will be exchanged for the Exchange Shares. Upon the completion of the Offering there will be no Preferred Stock outstanding. The Company has not designated any additional Preferred Stock and has no plans to issue any additional Preferred Stock. See "Risk Factors -- Conflicts of Interest" and "Conflicts of Interest".

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares. Not more than 50.0% in value of the Company's outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year of the Company's existence) or during a proportionate part of a shorter taxable year, and the Company must be owned beneficially by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT". Because the Company expects to qualify as a REIT, the Certificate limits the acquisition of shares of the Company's capital stock (the "Ownership Limit").

     The Ownership Limit provides that, subject to certain exceptions set forth in the Certificate, no person may own, or be deemed to own, by vote or value, by virtue of the applicable attribution provisions of the Code, more than 9.8% of the outstanding shares of the Company. The Board of Directors may, but is not required to, waive the Ownership Limit if it determines that greater ownership will not jeopardize the Company's status as a REIT. As a condition of waiver, the Board of Directors may require opinions of counsel satisfactory to it and undertakings or representations from the applicant with respect to preserving the REIT status of the Company.

     If any purported transfer of capital shares of the Company or any other event would otherwise result in any person or entity violating the Ownership Limit or would cause the Company to be owned beneficially by fewer than 100 persons, that transfer will be void and of no force or effect as to the number of shares in excess of the Ownership Limit, and the purported transferee (the "Prohibited Transferee") will acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to shares in excess of the Ownership Limit (the "Prohibited Owner") will cease to own any right or interest) in the shares in excess of the Ownership Limit. In addition, if any purported transfer of shares of the Company or any other event would cause the Company to become "closely held" under the Code or otherwise to fail to qualify as a REIT under the Code, that transfer will be void and of no force or effect as to the number of shares in excess of the number that could have been transferred without that result, and the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner will cease to own any right or interest) in the excess shares. Also, if any purported transfer of shares of the Company or any other event would otherwise cause the Company to own, or be deemed to own by virtue of the applicable attribution provisions of the Code, 10.0% or more, by vote or value, of the ownership interests in any Lessee or sublessee, that transfer or event will be void and of no force or effect as to the number of shares in excess of the number that could have been transferred or affected by that event without that result, and the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner will cease to own any right or interest) in the excess shares.

     The Certificate further provides that notwithstanding the foregoing restrictions, in the event of any transfer or other change which results in any Prohibited Owner owing in excess of the Ownership Limit, the number of shares so in excess shall be transferred automatically and without further action to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Charitable Beneficiary"). The trustee of the trust, who will be designated by the Company and be unaffiliated with the Company and any Prohibited Owner, will be empowered to sell the shares-in-trust to a qualified person or entity and to distribute to the applicable Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for those excess shares or the sale proceeds received for those shares by the trust. The trustee will be empowered to sell any shares-in-trust resulting from any event other than a transfer, or from a transfer for no consideration, to a qualified person or entity and distribute to the applicable Prohibited Owner an amount equal to the lesser of the fair market value of those excess shares on the date of the triggering event or the sale proceeds received by the trust for those shares-in-trust. The proceeds, if any, in excess of the amount owing to the Prohibited Owner shall be distributed to the Charitable Beneficiary. For a 90-day period beginning on the date of a Prohibited Transfer, the resulting shares-in-trust shall be deemed to be offered for sale to the Company. Prior to a sale of any shares-in-trust by the trustee, the trustee will be entitled to receive, in trust for the benefit of the Charitable Beneficiary, all dividends and other distributions paid by the Company with respect to those shares, and also will be entitled to exercise all voting rights with respect to shares-in-trust. All certificates representing shares of the Company will bear a legend referring to the restrictions described above.

     The Ownership Limit may have the effect of precluding an acquisition of control of the Company without approval of the Board of Directors. See "Risk Factors -- Anti-Takeover Effect of Limitation on Ownership of Common Stock".

DELAWARE BUSINESS COMBINATION PROVISIONS

     As a Delaware corporation, the Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which may have the effect of significantly delaying a purchaser's ability to acquire the entire interest in the Company if such acquisition is not approved by the Company's Board of Directors. In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15.0% or more of a corporation's outstanding voting stock) from engaging in a "Business Combination" (defined below) with a Delaware corporation for three years following the date such person became an Interested Stockholder. For purposes of Section 203, the term "Business Combination" is defined broadly to include mergers and certain other transactions with or caused by the Interested Stockholder, sales or other dispositions to the Interested Stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10.0% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for transfers in a conversion or exchange or a pro-rata distribution or certain other transactions, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on Business Combinations by Section 203 does not apply if: (a) prior to the date on which a stockholder becomes an Interested Stockholder, the Board of Directors approves either the Business Combination or the transaction which resulted in the person becoming an Interested Stockholder; (b) the Interested Stockholder owns 85.0% of the corporation's voting stock upon consummation of the transaction which made him or her an Interested Stockholder (excluding from the 85.0% calculation shares owned by directors who are also officers of the corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date a person becomes an Interested Stockholder, the Board of Directors approves the Business Combination, and it is also approved at a stockholders meeting by two-thirds of the voting stock not owned by the Interested Stockholder. The restrictions described above do not apply to certain Business Combinations proposed by an Interested Stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering the Company will have outstanding 9,508,108 shares of Common Stock (assuming no exercise of the Underwriters' over-allotment option). All shares sold in the Offering (other than any shares which may be acquired by an Affiliate) will be freely tradable in the public market without restriction or further registration under the Securities Act.

     The remaining 1,508,108 outstanding shares of Common Stock upon completion of the Offering are "restricted securities" as that term is defined under Rule 144 and may be sold only pursuant to registration under the Securities Act or pursuant to an exemption therefrom, such as that provided by Rule 144. In general, under Rule 144, if one year has elapsed since the later of (i) the date of acquisition of shares of Common Stock from the Company, or (ii) the date of acquisition of shares of Common Stock from any Affiliate of the Company (as defined in the Securities Act), the acquiror or subsequent holder is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1.0% of the then-outstanding shares of Common Stock or the average weekly trading volume of shares of Common Stock on all national securities exchanges or reported through the consolidated transactions reporting system during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain restrictions on the manner of sales, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of shares of Common Stock from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares of Common Stock in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. Of the shares of Common Stock to be outstanding immediately after the Offering up to 980,330 shares may be eligible for immediate resale under Rule 144 subject to Rule 144's volume, manner of sale and other restrictions and the Exchange Shares will be so eligible upon satisfaction of such conditions and of a one year holding period. The Company and its stockholders, officers and directors have agreed that they will not offer, sell, contract to sell, announce their intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any additional shares of Common Stock or securities convertible, exchangeable into or exercisable for any shares of Common Stock without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this Prospectus.

     After the completion of the Offering, the Company may file a Registration Statement on Form S-8 under the Securities Act to register all of the shares of Common Stock reserved for issuance under the Plan and upon exercise of stock options granted to Messrs. Beach and Martin. The Company also has agreed to register the Exchange Shares in the event of a subsequent public offering of the Common Stock by the Company or upon demand by the owner of the shares at any time subsequent to 180 days following the completion of the Offering. After the date of any such registrations, such shares when issued will be immediately eligible for sale in the public market, provided that shares owned by Affiliates of the Company (as defined in the Securities Act) which are not sold pursuant to an effective registration statement, will be subject to the volume limitations, manner of sale provisions, and public information and notice requirements of Rule 144.

     Prior to the Offering, there has been no public market for the Common Stock. The effect, if any, that future market sales of Common Stock or the availability of such Common Stock for sale will have on the market price of the Common Stock prevailing from time to time cannot be predicted. Sales of substantial amounts of Common Stock in the public market (or the perception that such sales could occur) might adversely affect the market price for the Common Stock.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the federal income tax considerations that materially affect a prospective stockholder who is a U.S. citizen or resident (including individual retirement accounts). The discussion is general in nature and not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local or foreign tax considerations. The discussion does not address all aspects of federal income tax law that may be relevant to a prospective stockholder of the Company in light of his or her particular circumstances or to certain types of stockholders (including, for example, insurance companies, financial institutions or broker-dealers, tax-exempt entities and (except to the limited extent discussed herein) foreign corporations, tax-exempt entities and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND EACH PROSPECTIVE STOCKHOLDER OF THE COMPANY IS ADVISED TO CONSULT WITH HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMPANY'S COMMON STOCK, OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

     The Company intends to elect to be taxed as a REIT for federal income tax purposes, and expects that it will be organized and will operate in such a manner so as to qualify for taxation as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1997 and thereafter. No assurance can be given, however, that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

     Baker & Hostetler LLP, counsel to the Company ("Counsel"), has rendered its opinion, subject to certain assumptions and qualifications and conditioned upon certain factual representations by the Company, that commencing with its taxable year ending December 31, 1997 (i) the Company will be organized in conformity with the requirements for qualification as a REIT under the Code and that the method of operation of the Company will permit the Company to continue to so qualify for its current and future taxable years provided the Company meets and continues to meet the asset composition, source of income, stockholder diversification, distribution and other requirements of the Code necessary for the Company to qualify as a REIT, and (ii) the discussion of matters of law contained herein under the heading "Federal Income Tax Considerations" is accurate in all material respects, and, subject to the qualification set forth herein such discussion fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock.

Unlike a tax ruling, an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the Company as a REIT for federal income tax purposes. With respect to Counsel's opinion relating to the qualification of the Company as a REIT, it should be noted that the Company's continued qualification as a REIT in current and future taxable years will depend upon whether the Company continues to meet the various qualification tests imposed under the Code (discussed in detail below). Counsel will not review compliance with these tests on a periodic or continuing basis. Accordingly, no assurance is given that the actual results of the Company's operations for the current or future taxable years will satisfy such requirements. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Failure to Qualify".

     The opinions and discussion herein are based upon the Code as currently in effect, applicable Treasury Regulations adopted thereunder, reported judicial decisions, and IRS rulings, all as of the date hereof, and certain factual representations and assumptions made by the Company concerning the organization and proposed operation of the Company. There is no assurance, however, that the legal authorities on which such opinions and this discussion are based will not change (perhaps retroactively), that the Company's representations and factual assumptions underlying this discussion will be accurate or that there will not be a change in circumstances of the Company that would affect such opinions or this discussion. Accordingly, there is no assurance that the IRS will not challenge Counsel's opinions.

TAXATION OF THE COMPANY AS A REIT

     If the Company qualifies for taxation as a REIT and distributes to its stockholders at least 95.0% of its REIT taxable income, it generally will not be subject to federal corporate income tax on the portion of its ordinary income or capital gain that is timely distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. If the Company were to fail to qualify as a REIT, it would be taxed at rates applicable to corporations on all of its income, whether or not distributed to its stockholders. Even if the Company qualifies as a REIT, it may be subject to federal income or excise tax as follows:

          (i) The Company will be taxed at regular corporate rates on REIT taxable income and net capital gains not distributed to its stockholders. With respect to capital gains not distributed to stockholders, however, if the Company makes a proper tax election (the "Deemed Distribution Election") and pays the tax due within 30 days after the close of the taxable year, (i) the stockholder will include in its taxable income, as long-term capital gains, the amount which would have been included had the income been distributed, and (ii) the stockholder will be deemed to have paid the tax on such amount and will be allowed a credit or refund as the case may be, for the tax so deemed to have been paid by it.

          (ii) Under certain circumstances, the Company may be subject to the "alternative minimum tax" on its tax preference items, if any;

          (iii) If the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100.0% tax;

          (iv) If the Company should fail to satisfy the 75.0% gross income test (the "75.0% Test") or the 95.0% gross income test (the "95.0% Test") (each as discussed below), but has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100.0% tax on the income attributable to the greater of the amount by which the Company fails the 75.0% Test or the 95.0% Test, multiplied by a fraction intended to reflect the Company's profitability;

          (v) If the Company fails to distribute during each calendar year at least the sum of (A) 85.0% of its REIT ordinary income for such year, (B) 95.0% of its REIT capital gain net income for such year (except to the extent the Deemed Distribution Election has been made) and (C) any undistributed taxable income from prior years, it would be subject to a 4.0% excise tax on the excess of such required distribution over the amounts actually distributed;

          (vi) If the Company has (A) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by the Company by foreclosure or otherwise on default on a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (B) other nonqualifying income from foreclosure property, it will be subject to tax on such income at the highest corporate rate; and

          (vii) If the Company acquires assets from a C corporation (generally a corporation subject to tax at the corporate level) in a transaction in which the Company's bases of the acquired assets are determined by reference to the bases of the assets (or any other property) of the C corporation (as it did from the merged companies), and the Company recognizes net gain on the disposition of such assets in any taxable year during the 10-year period (the "Restriction Period") beginning on the date on which such assets were acquired by the Company then, pursuant to IRS guidelines, and assuming the Company makes an election pursuant to IRS Notice 88-19, the excess of the fair market value of such property at the beginning of the applicable Restriction Period over the Company's adjusted basis in such property at the beginning of the Restriction Period will be subject to a tax at the highest regular corporate rate.

REQUIREMENTS FOR QUALIFICATION AS A REIT

  General

     The Code defines a REIT as a corporation, trust or association which:

          (i) is managed by one or more trustees or directors;

          (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

          (iii) would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

          (iv) is neither a financial institution nor an insurance company subject to certain provisions of the Code;

          (v) has the calendar year as its taxable year;

          (vi) the beneficial ownership of which is held by 100 or more persons;

          (vii) during the last half of each taxable year not more than 50.0% in value of the outstanding shares of which is owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain exempt entities);

          (viii) makes an election to be a REIT (or made such an election in a previous taxable year that is still valid) and satisfies all relevant filing and other administrative requirements that must be met in order to maintain REIT status; and

          (ix) meets certain income and asset tests, described below.

     Conditions (i) through (v), inclusive, must be met during the entire taxable year and condition (vi) must be met during at least 335 days of a taxable year of 12 months, or during an equally proportionate part of a taxable year of less than 12 months. However, conditions (vi) and (vii) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. The Company's taxable year will be the calendar year. Following the consummation of the Offering, the Company will have satisfied the share ownership requirements set forth in (vi) and (vii) above (respectively, the "100 Stockholder Requirement" and "Five or Fewer Requirement"). In order to assist the Company in complying with the share ownership requirements, the Company has placed certain restrictions on the transfer of its Common Stock to prevent further concentration of share ownership. See "Capital Stock of the Company -- Restrictions on Transfer". Moreover, to evidence compliance with these requirements, the Company must maintain records which disclose the actual ownership of its outstanding Common Stock. In fulfilling its obligation to maintain these records, the Company must, and will, demand written statements each year from the record holders of designated percentages of its Common Stock disclosing the actual owners of such Common Stock. A list of those persons failing or refusing to comply with such demand must be maintained as a part of the Company's records. A stockholder failing or refusing to comply with the Company's written demand must submit with his or her tax return a similar statement and certain other information. If the Company (i) complies with all of these requirements designed to ascertain the actual owners of the Company's Common Stock, and (ii) does not know, or through the exercise of reasonable diligence would not have known, of the Company's failure to meet the Five or Fewer Requirement, then the Company will be treated as having met such requirement for that taxable year.

  Asset Tests

     In order for the Company to maintain its qualification as a REIT, at the close of each quarter of its taxable year, it must satisfy three tests relating to the nature of its assets:

          (i) At least 75.0% of the value of the Company's total assets must be represented by any combination of interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and certain government securities;

          (ii) Not more than 25.0% of the Company's total assets may be represented by securities other than those in the 75.0% asset class; and

          (iii) Of the investments included in the 25.0% asset class, the value of any one issuer's securities owned by the Company may not exceed 5.0% of the value of the Company's total assets, and the Company may not own more than 10.0% of any issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary (as defined in the Code) or another REIT).

     Where the Company owns an interest in a partnership, it will be treated for purposes of the asset tests as owning a proportionate part of the partnership's assets. Except for certain equipment owned and leased by the Affiliated Partnerships, the Company's investment in the properties through its interest in the Affiliated Partnerships are expected to constitute qualified assets for purposes of the 75.0% asset test. Notwithstanding the Affiliated Partnership's ownership of such equipment, the Company has performed financial analyses to confirm that more than 75.0% of the value of its assets will be real estate assets.

     Further, the Company does not expect to hold any securities representing more than 10.0% of any issuer's voting securities, nor does the Company expect to hold securities of any one issuer in an amount exceeding 5.0% of the value of the Company's gross assets.

     If the Company inadvertently fails one or more of the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status, provided that (i) it satisfied all of the asset tests at the close of a preceding calendar quarter, and (ii) the discrepancy between the values of the Company's assets and the standards imposed by the asset tests either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition. If the condition described in clause (ii) of the preceding sentence was not satisfied, the Company could still avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

  Income Tests

     In order for the Company to maintain its qualification as a REIT, it must satisfy two percentage tests relating to the source of its gross income in each taxable year. For purposes of these tests, where the Company invests in a partnership, the Company will be treated as receiving its proportionate share of the gross income of the partnership, and such gross income will retain the same character with the Company as it had with the partnership.

     (i) The 75.0% Test. At least 75.0% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from specified real estate sources, including "rents from real property" and interest and certain other income earned from mortgages on real property, gain from the sale of real property or mortgages (other than in prohibited transactions) or income from qualified types of temporary investments.

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

     (ii) The 95.0% Test. At least 95.0% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75.0% Test or from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

     Rents received by the Company will qualify as "rents from real property" for purposes of the 75.0% Test and the 95.0% Test if the following requirements are met:

          (i) The amount of rent received must generally not be based in whole or in part on the income or profits derived by any person from such property. Amounts received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales, or of being based on the net income or profits of the tenant if (a) the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property and (b) such tenant receives from subtenants only amounts which would be treated as rents from real property if received directly by the Company;

          (ii) Rent attributable to personal property leased in connection with a lease of real property will qualify as "rents from real property" unless such rent is greater than 15.0% of the total rent received under the lease, in which case none of the rent qualifies (the "15.0% Test"). The rent attributable to such personal property is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of such personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property of a lease at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). The Company must generally apply the 15.0% Test to each Lease separately. The Company has reviewed these requirements and has represented that rents attributable to personal property will not exceed 15.0% of the total rents received under any the Leases.

          (iii) Rents must not be received from a tenant in which the Company or a direct or indirect owner of 10.0% or more of the Company owns directly or constructively a 10.0% or greater interest in the assets or net profits of such tenant (a "Related Party Tenant"). However, a REIT and a Tenant will not be related (and, therefore, rents paid by the tenant to the REIT will be qualifying rents) if (i)(a) the REIT's shares are owned by a partnership and (b) a partner owning (directly or indirectly) less than a 25.0% interest in that partnership also owns an interest in the tenant, or (ii) where owners of the REIT and owners of the tenant are partners in a partnership and neither the owners of the REIT nor the owners of the tenant are directly and indirectly 25.0% or greater partners in the partnership; and

          (iv) The Company must not operate or manage its property or furnish or render directly services to its tenants unless such services are of a type that a tax-exempt organization can provide its tenants without causing its rental income to be unrelated business taxable income under the Code ("Qualifying Services"). If such services are not Qualifying Services, such services must be rendered by an "independent contractor" that is adequately compensated and from whom the Company derives no income. Receipts for services furnished (whether or not rendered by an independent contractor) that are not customarily provided to tenants of properties of a similar class in the geographic market in which the Company's property is located ("Noncustomary Services") will not qualify as rents from real property. However, the Company may provide non-Qualifying Services and Noncustomary Services in an amount (not valued at less than 150.0% of the Company's direct cost for the services) that does not exceed 1.0% of the gross income from the property for which the services are provided (the "De Minimis Service Amount"). Although the Company does provide certain management services, the Company has represented to Counsel that, except to the extent of certain services the Company will perform for the Affiliated Partnerships, these services are usual and customary management services provided by landlords in the geographic areas in which the Company owns property, and that such services are not primarily for the convenience of its tenants. To the extent the provision of services would cause the Company no longer to qualify as a REIT, the Company has represented that it will hire independent contractors, from which the Company derives no income, to perform such services.

     If the sum of the income realized by the Company that does not satisfy the requirements of the 75.0% Test and the 95.0% Test (collectively, "Non-Qualifying Income"), exceeds 5.0% of the Company's gross income for any taxable year, the Company's status as a REIT would be jeopardized. The Company has recognized that it will have non-Qualifying Income from a number of sources including, but not limited to, the following:

     1. Income from services performed for the Affiliated Partnerships;

     2. Income allocation from the Company's general partner interest in the Affiliated Partnerships attributable to equipment leased by such partnerships;

     3. Income from certain equipment and furniture and fixture leases;

     4. Rental income from Related Party Tenants; and

     5. The proportionate share of the Company's income from its investment in a REMIC to the extent such income is not derived from the REMIC's investment in real estate assets.

     Notwithstanding the foregoing, the Company has performed financial analysis with regard to this non-Qualifying Income and has represented that the amount of its Non-Qualifying Income will not exceed 5.0% of the Company's annual gross income for any taxable year. There is no guarantee, however, that the 75.0% Test and the 95.0% Test will be met.

     It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms. If the Company enters into any contract designed to hedge any indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95.0% Test, but not for the 75.0% Test. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

     If the Company fails to satisfy one or both of the 75.0% Test or the 95.0% Test for any taxable year, it may still qualify as a REIT in such year if (i) it attaches a schedule of the source and nature of each item of its gross income to its federal income tax return for such year; (ii) the inclusion of any incorrect information in its return was not due to fraud with intent to evade tax; and
(iii) the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, the Company will still be subject to a tax imposed with respect to the excess net income. See "-- Taxation of the Company as a REIT".

  Characterization of Property Leases

     The Company currently leases the Existing Properties pursuant to leases of the type described in "Description of Properties and Property Leases". The Company intends to acquire additional properties, including the Acquisition Properties, and has represented that it will consult with counsel and lease them on terms substantially identical to the terms described in "Description of Properties and Leases". The ability of the Company to claim certain tax benefits associated with ownership of the properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases (under which the Company is the owner of the leased property for federal income tax purposes), rather than a conditional sale of the property or a financing transaction. A determination by the IRS that the Company is not the owner of the properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. A denial of the Company's depreciation deductions could result in a determination that the Company's distributions to stockholders were insufficient to satisfy the 95.0% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "-- Annual Distribution Requirements", below. Furthermore, if the leases are recharacterized as service contracts, partnership agreements or some other form of arrangement, the rents likely would be disqualified as "rents from real property." However, in the event that the Company were determined not to be the owner of a particular property, the income that the Company would receive pursuant to the recharacterized lease likely would constitute interest and qualify under the 95.0% Test and 75.0% Test by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal

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

ownership structure of such property will have the effect of making the building serve as collateral for the debt obligation.

     The characterization of transactions as leases, conditional sales or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of property is to be treated as the owner, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar. Judicial decisions and pronouncements of the IRS with respect to the characterization of transactions as either leases, conditional sales or financing transactions have made clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors.

     For example, a transaction generally will be treated as a lease and the lessor will be treated as the owner of the property for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership if the following conditions exist:

          1. The lessor owns an equity investment at least equal to 20.0% of the cost of both the building (or buildings, if there is more than one building) and the underlying land with respect to a property, such equity investment remains at risk throughout the lease term, and the lessor's commitment to make its equity investment and continue with the transaction is unconditional at the time the lease commences;

          2. The lessor and lessee intend for their relationship to be that of lessor and lessee and such relationship is documented by lease agreements;

          3. The lessor bears the risk of loss in value of the building or buildings and the underlying land with respect to a property;

          4. The lessor benefits from any appreciation in value of the building or buildings and the underlying land with respect to a property;

          5. The lessee is liable for repairs and to return the property in reasonably good condition;

          6. Insurance proceeds will be used to restore the property and, to the extent not so used, will belong to the lessor;

          7. Any lessee purchase option is exercisable only at an amount equal to the then fair market value of the leased property;

          8. The lease term is less than 30 years, excluding renewal options exercisable at fair market value;

          9. The property is reasonably expected to have, at the end of its lease term (including all renewal periods), a fair market value of at least 20% of the lessor's cost;

          10. The remaining useful life of a property, at the end of its lease term (including all renewal periods), will be at least 20% of the property's useful life at the beginning of its lease term;

          11. The lessee has the right to exclusive possession and use and quiet enjoyment of a property during the term of the lease;

          12. The lessee benefits from any savings in the costs of operating a property during the lease term;

          13. The lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates a property;

          14. Any lessee renewal option will provide for rents equal to the then fair market rental value;

          15. The rent is set at fair market rental value and the lessor expects to receive a profit from the lease transaction exclusive of the benefits derived from tax attributes associated with the lease or the leased property;

          16. No lessee (or person related to a lessee) will loan the lessor any funds, guarantee any lessor debt, or have any investment interest in the cost of the leased property.

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

     While certain characteristics of the Leases suggest the Company might not be the owner of the properties, such as the fact that most of such leases are triple-net leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company is the owner of the Existing Properties. For example, under the types of leases described in "Description of Properties and Leases," the Company will bear the risk of substantial loss in the value of the Existing Properties because the Company acquired an interest in the Existing Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the Lessee, will benefit from any appreciation in the Existing Properties, since the Company has the right at any time to sell or transfer its properties, subject to the tenant's right to purchase the property at a price intended to be not less than the property's fair market value.

     Other factors that are consistent with the ownership of the Existing Properties by the Company are (i) the Company and the lessees intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements; (ii) the lessees have the right to exclusive possession and use and quiet enjoyment of the Existing Properties during the term of the Leases; (iii) the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the Existing Properties (other than the case of "double-net" leases, where the Company bears the cost of maintaining exterior walls and/or roof of the Existing Property) and dictates how the Existing Properties are operated, maintained and improved; (iv) the tenants are generally liable for repairs and to return the Existing Properties in reasonably good condition; (v) casualty insurance proceeds generally are to be used to restore the Existing Properties and, to the extent not so used, belong to the Company; (vi) the tenants agree to subordinate their interest in the Existing Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; (vii) the tenants may not assign or sublease without the consent of the Company; and
(viii) based on the Company's representation that the Existing Properties and any Acquisition Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 35 years) a fair market value of at least 20.0% of the Company's cost and a remaining useful life of at least 20.0% of their useful lives at the beginning of the leases (and that no lessee will be permitted to purchase a property for an amount intended to be less than the property's fair market value at such time), the Company has not relinquished the Existing Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

     Concerning the Existing Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Existing Properties on substantially the same terms and conditions described in "Description of Properties and Leases", and (ii) as is represented by the Company, the residual value of the Existing Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20.0% of the Company's cost of such properties, and the remaining useful lives of the Existing Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20.0% of the Existing Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Existing Properties for federal income tax purposes and the Company therefore will be entitled to claim depreciation and other tax benefits associated with such ownership and may include rents from such leases as "rents from real property" for purposes of the 75.0% Test and the 95.0% Test. In the case of leases with respect to which the Company does not own the underlying land, including, without limitation, equipment leases, and furniture and fixtures leases and any leases not yet in place, Counsel cannot opine that such transactions will be characterized as leases. As described above, the foregoing conclusions and Counsel's opinion are based upon an analysis of all the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous, as well as representations by the Company and assumptions that are described above and set out in Counsel's opinion. Opinions of counsel are not binding upon the IRS or a court. Accordingly, there is no assurance that the IRS will not assert successfully a contrary position and, therefore, prevent the Company from qualifying for taxation as a REIT.

     The law governing the characterization of transactions as leases is complicated and is in a state of change. Furthermore, for federal income tax purposes, lease characterization is made on a property-by-property basis, based on an analysis of each particular location including, among other factors, fair rental value of the particular property and, in the case of any lease involving a lessee purchase option, the fair market value of the property at the time the option is exercisable. There are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Leases that discuss whether such leases constitute true leases for federal income tax purposes. The foregoing conclusions with respect to the relationship between the Company and the Lessees are based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. There is no assurance that the IRS will not successfully assert a contrary position. If the Leases are recharacterized as service contracts or partnership agreements, rather than leases, or if payments under any lease or sublease are based on income or profits of any tenant or sublessee, part or all of the payments that the Company receives from the Lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property". In that case, the Company likely would not be able to satisfy either the 75.0% Test or the 95.0% Test and, as a result, would lose its REIT status. See "-- Requirements for Qualification as a REIT -- Income Tests".

     In summary, if the rents do not qualify as "rents from real property" because (i) the percentage rent is based on income or profits of the Lessee (or if any Lessee receives payment from a sublessee based on income or profits),
(ii) the Company exceeds the Tenant Ownership Limitation, (iii) the Company furnishes more than the De Minimis Service Amount of non-Qualifying Services to the Lessees of the properties other than through a qualifying independent contractor (or furnishes more than the De Minimis Service Amount of Non-Customary Services (whether or not through an independent contractor) unless separately charged for by the independent contractor), or (iv) for some other reason, the Company likely would lose its REIT status because it would be unable to satisfy either the 75.0% Test or the 95.0% Test. See "-- Requirements for Qualification as a REIT -- Income Tests".

       Annual Distribution Requirements

     In order to qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95.0% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the REITs net capital gain) and (ii) 95.0% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. In addition, if the Company disposes of any asset during its Restriction Period, the Company will be required to distribute at least 95.0% of the built-in gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain (or make the Deemed Distribution Election) or distributes at least 95.0%, but less than 100.0%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular corporate tax rates. Moreover, if the Company should fail to distribute during each calendar year at least the sum of (i) 85.0% of its REIT ordinary income for such year, (ii) 95.0% of its REIT net capital gain income for such year (except to the extent the Deemed Distribution Election is made) and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4.0% excise tax on the excess of such required distribution over the amounts actually distributed.

     The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. From time to time, the Company may not have sufficient cash or other liquid assets to meet the 95.0% distribution requirement due primarily to the expenditure of cash for nondeductible expenses such as principal amortization or capital expenditures. In the event that such timing differences occur, the Company may find it necessary to borrow or liquidate some of its investments in order to meet the annual distribution requirement or attempt to declare a consent dividend, which is a hypothetical distribution to holders of shares of Common Stock out of the earnings and profits of the Company. The effect of such a consent dividend (which, in conjunction with dividends actually paid, must not be preferential to those holders who agree to such treatment) would be that such holders would be treated for federal income tax purposes as if they had received such amount in cash and they then had immediately contributed such amount back to the Company as additional paid-in capital. This would result in taxable income to those holders without the receipt of any actual cash distribution but would also increase their tax basis in their shares of Common Stock by the amount of the taxable income recognized. In order to avoid any problem with the 95.0% distribution requirement, the Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will borrow funds in order to satisfy the distribution requirements.

     If the Company fails to satisfy the 95.0% distribution requirement as a result of an adjustment to the Company's tax return by the IRS, the Company may be permitted to remedy such a failure by paying a "deficiency dividend" (plus applicable interest and penalties) within a specified time.

       Failure to Qualify

     If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to them as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

OTHER TAX CONSIDERATIONS

  Taxation of Taxable Domestic Stockholders

     Provided the Company qualifies as a REIT, distributions made to the Company's taxable stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such stockholders as ordinary income. Domestic stockholders generally are stockholders who are (i) citizens or residents of the United States; (ii) corporations, partnerships or other entities created in, or organized under, the laws of the United States or any political subdivision thereof; or (iii) estates or trusts the income of which is subject to United States federal income taxation regardless of its source. Corporate stockholders will not be entitled to the dividends received deduction. Any dividend declared by the Company in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year.

     Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its shares. In addition, to the extent the Company makes a Deemed Distribution Election, stockholders will be required to include, in calculating their long-term capital gains for the taxable year, such amount as the Company designates in respect of each stockholder's Common Stock in a written notice to the stockholder mailed within 60 days of the close of the Company's taxable year (or mailed with its annual report for the year). However, the Company must pay tax on these capital gains within 30 days of the close of the Company's taxable year, and each stockholder will be deemed to have paid the portion of such tax imposed on the income that stockholder was required to include in computing long-term capital gains and shall be entitled to a credit or refund, as the case may be, for the tax so deemed to have been paid. As a result, the adjusted basis of each stockholders's Common Stock will be simultaneously increased by the amount of such includible gains, and decreased by the amount of tax deemed paid by the stockholder on such gains. Notwithstanding any of the foregoing, corporate stockholders may be required to treat up to 20.0% of certain capital gain dividends as ordinary income.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's Common Stock, they will be included in income as long-term capital gain assuming the shares are a capital asset of the stockholder and have been held for more than one year.

     Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. In general, a stockholder will realize capital gain or loss on the disposition of Common Stock equal to the difference between (a) the sales price for such shares and (b) the adjusted tax basis of such shares. Gain or loss realized upon the sale or exchange of Common Stock by a stockholder who has held such Common Stock for more than one year (after applying certain holding period rules) will be treated as long-term gain or loss, respectively, and otherwise will be treated as short-term capital gain or loss. Under tax legislation passed in August 1997, capital gains rates applicable to individuals were reduced to 20.0% for assets held longer than eighteen months. However, losses incurred upon a sale or exchange of Common Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be deemed a long-term capital loss to the extent of any capital gain dividends received by the selling stockholder with respect to such Common Stock.

     Distributions from the Company and gain from the disposition of shares will not be treated as passive activity income. Distributions from the Company (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest limitation. Gain from the disposition of shares and capital gain dividends will not be treated as investment income unless the taxpayer elects to have the gain taxed at ordinary income rates.

       Backup Withholding

     The Company will report to its domestic stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31.0% with respect to dividends paid unless such stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their nonforeign status to the Company.

       Taxation of Tax-Exempt Stockholders

     Tax-exempt entities, including qualified employee pension and profit-sharing trusts, individual retirement accounts and certain funded welfare plan arrangements ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling and on the intention of the Company to invest its assets in a manner that will avoid the recognition of UBTI by the Company, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Social clubs, voluntary employee benefits associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. A pension trust that owns more than 10.0% of the Company is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage") in certain circumstances. The UBTI Percentage is the gross income derived from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rules apply only if (i) the UBTI Percentage is at least 5.0%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust and (iii) either (A) one pension trust owns more than 25.0% of the value of the Company's stock or

(B) a group of pension trusts individually holding more than 10.0% of the value of the Company's stock collectively owns more than 50.0% of the value of the Company's stock.

     While an investment in the Company by an Exempt Organization generally is not expected to result in UBTI except in the circumstances described in the preceding paragraph, any gross UBTI that arises from such an investment will be combined with all other gross UBTI of the Exempt Organization for a taxable year and reduced by all deductions attributable to the UBTI plus $1,000. Any amount then remaining will constitute UBTI on which the Exempt Organization will be subject to tax. If the gross income taken into account in computing UBTI exceeds $1,000, the Exempt Organization is obligated to file a tax return for such year on an IRS Form 990-T. Neither the Company, its Board of Directors nor any of its Affiliates expects to undertake the preparation or filing of IRS Form 990-T for any Exempt Organization in connection with an investment by such Exempt Organization in the Common Stock. Generally, IRS Form 990-T must be filed with the IRS by April 15 of the year following the year to which it relates.

       Taxation of Foreign Stockholders

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

     It is currently anticipated that the Company will qualify as a "domestically controlled REIT" (i.e., a REIT in which at all times during a specified testing period less than 50.0% of the value of the shares is owned directly or indirectly by Non-U.S. Stockholders) and, therefore, gain from the sale of Common Stock by a Non-U.S. Stockholder would not be subject to United States taxation unless such gain is treated as "effectively connected" with the Non-U.S. Stockholder's United States trade or business.

     Distributions that are not attributable to gain from the sale or exchange by the Company of United States real property interests (and are not designated as capital gain dividends) will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions generally will be subject to a United States withholding tax equal to 30.0% of the gross amount of the distribution, subject to reduction or elimination under an applicable tax treaty. However, if dividends from the investment in the shares are treated as "effectively connected" with the Non-U.S. Stockholder's conduct of a United States trade or business, such dividends will be subject to regular U.S. income taxation (foreign corporations may also be subject to the 30.0% branch profits tax). The Company expects to withhold United States income tax at the rate of 30.0% on the gross amount of any such dividends made to a Non-U.S. Stockholder unless: (i) a lower treaty rate applies (and with respect to payments made on or after January 1, 1999, the Non-U.S. Stockholder files IRS Form W-8 with the Company), or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income. Distributions which exceed current and accumulated earnings and profits of the Company will not be taxable to the extent that they do not exceed the adjusted basis of a stockholder's shares but, rather, will reduce (but not below zero) the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they generally will give rise to United States tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on gain from the sale or disposition of his or her shares in the Company, as described above. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. Beginning with payments made on or after January 1, 1999, newly issued Treasury Regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the FIRPTA withholding rules (discussed below) with respect to the remainder of the distribution.

     Distributions by the Company to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by the Company of a United States real property interest are subject to income and withholding tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions, if any, that are treated as gain recognized from the sale of a United States real property interest, are taxed as income "effectively connected" with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax for nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30.0% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35.0% of any distribution that could be designated by the Company as a capital gains dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability. A refund may be available if the amount exceeds the Non-U.S. Stockholder's federal tax liability.

       State and Local Taxes

     The Company or its stockholders or both may be subject to state, local or other taxation in various state, local or other jurisdictions, including those in which they transact business or reside. The tax treatment in such jurisdictions may differ from federal income tax consequences discussed above. Prospective stockholders should consult with their tax advisors regarding the effect of state, local and other tax laws on an investment in the Common Stock of the Company.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit sharing, retirement, welfare or other employee benefit plan ("ERISA Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of a portion of the ERISA Plan's assets in the Common Stock. Accordingly, any such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the ERISA Plan and persons who have certain specified relationships to the ERISA Plan ("parties in interest" within the meaning of ERISA or/and, "disqualified persons" within the meaning of the Code). Thus, an ERISA Plan fiduciary considering an investment in the Common Stock also should consider whether the acquisition or the continued holding of the Common Stock might constitute or give rise to a direct or indirect prohibited transaction.

     The U.S. Department of Labor (the "DOL") has issued final regulations (the "DOL Regulations") as to what constitutes assets of an employee benefit plan under ERISA. The DOL Regulations, by their terms do not apply to any interest in an entity, which interest is either a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended. The DOL Regulations define a "publicly offered security" as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

     The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Common Stock to be "widely held" on completion of the Offering.

     The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that those securities are "freely transferable." The Company believes that the restrictions imposed under its Certificate on the transfer of the Common Stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the Common Stock to be "freely transferable." The Company also believes that certain restrictions that apply to the Common Stock, or derived from contractual arrangements requested by the Underwriters in connection with the Offering, are unlikely to result in the failure of the Common Stock to be "freely transferable". See "Shares Eligible for Future Sale" and "Underwriting". The DOL Regulations establish only a presumption in favor of the finding of free transferability and no assurance is given that the DOL and the U.S. Treasury Department will not reach a contrary conclusion.

     Assuming that the Common Stock will be "widely held" and "freely transferable," the Company believes that the Common Stock will be publicly offered securities for purposes of the DOL Regulations and that the assets of the Company will not be deemed to be "plan assets" of any ERISA Plan that invests in the Common Stock.

                                  UNDERWRITING

     Under the terms of and subject to the conditions contained in an Underwriting Agreement dated November 13, 1997 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters"), for whom Credit Suisse First Boston Corporation, Bear, Stearns & Co., Inc., Prudential Securities Incorporated, McDonald & Company Securities, Inc., and Piper Jaffray Inc. are acting as representatives (the "Representatives"), have severally but not jointly agreed to purchase from the Company the following respective numbers of shares of Common Stock:

    UNDERWRITER                                                            NUMBER OF SHARES
    ---------------------------------------------------------------------  ----------------
    Credit Suisse First Boston Corporation...............................      1,238,400
    Bear, Stearns & Co. Inc..............................................      1,238,400
    Prudential Securities Incorporated...................................      1,238,400
    McDonald & Company Securities, Inc...................................      1,238,400
    Piper Jaffray Inc....................................................      1,238,400
    Arnhold and S. Bleichroeder, Inc.....................................         56,500
    William Blair & Company, L.L.C.......................................         56,500
    BT Alex. Brown Incorporated..........................................        113,000
    Crowell, Weedon & Co.................................................         56,500
    Dain Bosworth Incorporated...........................................         56,500
    A.G. Edwards & Sons, Inc.............................................        113,000
    EVEREN Securities, Inc...............................................         56,500
    First of Michigan Corporation........................................         56,500
    Furman Selz LLC......................................................         56,500
    Invemed Associates, Inc..............................................        113,000
    Janney Montgomery Scott Inc..........................................         56,500
    Legg Mason Wood Walker, Incorporated.................................        113,000
    Morgan Keegan & Company, Inc.........................................         56,500
    PaineWebber Incorporated.............................................        113,000
    Raymond James & Associates, Inc......................................         56,500
    Roney & Co., LLC.....................................................         56,500
    SBC Warburg Dillon Read Inc..........................................        113,000
    Charles Schwab & Co., Inc............................................        113,000
    Southwest Securities, Inc............................................         56,500
    Stifel, Nicolaus & Company, Incorporated.............................         56,500

    UNDERWRITER                                                            NUMBER OF SHARES
    ---------------------------------------------------------------------     ----------
    Sutro & Co. Incorporated.............................................         56,500
    Tucker Anthony Incorporated..........................................         56,500
    UBS Securities LLC...................................................        113,000
    Wheat, First Securities, Inc.........................................         56,500
                                                                              ----------
    Total................................................................      8,000,000
                                                                              ==========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Common Stock offered hereby (other than those shares covered by the over-allotment option described below) if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Company has granted to the Underwriters an option, expiring at the close of business on the 30th day after the date of this Prospectus, to purchase up to 1,200,000 additional shares at the initial public offering price less the underwriting discounts and commissions, all as set forth on the cover page of this Prospectus. Such option may be exercised only to cover over-allotments in the sale of the shares of Common Stock. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as it was obligated to purchase pursuant to the Underwriting Agreement.

     The Company has been advised by the Representatives that the Underwriters propose to offer the shares of Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus and, through the Representatives, to certain dealers at such price less a concession of $.75 per share, and the Underwriters and such dealers may allow a discount of $.10 per share on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Representatives.

     The Representatives have informed the Company that they do not expect discretionary sales by the Underwriters to exceed 5.0% of the number of shares being offered hereby.

     The Company and its officers, directors and stockholders have agreed that they will not offer, sell, contract to sell, announce their intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any additional shares of Common Stock or securities convertible or exchangeable into or exercisable for any shares of Common Stock without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this Prospectus.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

     The Common Stock has been approved for quotation on the Nasdaq National Market.

     Prior to the Offering there has been no public market for the Common Stock. The initial price to the public for the shares of Common Stock has been negotiated among the Company and the Representatives. Such initial price is based on, among other things in addition to prevailing market conditions, the Company's financial and operating history and condition, its FFO and the amount of its proposed distributions, its prospects and the prospects for its industry in general, financial characteristics of publicly traded REITs that the Company and the Representatives believe to be comparable to the Company, the management of the Company and the market prices for securities of companies in business similar to that of the Company. See "Risk Factors -- Absence of Prior Public Market for the Common Stock".

     The Representatives, on behalf of the Underwriters, may engage in over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the Offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Representatives to reclaim a selling concession from a syndicate member when the Common Stock originally sold by such syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Common Stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

     CSFBMC, an Affiliate of Credit Suisse First Boston Corporation, currently has a lending relationship with the Company. In February 1996, the Company entered into the $150.0 million Credit Facility with CSFBMC for the purpose of funding the acquisition of properties. Amounts outstanding under the Credit Facility for principal and accrued interest, at the date of the Offering, will be repaid to CSFBMC utilizing a substantial portion of the proceeds of the Offering. See "Use of Proceeds".

                                 LEGAL MATTERS

     The legality of the shares of the Common Stock offered hereby will be passed upon for the Company by Baker & Hostetler LLP, Cleveland, Ohio. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Considerations" is based upon the opinion of Baker & Hostetler LLP, Cleveland, Ohio. Certain legal matters related to the Offering will be passed upon for the Underwriters by Latham & Watkins, Los Angeles, California.

                                    EXPERTS

     The financial statements of Net Lease Michigan and Advisors Michigan as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 and the financial statement of the Company as of August 29, 1997 included in this Prospectus and the related financial statement schedule of Net Lease Michigan included elsewhere in the Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their reports appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-11 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission's principal office at 450 5th Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission, or may be examined without charge at the offices of the Commission. In addition, copies of the Registration Statement and related documents may be obtained through the Commission's Internet address at http:\\www.sec.gov.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements which have been certified by its independent public accountants.

                                    GLOSSARY

     Unless otherwise indicated or the context otherwise requires, the following capitalized terms have the meanings set forth below for purposes of this Prospectus.

     "15.0% Test" means the requirement of the Code that rent attributable to personal property leased in connection with a lease of real property will qualify as "rents from real property" unless such rent is greater than 15.0% of the total rent received under the lease, in which case none of the rent qualifies.

     "75.0% Test" means the requirement of the Code concerning the Company's initial and continued qualification as a REIT that at least 75.0% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from specified real estate sources, including "rents from real property" and interest and certain other income earned from mortgages on real property, gain from the sale of real property or mortgages (other than in prohibited transactions) or income from qualified types of temporary investments.

     "95.0% Test" means the requirement of the Code concerning the Company's initial and continued qualification as a REIT that at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the sale of items which qualify under the 75.0% Test or from dividends, interest and gain from sale or disposition of stock or securities, or from any combination of the foregoing.

     "100 Stockholder Requirement" means the requirement of the Code concerning the Company's initial and continued qualification as a REIT that it be beneficially owned by 100 or more persons.

     "ACM" means asbestos-containing materials.

     "Acquisition Properties" means the 62 Properties located in 21 states which, as of September 1, 1997, are subject to acquisition by the Company pursuant to agreements in principle between the Company and the owners of the Acquisition Properties.

     "ADA" means the Americans with Disabilities Act.

     "Adjusted Basis Ratio" means the ratio to total rent for the taxable year as the average of the adjusted basis of the personal property of a property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted basis of the real and personal property of a property at the beginning and end of such taxable year.

     "Advisor" means Captec Advisors, Captec Financial and any person or entity with which Captec Advisors subcontracts, or upon which it relies for the performance of its responsibilities pursuant to the Advisory Agreement.

     "Advisors Michigan" means Captec Net Lease Realty Advisors, Inc., a Michigan corporation which was merged into the Company in September 1997.

     "Advisory Agreement" means the Advisory Agreement between the Company and Captec Advisors pursuant to which the Advisor will provide specified management and advisory services to the Company.

     "Affiliate" of any person means (i) any person who directly or indirectly controls or is controlled by or is under common control with that person; (ii) any other person who owns, beneficially, directly or indirectly, five percent (5.0%) or more of the outstanding capital stock, shares or equity interests of that person; or (iii) any officer, director, employee, partner or trustee of that person or any person controlling, controlled by or under common control with that person (excluding trustees and persons serving in similar capacities who are not otherwise an affiliate of that person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trust banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, through the ownership of voting securities, partnership interests or other equity interests.

     "Affiliated Partnerships" means Captec III and Captec IV.

     "Benchmark Rate" means the designated LIBOR for U.S. dollar deposits with 30 day maturities which plus 2.318% (1.75% upon completion of the Offering) equals the Revolving Loan Rate under the Credit Facility.

     "Board of Directors" means the board of directors of the Company as constituted from time to time.

     "Boston Chicken" means Boston Chicken, Inc.

     "Business Combination" means mergers and certain other transactions with or caused by the Interested Stockholder, sales or other dispositions to the Interested Stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10.0% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for transfers in a conversion or exchange or a pro-rata distribution or certain other transactions, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     "Bylaws" means the bylaws of the Company.

     "Captec II" means Captec Franchise Capital Partners L.P. II, a Delaware limited partnership.

     "Captec III" means Captec Franchise Capital Partners L.P. III, a Delaware limited partnership.

     "Captec IV" means Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership.

     "Captec Advisors" means Captec Net Lease Realty Advisors, Inc., a Delaware corporation, and an Affiliate of the Company and Captec Financial.

     "Captec Financial" means Captec Financial Group, Inc., a Michigan corporation and an Affiliate of the Company and Captec Advisors.

     "Captec Funding" means Captec Financial Group Funding Corporation.

     "Captec Trust" means Captec Loans Receivables Trust -- 1996.

     "Cash Available For Distribution" means FFO as adjusted for capital expenditures and scheduled principal payments.

     "Certificate" means the Amended and Restated Certificate of Incorporation of the Company.

     "Charitable Beneficiary" means one or more beneficiaries of the trust determined in accordance with the Certificate, provided that each such beneficiary must be described in Section 501(c)(3) of the Code and contributions to each such beneficiary must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the United States Securities and Exchange Commission.

     "Commitment Fee" means the 1.0% of the value of each Lease proposed to be executed by prospective Lessees identified and obtained by the Advisor during the term of the Advisory Agreement.

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Company" means Captec Net Lease Realty, Inc., a Delaware corporation and, as the context may require, Net Lease Michigan and Advisors Michigan.

     "Consumer Price Index" means the "U.S. City Average, All Items" Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor (Base: 1982-1984), or any successor index thereto.

     "Counsel" means Baker & Hostetler LLP.

     "CPI" means the Consumer Price Index.

     "Credit Facility" means the Company's $150.0 million revolving credit facility with CSFBMC, an Affiliate of the lead managing Underwriters of the Offering.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital L.L.C., an Affiliate of the lead managing Underwriter and the lender under the Credit Facility.

     "Deferred Plan" means the Company's Directors' Deferred Compensation Plan.

     "De Minimis Service Amount" means the amount of Non-Qualifying Services and Noncustomary Services which the Company may provide (which amount is not valued at less than 150.0% of the Company's direct cost for service that does not exceed 1.0% of the gross income from the property for which the services are provided) so that rents received by the Company will qualify as rents from real property for purposes of the 75.0% Test and the 95.0% Test.

     "DOL" means the U.S. Department of Labor.

     "DOL Regulations" means the final regulations issued by DOL concerning employee benefit plans under ERISA.

     "Environmental Site Assessments" means environmental site assessments, including Phase I and Phase II site assessments and other environmental investigations.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Shares" means the 527,778 shares of the Common Stock to be issued in exchange for the 9,500 unredeemed shares of Preferred Stock.

     "Exempt Organizations" means tax-exempt entities, including qualified employee pension and profit-sharing trusts, individual retirement accounts and certain funded welfare plan arrangements that are generally exempt from federal income taxation.

     "Existing Properties" means the 79 Properties located in 24 states owned by the Company as of June 30, 1997.

     "FASB" means the Financial Standards Accounting Board.

     "FFO" means Funds From Operations.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

     "Five or Fewer Requirement" means the requirement of the Code concerning the Company's initial and continued qualification as a REIT that during the last half of each taxable year not more than 50.0% in value of the outstanding shares of the Company be owned directly or indirectly (applying certain attribution rules) by five or fewer individuals (as defined in the Code to include certain exempt entities).

     "Funds From Operations" means, as defined by the National Association of Real Estate Investment Trusts, net income (loss) (computed in accordance with
GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

     "GAAP" means United States generally accepted accounting principles.

     "GCL" means the Delaware General Corporation Law, as amended.

     "General Partnership Interests" means the general partnership interests of Captec III and Captec IV to be acquired by the Company.

     "ICSC" means the International Council of Shopping Centers.

     "Incentive Fee" means the fee to be paid by the Company to Captec Advisors pursuant to the Advisory Agreement in connection with the acquisition of certain properties as described under the heading "Business -- The Advisor and the Advisory Agreement".

     "Independent Director" means a person who is not (i) employed by the Company; (ii) an Affiliate of the Company other than solely as a result of being a director of the Company, any subsidiary of the Company or any entity in which the Company owns, beneficially or of record, a 10.0% or greater equity interest;
(iii) an Affiliate of any Affiliate; (iv) a party to any transaction with the Company in which the amount involved exceeds $60,000 in any year, provided that an Independent Director may be a Lessee or an owner of an equity interest in a Lessee; or (v) a party to, or the owner of a 10.0% or greater equity interest in any party to, any business relationship with the Company which accounts for in excess of 5.0% of such party's gross income or consolidated gross revenues for its last full fiscal year, provided that an Independent Director may be a Lessee or an owner of an equity interest in a Lessee.

     "Interested Stockholder" means a person with 15.0% or more of a Delaware corporation's outstanding voting stock.

     "IRA" means an Individual Retirement Account.

     "IRS" means the Internal Revenue Service.

     "Leases" means the (generally long-term triple-net) leases pursuant to which the Existing Properties are, and the properties acquired by the Company in the future (which may include some or all of the Acquisition Properties) will be, leased to Lessees.

     "Lessees" means the parties (generally operators of franchised and chain restaurants and retailers) who operate the Existing Properties and the parties who will operate any properties acquired by the Company in the future (which may include some or all of the Acquisition Properties) pursuant to the Leases.

     "LIBOR" means London Interbank Offered Rate.

     "Management Fee" means the fee payable by the Company to Captec Advisors for management and advisory services pursuant to the Advisory Agreement and described under the heading "Business -- The Advisor and the Advisory Agreement".

     "Market Capitalization" means the market value of the issued and outstanding shares of the Company's capital stock plus the Company's total consolidated debt.

     "Master Note" means the master revolving note agreement between the Company and Captec Financial which bears interest at the annual rate of 8.0% and is payable on demand.

     "NAREIT" means National Association of Real Estate Investment Trusts.

     "NAREIT White Paper" means the March 1995 NAREIT White Paper on FFO.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Nasdaq" means the Nasdaq National Market.

     "Net Lease Michigan" means Captec Net Lease Realty, Inc. a Michigan corporation which was merged into the Company in September 1997.

     "Noncustomary Services" means services furnished (whether or not rendered by an independent contractor) that are not customarily provided to tenants of properties of a similar class in the geographic market, in which the Company's property is located.

     "Non-Qualifying Income" means the sum of the income realized by the Company which does not satisfy the requirements of the 75.0% Test and the 95.0% Test.

     "Offering" means the offering of shares of the Common Stock pursuant to, and as described in, this Prospectus.

     "Ownership Limit" means the beneficial or constructive ownership of 9.8% of the outstanding shares of capital stock of the Company.

     "Partnership Agreement" means the limited partnership agreements of each Affiliated Partnership.

     "Plan" means the Company's Long-Term Incentive Plan.

     "Preferred Stock" means the preferred stock, par value $.01 per share in such series and classes and with such powers, preferences and rights as may be designated by the Board of Directors from time to time pursuant to the power granted to it by the Certificate and by applicable law.

     "Prohibited Owner" means the person or entity holding record or title to shares of the Company's capital stock in excess of the Ownership Limit.

     "Prohibited Transferee" means the transferee of a purported transfer of the Company's capital stock which resulted in a violation of the Ownership Limit and who will acquire no right or interest in the excess shares.

     "Prospectus" means the final prospectus included in the Company's Registration Statement filed with the Commission, pursuant to which the Company will offer shares of Common Stock to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

     "Qualified Plans" means qualified pension, profit-sharing and stock bonus plans, including Keogh plans and IRAs.

     "Qualifying Services" means services of a type that a tax-exempt organization can provide its tenants without causing its rental income to be UBTI under the Code.

     "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

     "Registration Statement" means the registration statement filed with the Commission by the Company on Form S-11, together with all amendments, exhibits and schedules thereto.

     "Related Party Tenant" means a tenant in which the Company or a direct or indirect owner of 10.0% or more of the Company owns directly or constructively a 10.0% or greater interest in the assets or net profits of such tenant.

     "Representatives" means collectively Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., Prudential Securities Incorporated, McDonald & Company Securities, Inc. and Piper Jaffray Inc.

     "Revolving Loan Rate" means the Benchmark Rate plus 2.318% (1.75% upon written notification from the Company to (CSFBMC) of completion of the Offering).

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "SARs" means share appreciation rights granted under the Plan.

     "Section 203" means Section 203 of the GCL.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SFAS 128" means Statement of Financial Accounting Standards No. 128 issued by the FASB.

     "SFAS 129" means Statement of Financial Accounting Standards No. 129 issued by the FASB.

     "Tenant Ownership Limitation" means (i) the Company must not own, directly or constructively, 10.0% or more of any tenant; (ii) where the REIT's shares are owned by a partnership, no 25.0% or greater partner may own an interest in a tenant; or (iii) where any of the Company's stockholders and the owners of a tenant are

                         INDEX TO FINANCIAL STATEMENTS

                                                                                     PAGES
                                                                                 -------------
Pro Forma Company:
Captec Net Lease Realty, Inc. (a Delaware corporation) Unaudited Pro Forma
  Financial Statements.........................................................       F-2
  Unaudited Pro Forma Balance Sheet as of June 30, 1997........................       F-3
  Unaudited Pro Forma Statement of Operations for
     the Six Months Ended June 30, 1997........................................       F-4
  Unaudited Pro Forma Statement of Operations for
     the Year Ended December 31, 1996..........................................       F-5
  Notes to Unaudited Pro Forma Financial Statements............................       F-6
Historical Net Lease Michigan:
Captec Net Lease Realty, Inc. (a Michigan corporation) Historical Financial
  Statements:
  Report of Independent Accountants............................................       F-8
  Balance Sheet as of June 30, 1997 (unaudited) and December 31, 1996 and
     1995......................................................................       F-9
  Statement of Operations for the Six Months Ended June 30, 1997 and 1996
     (unaudited) and for the Years Ended December 31, 1996 and 1995............      F-10
  Statement of Changes in Stockholders' Equity for the Years Ended December 31,
     1995 and 1996 and the Six Months Ended June 30, 1997 (unaudited)..........      F-11
  Statement of Cash Flows for the Six Months Ended June 30, 1997 and 1996
     (unaudited) and for the Years Ended December 31, 1996 and 1995............      F-12
  Notes to Financial Statements................................................  F-13 to F-20
Historical Advisors Michigan:
Captec Net Lease Realty Advisors, Inc. (a Michigan corporation) Historical
  Financial Statements:
  Report of Independent Accountants............................................      F-21
  Balance Sheet as of June 30, 1997 (unaudited) and December 31, 1996 and
     1995......................................................................      F-22
  Statement of Operations for the Six Months Ended June 30, 1997 and 1996
     (unaudited) and for the Years Ended December 31, 1996 and 1995............      F-23
  Statement of Changes in Stockholders' Equity for the Years Ended December 31,
     1995 and 1996 and the Six Months Ended June 30, 1997 (unaudited)..........      F-24
  Statement of Cash Flows for the Six Months Ended June 30, 1997 and 1996
     (unaudited) and for the Years Ended December 31, 1996 and 1995............      F-25
  Notes to Financial Statements................................................  F-26 to F-27
Historical Company:
Captec Net Lease Realty, Inc. (a Delaware corporation), Historical Financial
  Statements:
  Report of Independent Accountants............................................      F-28
  Balance Sheet as of August 29, 1997..........................................      F-29
  Notes to Financial Statement.................................................      F-30
Report of Independent Accountants..............................................       S-1
Schedule III -- Properties and Accumulated Depreciation as of December 31,
  1996.........................................................................   S-2 to S-3

                         CAPTEC NET LEASE REALTY, INC.
                            (A DELAWARE CORPORATION)

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following pro forma balance sheet as of June 30, 1997 and pro forma statements of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 have been prepared to reflect the transactions and the adjustments described in the accompanying notes. Captec Net Lease Realty, Inc., a Delaware corporation (the "Company"), was formed in August 1997. Captec Net Lease Realty Inc., a Michigan corporation ("Net Lease Michigan"), which was engaged in substantially the same business as the Company, and Captec Net Lease Realty Advisors, Inc., a Michigan corporation ("Advisors Michigan") and an Affiliate of Net Lease Michigan which provided Net Lease Michigan with certain advisory services, were merged into the Company for the purposes of reincorporating the businesses under the laws of the State of Delaware, facilitating the initial public offering and combining the resources of Net Lease Michigan and Advisors Michigan. The pro forma financial information is based on the historical financial statements listed in the index on page F-1 and should be read in conjunction with those financial statements and the notes thereto. The historical balance sheet of the Company is not presented in the pro forma balance sheet as all balance sheet amounts would round to zero in thousands. The Company had no operations prior to the merger and accordingly historical income statements are not presented. The pro forma balance sheet was prepared as if transactions contemplated by this Prospectus, including the Offering and the application of the proceeds therefrom, occurred on June 30, 1997. The pro forma statements of operations were prepared as if transactions contemplated by this Prospectus, including the Offering and the application of the proceeds therefrom, occurred on January 1, 1996. The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                         CAPTEC NET LEASE REALTY, INC.
                            (A DELAWARE CORPORATION)

                       UNAUDITED PRO FORMA BALANCE SHEET

                                 JUNE 30, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 PRO FORMA                        PRO FORMA
                                      HISTORICAL    HISTORICAL     PRO FORMA      COMPANY        PRO FORMA         COMPANY
                                       ADVISORS     NET LEASE     ADJUSTMENTS     ADJUSTED     ADJUSTMENTS(1)      ADJUSTED
                                       MICHIGAN      MICHIGAN     FOR MERGER     FOR MERGER     FOR OFFERING     FOR OFFERING
                                      -----------   ----------    -----------    ----------    --------------    ------------
               ASSETS
Cash and cash equivalents............  $       1     $   1,544                    $   1,545       $132,920(d)      $  9,622
                                                                                                   (72,922)(e)
                                                                                                   (48,526)(f)
                                                                                                    (3,315)(h)
Investments:
  Properties subject to operating
    leases, net......................                   98,293     $   5,161(a)     103,454                         103,454
  Loans to Affiliates, collateralized
    by mortgage loans................                   11,684                       11,684                          11,684
  Impaired mortgage loans............                      788                          788                             788
  Other loans........................                      763                          763                             763
  Other loans, related party.........                      422                          422                             422
  Financing leases, net..............                    1,531                        1,531                           1,531
  General partner interests..........                       --                                       3,315(h)         3,315
                                        --------          ----        ------       --------       --------         --------
         Total investments...........                  113,481         5,161        118,642          3,315          121,957
Short-term loans to Affiliates.......                    5,155                        5,155                           5,155
Unbilled rent........................                    1,420                        1,420                           1,420
Accounts receivable..................          3           429                          432                             432
Due from Affiliates..................        432            --          (432)(c)         --                              --
Other assets.........................         77         1,053                        1,130                           1,130
                                        --------          ----        ------       --------       --------         --------
         Total assets................  $     513     $ 123,082     $   4,729      $ 128,324       $ 11,472         $139,796
                                        ========          ====        ======       ========       ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Notes payable......................                $  72,922                    $  72,922       $(72,922)(e)           --
  Accounts payable...................                      703                          703                        $    703
  Due to Affiliates..................        512           368          (432)(c)        448                             448
  Federal income tax payable.........                      411                          411            102(g)           513
  Deferred income tax................                      102                          102           (102)(g)           --
  Security deposits held on leases...                      146                          146                             146
                                        --------          ----        ------       --------       --------         --------
         Total liabilities...........        512        74,652          (432)        74,732        (72,922)           1,810
                                        --------          ----        ------       --------       --------         --------
Redeemable Preferred Stock (mandatory
  redemption amount $58,026) (Note
  1).................................                   48,429                       48,429        (58,026)(f)           --
                                                                                                     9,597(f)
                                        --------          ----        ------       --------       --------         --------
        STOCKHOLDERS' EQUITY:
Preferred Stock, $.01 par value,
  10,000,000 shares authorized (Note
  1).................................                       --                           --                              --
Common Stock (Note 1)................          1             1             3(a)          10             80(d)            95
                                                                           5(b)                          5(f)
Paid-In Capital......................         --            --         5,158(a)       5,153       $132,840(d)       137,891
                                                                          (5)(b)                     9,495(f)
                                                                                                    (9,597)(f)
Retained earnings....................                       --                           --                              --
                                        --------          ----        ------       --------       --------         --------
         Total stockholders'
           equity....................          1             1         5,161          5,163        132,823          137,986
                                        --------          ----        ------       --------       --------         --------
         Total liabilities and
           stockholders' equity......  $     513     $ 123,082     $   4,729      $ 128,324       $ 11,472         $139,796
                                        ========     =========        ======       ========       ========         ========

The accompanying notes are an integral part of the unaudited pro forma financial statements.

                         CAPTEC NET LEASE REALTY, INC.
                            (A DELAWARE CORPORATION)

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          PRO FORMA
                                                                        PRO FORMA                          COMPANY
                                 HISTORICAL   HISTORICAL   PRO FORMA     COMPANY         PRO FORMA         ADJUSTED
                                  ADVISORS    NET LEASE   ADJUSTMENTS    ADJUSTED      ADJUSTMENTS(2)        FOR
                                  MICHIGAN    MICHIGAN    FOR MERGER    FOR MERGER      FOR OFFERING       OFFERING
                                 ----------   ---------   -----------   ----------     --------------     ----------
Revenue:
  Rental income................                $ 4,996                   $  4,996                         $    4,996
  Interest income on loans to
     Affiliates................                    343                        343                                343
  Interest income on
     investments...............                    242                        242                                242
  Interest income on short-term
     loans to Affiliates.......                    247                        247                                247
  Management fees from
     Affiliates................   $  2,012          --      $(2,012)(a)        --                                 --
  Other........................                     (3)                        (3)       $      151(h)           148
                                 ---------
                                        --
                                              --------    ---------
          Total revenue........      2,012       5,825       (2,012)        5,825               151            5,976
                                 ---------
                                        --
                                              --------    ---------
Expenses:
  Interest.....................                  2,707                      2,707            (2,707)(c)           --
  Management fees,
     Affiliates................      2,012         824       (2,012)(a)       824              (546)(e)          278
  General and administrative...                    251                        251               308(f)           559
  Depreciation and
     amortization..............                    677           65(b)        742                                742
                                 ---------
                                        --
                                              --------    ---------
          Total expenses.......      2,012       4,459       (1,947)        4,524            (2,945)           1,579
                                 ---------
                                        --
                                              --------    ---------
          Income before income
            tax................         --       1,366          (65)        1,301             3,096            4,397
Provision for income tax.......         --         (39)                       (39)               39(d)            --
                                 ---------
                                        --
                                              --------    ---------
     Net income................         --       1,405          (65)        1,340             3,057            4,397
Redeemable Preferred Stock
  dividend requirements........         --       3,750           --         3,750            (3,750)(g)           --
                                 ---------
                                        --
                                              --------    ---------
     (Loss) income attributable
       to Common Stock.........   $     --     $(2,345)     $   (65)     $ (2,410)       $    6,807       $    4,397
                                 =========    ========    =========
(Loss) income per common
  share........................   $     --     $(2,345)                  $  (2.46)                        $      .46
                                 =========    ========
Weighted average common shares
  outstanding..................    661,723       1,000      318,607(i)    980,330         8,527,778(i)     9,508,108
                                 =========    ========    ===========

The accompanying notes are an integral part of the unaudited pro forma financial statements.

                         CAPTEC NET LEASE REALTY, INC.
                            (A DELAWARE CORPORATION)

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       PRO FORMA                         PRO FORMA
                              HISTORICAL   HISTORICAL     PRO FORMA     COMPANY        PRO FORMA          COMPANY
                               ADVISORS     NET LEASE    ADJUSTMENTS    ADJUSTED      ADJUSTMENTS         ADJUSTED
                               MICHIGAN     MICHIGAN     FOR MERGER    FOR MERGER   FOR OFFERING(2)     FOR OFFERING
                              ----------   -----------   -----------   ----------   ---------------     ------------
Revenue:
  Rental income.............                 $ 4,907                    $  4,907                         $    4,907
  Interest income on loans
     to Affiliates..........                   1,587                       1,587                              1,587
  Interest income on
     investments............                     104                         104                                104
  Interest income on
     short-term investments
     to Affiliates..........                     302                         302                                302
  Management fees from
     Affiliates.............   $  3,565           --       $(3,565)(a)        --                                 --
  Other.....................          1           18                          19       $     468(h)             487
                              ---------
                                     --
                                                             -----        ------           -----             ------
     Total revenue..........      3,566        6,918        (3,565)        6,919             468              7,387
                              ---------
                                     --
                                                             -----        ------           -----             ------
Expenses:
  Interest..................                   1,977                       1,977          (1,977)(c)             --
  Management fees,
     Affiliates.............      3,565          935        (3,565)(a)       935            (619)(e)            316
  General and
     administrative.........          1          283                         284             836(f)           1,120
  Depreciation and
     amortization...........                     649           129           778                                778
                              ---------
                                     --
                                                             -----        ------           -----             ------
     Total expenses.........      3,566        3,844        (3,436)        3,974          (1,760)             2,214
                              ---------
                                     --
                                                             -----        ------           -----             ------
     Income before income
       tax..................         --        3,074          (129)        2,945           2,228              5,173
Provision for income tax....         --           95                          95             (95)(d)             --
                              ---------
                                     --
                                                             -----        ------           -----             ------
     Net income.............         --        2,979          (129)        2,850           2,323              5,173
Redeemable Preferred Stock
  dividend requirements.....         --        7,496            --         7,496          (7,496)(g)             --
                              ---------
                                     --
                                                             -----        ------           -----             ------
     (Loss) income
       attributable to
       Common Stock.........   $     --      $(4,517)      $  (129)     $ (4,646)      $   9,819         $    5,173
                              =========                      =====        ======           =====             ======
(Loss) income per common
  share.....................   $     --      $(4,517)                   $  (4.74)                        $      .54
                              =========                                   ======                             ======
Weighted average common
  shares outstanding........    661,723        1,000       318,607(i)    980,330       8,527,778(i)       9,508,108
                              =========                    =======       =======       =========          =========

The accompanying notes are an integral part of the unaudited pro forma financial statements.

                         CAPTEC NET LEASE REALTY, INC.
                            (A DELAWARE CORPORATION)

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. BALANCE SHEET:

     The accompanying unaudited balance sheet as of June 30, 1997 has been prepared as if the following transactions had been consummated as of June 30, 1997:

   (a) Issuance of 318,607 shares at an assumed fair value of $16.20 per share to the shareholders of Net Lease Michigan in exchange for 1,000 shares of Net
        Lease Michigan in conjunction with the merger of Net Lease Michigan and Advisors Michigan. The merger was accounted for as a purchase by Advisors
        Michigan in accordance with Accounting Principles Board Opinion No. 16.
        Accordingly, the transaction was accounted for at the fair value of the assets acquired and the liabilities assumed.

        Par value of Common Stock issued in merger..................................  $      3
        Additional paid in capital from issuance of Common Stock in merger..........     5,158
                                                                                      --------
        Increase to recorded value of properties subject to operating leases........  $  5,161
                                                                                      ========

   (b)  To reflect $.01 per share par value of Advisors Michigan historical shares.

   (c)  Elimination of intercompany balances.

   (d)  Sale of 8,000,000 shares of Common Stock in the Offering at $18 per share:

        Proceeds from the Offering..................................................  $144,000
        Less, costs associated with the Offering....................................   (11,080)
                                                                                      --------
        Net proceeds................................................................  $132,920
                                                                                      ========
        Par value of Common Stock to be issued in the Offering......................  $     80
        Additional paid-in capital from the net proceeds of the Offering............   132,840
                                                                                      --------
                                                                                      $132,920
                                                                                      ========
   (e)  Use of a portion of net proceeds of the Offering to retire debt as follows:

        Credit Facility.............................................................  $ 70,669
        Other notes payable.........................................................     2,253
                                                                                      --------
                                                                                      $ 72,922
                                                                                      ========

   (f)  Use of a portion of net proceeds of the Offering to redeem Redeemable Preferred Stock as follows:

        Mandatory redemption amount.................................................  $ 58,026
        Less, preferred shares exchanged for Common Stock...........................    (9,500)
                                                                                      --------
        Cash redemption amount......................................................  $ 48,526
                                                                                      ========

        The excess of the mandatory redemption value of the Redeemable Preferred Stock over its carrying value ($9,597 at June 30, 1997) was charged to paid-in capital.

        At the Offering date, $9,500 of Redeemable Preferred Stock will be exchanged for
        $9,500 of Common Stock at the offering price of $18 per share (527,778 shares).

        Par value of Common Stock to be exchanged for Redeemable Preferred Stock....  $      5
        Additional paid-in capital from the exchange of Redeemable Preferred             9,495
        Stock.......................................................................
                                                                                      --------
                                                                                      $  9,500
                                                                                      ========

                         CAPTEC NET LEASE REALTY, INC.
                            (A DELAWARE CORPORATION)

        NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)

   (g)  Reclassify net deferred tax liability as current as a result of conversion to REIT status.

   (h)  Purchase of one percent general partner interest in Captec III and Captec IV.

     On a historical basis, 50,000 shares of Redeemable Preferred Stock were issued and outstanding; on a pro forma basis following the Offering, none were issued or outstanding. In conjunction with the merger, each share of Redeemable Preferred Stock of Net Lease Michigan was exchanged for one share of Redeemable Preferred Stock of the Company. No shares of Preferred Stock were issued or outstanding on either a historical or pro forma basis.

     On a historical basis, 10,000 shares of no par Common Stock were authorized and 1,000 shares were issued and outstanding. On a pro forma basis, 40,000,000 shares of $.01 par value Common Stock were authorized and 9,508,108 shares were issued and outstanding.

2. STATEMENTS OF OPERATIONS:

     The accompanying unaudited pro forma statements of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 presents results as if the transactions described in Note 1 had been consummated on January 1, 1996.

                                                                SIX MONTHS             YEAR ENDED
                                                            ENDED JUNE 30, 1997     DECEMBER 31, 1996
                                                            -------------------     -----------------
(a) Eliminate intercompany management and placement
    fees..................................................        $(2,012)               $(3,565)
(b) Increase depreciation expense to reflect increase in
    recorded value of properties subject to operating
    leases................................................             65                    129
(c) Eliminate interest expense on debt retired by the
    Company...............................................          2,707                  1,977
(d) Eliminate the provision for income taxes to reflect
    qualification and operation as a REIT.................             39                    (95)
(e) Reduce management fees from $824 to $278 and $935 to
    $316, respectively, to reflect Advisory Agreement.....           (546)                  (619)
(f) Increase general and administrative expenses to
    reflect commencement of salaries and benefits and
    other incremental costs related to operating as a
    public REIT...........................................            308                    836
(g) Eliminate Redeemable Preferred Stock dividend
    requirements for Redeemable Preferred Stock redeemed
    and exchanged.........................................         (3,750)                (7,496)
(h) Record revenues from General Partnership Interests....            151                    468
(i) Weighted average outstanding Common Stock is as
follows:
       Historical shares, Advisors
          Michigan...........................      661,723
       Shares issued in conjunction with
          merger.............................      318,607
       Shares exchanged for $9,500 Redeemable
          Preferred Stock....................      527,778
       Sale of shares in the Offering........    8,000,000
                                                 ---------
                                                 9,508,108              9,508,108             9,508,108
                                                 =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Captec Net Lease Realty, Inc. ("Net Lease Michigan")

We have audited the accompanying balance sheet of Captec Net Lease Realty, Inc. as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting financial statement amounts and disclosures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Captec Net Lease Realty, Inc. as of December 31, 1996 and 1995, and the results of its operations, changes in stockholders' equity and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ COOPERS & LYBRAND L.L.P.
                                          COOPERS & LYBRAND L.L.P.

Detroit, Michigan
March 25, 1997

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                                 BALANCE SHEET

                                                                             DECEMBER 31,
                                                       JUNE 30,       ---------------------------
                                                         1997            1996            1995
                                                     ------------     -----------     -----------
                                                     (UNAUDITED)
                      ASSETS
Cash and cash equivalents..........................  $  1,544,019     $ 3,862,159     $ 1,969,196
Investments:
  Properties subject to operating leases, net......    98,292,754      70,175,031      15,554,325
  Loans to Affiliates, collateralized by mortgage
     loans.........................................    11,684,080       9,101,714      21,747,755
  Impaired mortgage loans..........................       788,479       4,066,168              --
  Other loans......................................       762,784         788,512              --
  Other loans, related party.......................       421,920         421,920              --
  Financing leases, net............................     1,530,760       1,181,900              --
                                                     ------------     -----------     -----------
          Total investments........................   113,480,777      85,735,245      37,302,080
Short-term loans to Affiliates.....................     5,155,464       6,637,537       2,215,391
Unbilled rent......................................     1,419,955         622,354          58,468
Accounts receivable................................       428,693         135,451          20,800
Due from Affiliates................................            --         269,780         479,242
Other assets.......................................     1,052,845       1,351,954         246,875
                                                     ------------     -----------     -----------
          Total Assets.............................  $123,081,753     $98,614,480     $42,292,052
                                                     ============     ===========     ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Notes payable....................................  $ 72,921,864     $48,160,231     $ 1,587,623
  Accounts payable.................................       703,178         375,544             203
  Due to Affiliates................................       368,029              --              --
  Federal income tax payable.......................       411,000         268,000         268,000
  Deferred income tax..............................       102,000         284,000         189,000
  Security deposits held on leases.................       145,850         126,769          76,634
                                                     ------------     -----------     -----------
          Total liabilities........................    74,651,921      49,214,544       2,121,460
                                                     ------------     -----------     -----------
Redeemable Preferred Stock (mandatory redemption
  amount of $58,026,395, $56,651,395 and
  $42,905,493, respectively) (Note 8)..............    48,428,832      49,398,936      40,000,000
                                                     ------------     -----------     -----------
Stockholders' Equity:
  Common Stock; authorized: 10,000 shares; issued
     and outstanding: 1,000 shares.................         1,000           1,000           1,000
  Retained earnings................................            --              --         169,592
                                                     ------------     -----------     -----------
          Total stockholders' equity...............         1,000           1,000         170,592
                                                     ------------     -----------     -----------
          Total Liabilities and Stockholders'
            Equity.................................  $123,081,753     $98,614,480     $42,292,052
                                                     ============     ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                            STATEMENT OF OPERATIONS

                                              SIX MONTHS ENDED                   YEARS ENDED
                                                  JUNE 30,                      DECEMBER 31,
                                         ---------------------------     ---------------------------
                                            1997            1996            1996            1995
                                         -----------     -----------     -----------     -----------
                                                 (UNAUDITED)
Revenue:
  Rental income........................  $ 4,996,677     $ 1,612,094     $ 4,907,324     $   614,166
  Interest income on loans to
     Affiliates........................      343,615         904,556       1,587,181         526,621
  Interest income on investments.......      241,655              --         104,188          14,654
  Interest income on short-term loans
     to Affiliates.....................      246,972         155,973         302,147         713,772
  Other................................       (3,447)          7,158          17,510              83
                                         -----------     -----------     -----------     -----------
          Total revenue................    5,825,472       2,679,781       6,918,350       1,869,296
                                         -----------     -----------     -----------     -----------
Expenses:
  Interest.............................    2,707,201         423,116       1,976,634         112,091
  Management fees, Affiliates..........      823,798         398,724         935,241         329,496
  General and administrative...........      250,928         112,494         282,784              --
  Depreciation and amortization........      677,649         262,741         649,347          88,117
                                         -----------     -----------     -----------     -----------
          Total expenses...............    4,459,576       1,197,075       3,844,006         529,704
                                         -----------     -----------     -----------     -----------
          Income before income tax.....    1,365,896       1,482,706       3,074,344       1,339,592
Provision for income tax...............      (39,000)        372,000          95,000         457,000
                                         -----------     -----------     -----------     -----------
          Net Income...................    1,404,896       1,110,706       2,979,344         882,592
Redeemable Preferred Stock dividend
  requirements:
  Paid dividends.......................    2,375,000         625,000       3,750,000         713,000
  Accrued dividends....................    1,375,000       3,125,000       3,745,902       2,905,493
                                         -----------     -----------     -----------     -----------
     Loss attributable to Common
       Stock...........................  $(2,345,104)    $(2,639,294)    $(4,516,558)    $(2,735,901)
                                         ===========     ===========     ===========     ===========
     Loss per common share.............  $    (2,345)    $    (2,639)    $    (4,517)    $    (2,736)
                                         ===========     ===========     ===========     ===========
Weighted average number of common
  shares outstanding...................        1,000           1,000           1,000           1,000
                                         ===========     ===========     ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE SIX MONTHS ENDED JUNE 30,
                                1997 (UNAUDITED)

                                                                        CAPITAL           TOTAL
                                                          COMMON       RETAINED       STOCKHOLDERS'
                                                           STOCK       EARNINGS          EQUITY
                                                          -------     -----------     -------------
BALANCE, JANUARY 1, 1995................................       --              --                --
Issuance of 1,000 shares of Common Stock................  $ 1,000                      $      1,000
Net income..............................................              $   882,592           882,592
Redeemable Preferred Stock dividends paid from retained
  earnings (Note 8).....................................                 (713,000)         (713,000)
                                                          -------        --------        ----------
BALANCE, DECEMBER 31, 1995..............................    1,000         169,592           170,592
Net income..............................................                2,979,344         2,979,344
Redeemable Preferred Stock dividends paid from retained
  earnings (Note 8).....................................               (3,148,936)       (3,148,936)
                                                          -------        --------        ----------
BALANCE, DECEMBER 31, 1996..............................    1,000              --             1,000
Net income..............................................                1,404,896         1,404,896
Redeemable Preferred Stock dividends paid from retained
  earnings (Note 8).....................................               (1,404,896)       (1,404,896)
                                                          -------        --------        ----------
BALANCE, JUNE 30, 1997 (unaudited)......................  $ 1,000              --      $      1,000
                                                          =======        ========        ==========

    The accompanying notes are an integral part of the financial statements.

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                            STATEMENT OF CASH FLOWS

                                                    SIX MONTHS ENDED                     YEARS ENDED
                                                        JUNE 30,                        DECEMBER 31,
                                              -----------------------------     -----------------------------
                                                  1997             1996             1996             1995
                                              ------------     ------------     ------------     ------------
                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income................................  $  1,404,896     $  1,110,706     $  2,979,344     $    882,592
  Adjustments to net income:
    Depreciation and amortization...........       677,649          262,741          649,347           88,117
    Amortization of debt issuance costs.....       262,500          175,000          437,500               --
    (Loss) Gain on sale of leased
      equipment.............................        58,688               --          (10,351)              --
    Deferred income tax provision...........      (182,000)              --           95,000          189,000
    Increase in unbilled rent...............      (797,601)        (178,529)        (563,886)         (58,468)
    (Decrease) increase in receivables and
      other assets..........................       296,176       (1,352,459)          32,232         (500,042)
    Increase in payables....................       470,635          688,595          375,341          268,203
                                              ------------     ------------     ------------     ------------
    Net cash provided by operating
      activities............................     2,190,943          706,054        3,994,527          869,402
                                              ------------     ------------     ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of properties.................   (25,976,893)     (25,269,921)     (55,879,245)     (41,281,845)
  Acquisition of impaired mortgage loans....            --               --         (171,168)              --
  Advances on loans to Affiliates
    collateralized by mortgage loans........    (5,123,234)      (7,134,146)     (10,055,492)
  Acquisition of other loans................            --               --       (1,219,305)              --
  Acquisition of financing leases...........      (370,164)        (410,259)      (1,181,900)              --
  Advances on short-term loans to
    Affiliates..............................            --         (561,624)      (9,677,570)      (2,215,391)
  Collections on short-term loans to
    Affiliates..............................     1,767,705               --        5,255,424               --
  Proceeds from the sale of leased
    equipment...............................       200,522               --          789,543               --
  Collections on loans to Affiliates,
    collateralized by mortgage loans........     2,540,234       11,838,900       18,806,533        3,894,773
  Collection of principal on other loans....        25,729               --            8,873               --
  Collection of principal on financing
    leases..................................        21,305               --               --               --
  Change in lease security deposits.........        19,081           39,781           50,135           76,634
                                              ------------     ------------     ------------     ------------
    Net cash used in investing activities...   (26,895,715)     (21,497,269)     (53,274,172)     (39,525,829)
                                              ------------     ------------     ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of Redeemable
    Preferred Stock.........................            --       10,000,000       10,000,000       40,000,000
  Proceeds from the issuance of Common
    Stock...................................            --               --               --            1,000
  Proceeds from issuance of notes payable...    24,803,825       12,880,750       46,607,525        1,617,845
  Organization and offering costs...........            --         (600,000)        (600,000)        (250,000)
  Debt issuance costs.......................            --       (1,050,000)      (1,050,000)
  Principal payments of notes payable.......       (42,193)         (17,030)         (34,917)         (30,222)
  Dividends paid on Redeemable Preferred
    Stock...................................    (2,375,000)        (625,000)      (3,750,000)        (713,000)
                                              ------------     ------------     ------------     ------------
    Net cash paid by financing activities...    22,386,632       20,588,720       51,172,608       40,625,623
                                              ------------     ------------     ------------     ------------
NET CASH FLOWS..............................    (2,318,140)        (202,495)       1,892,963        1,969,196
CASH AND CASH EQUIVALENTS, BEGINNING OF
  YEAR......................................     3,862,159        1,969,196        1,969,196               --
                                              ------------     ------------     ------------     ------------
CASH AND CASH EQUIVALENTS, END OF YEAR......  $  1,544,019     $  1,766,701     $  3,862,159     $  1,969,196
                                              ============     ============     ============     ============
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
  Cash paid for interest....................  $  2,292,606     $    170,415     $  1,240,620     $    112,091
                                              ============     ============     ============     ============
  Cash paid for taxes.......................  $         --           12,579     $     12,579               --
                                              ============     ============     ============     ============
  Noncash transfers: From loans to
    Affiliates, collateralized by mortgage
    loans to investment in impaired mortgage
    loans...................................  $         --     $         --     $  3,895,000               --
                                              ============     ============     ============     ============
  From impaired mortgage loans to properties
    subject to operating leases.............  $  3,277,689               --               --               --
                                              ============     ============     ============     ============

    The accompanying notes are an integral part of the financial statements.

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING PRINCIPLES:

     Captec Net Lease Realty, Inc., a Michigan corporation, ("Net Lease Michigan" or the "Company") was formed in October 1994 for the purpose of investing in restaurant and retail real estate throughout the United States and commenced operations in February 1995.

     Following is a summary of the Company's significant accounting policies:

          a. CASH AND CASH EQUIVALENTS: Cash equivalents consists of investments in government securities money funds which hold securities with original maturities of less than 90 days.

          b. PROPERTIES SUBJECT TO OPERATING LEASES: Properties subject to operating leases are stated at cost less accumulated depreciation. Buildings are depreciated on the straight-line method over their estimated useful lives (40 years).

          c. RENTAL INCOME FROM OPERATING LEASES: The Company's operating leases have scheduled rent increases which occur at various dates throughout the lease terms. Net Lease Michigan recognizes the total rent, as stipulated by the lease agreement, as income on a straight-line basis over the term of each lease. To the extent rental income on the straight-line basis exceeds rents billable per the lease agreement, an amount is recorded as unbilled rent.

          d. IMPAIRED MORTGAGE LOANS: Investments in impaired mortgage loans have been recorded at the lower of the current balance due or the estimated fair value of the collateral.

          e. AMORTIZATION OF ORGANIZATION COSTS: Organization costs are recorded at cost and amortized using the straight-line method over a five-year period.

          f. INCOME TAXES: Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities. Such differences arise principally from varying methods of depreciating buildings and cash basis accounting for tax purposes. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns, measured at the current tax rates. Deferred tax expense or benefit represents the change in the deferred tax asset or liability balance.

          g. LOSS PER COMMON SHARE: Loss per common share is based on net income reduced by Redeemable Preferred Stock dividend requirements, divided by the weighted average number of common shares outstanding.

          h. ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          i. UNAUDITED INTERIM FINANCIAL INFORMATION: The balance sheet as of June 30, 1997 and the statements of operations and cash flows for the six months ended June 30, 1997 and 1996 have not been audited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been reflected herein. Results of operations for interim periods are not necessarily indicative of results expected for the full year.

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2.  PROPERTIES SUBJECT TO OPERATING LEASES:

     Net Lease Michigan's real estate portfolio is leased to tenants under long-term net operating leases. The lease agreements generally provide for monthly rents based upon a percentage of the property's cost. The initial term of the leases typically ranges from 15 to 20 years, although the Company in certain cases will enter into leases with terms that are shorter or longer. Most leases also provide for one or more five-year renewal options. In addition, certain leases provide the tenant one or more options to purchase the land and buildings at a predetermined price, generally only during stated window periods during the fifth to seventh lease years.

     The net investment in real estate at December 31, 1996 and 1995 includes capitalized acquisition and interest costs totaling approximately $3,250,000 and $654,000, respectively, which costs have been allocated between land and buildings and improvements on a pro rata basis. The net investment in real estate under operating leases is comprised of the following:

                                                                         DECEMBER 31,
                                                   JUNE 30,       ---------------------------
                                                     1997            1996            1995
                                                  -----------     -----------     -----------
                                                  (UNAUDITED)
    Land........................................  $37,609,147     $25,647,078     $ 4,546,482
    Buildings and improvements..................   54,776,257      39,010,252       8,316,476
    Construction draws on properties (including
      land of $4,699,659, $4,861,012 and
      $2,461,474 in 1997, 1996 and 1995,
      respectively).............................    7,097,653       6,071,689       2,776,359
                                                  -----------     -----------     -----------
                                                   99,483,057      70,729,019      15,639,317
         Less accumulated depreciation..........   (1,190,303)       (553,988)        (84,992)
                                                  -----------     -----------     -----------
           Total................................  $98,292,754     $70,175,031     $15,554,325
                                                  ===========     ===========     ===========

     Net Lease Michigan periodically invests in properties under construction. All construction draws are subject to the terms of a standard lease agreement with the Company which fully obligates the tenant to the long-term lease of all amounts advanced under construction draws. At December 31, 1996, the Company had approximately $4,543,000 of unfunded commitments on properties under construction.

     The following is a schedule of future minimum lease payments to be received on the noncancelable operating leases.

                                                            JUNE 30,       DECEMBER 31,
                                                              1997             1996
                                                          ------------     ------------
                                                          (UNAUDITED)

        1997............................................  $  4,680,548     $  7,095,915
        1998............................................    10,144,324        7,370,146
        1999............................................    10,334,826        7,502,744
        2000............................................    10,424,597        7,577,415
        2001............................................    10,619,120        7,759,721
        Thereafter......................................   151,858,987      115,133,118
                                                          ------------     ------------
        Total...........................................  $198,062,402     $152,439,059
                                                          ============     ============

3.  LOANS TO AFFILIATE, COLLATERALIZED BY MORTGAGE LOANS:

     The Company has a master revolving note agreement with Captec Financial Group, Inc. ("CFG"), an affiliate of the Company. The master revolving note bears interest at a rate of 8.0 percent and 9.0 percent per annum at December 31, 1996 and 1995, respectively, and is payable on demand.

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1996 and 1995, the Company held a loan under the master revolving note collateralized by a senior interest totaling $3,274,876 and $21,747,755, respectively, in a portfolio of loans under an assignment of contracts agreement with CFG. Under the terms of the assignment, the Company has taken a security interest in the underlying loan agreements, and further, has the right to record an assignment of the related mortgages. At December 31, 1996, the underlying loan portfolio was comprised of 5 first mortgage loans. At December 31, 1995, the underlying loan portfolio was comprised of 21 first mortgage loans representing 79 percent of the loan balances, with the remainder of the loans being collateralized by leasehold mortgages and/or general liens on the obligor's business. The underlying loan portfolios at December 31, 1996 and 1995 bear fixed rates of interest at a weighted average of 10.31 percent and
10.06 percent, respectively, per annum and mature in 7 to 15 years from the date of origination.

     At December 31, 1996, the Company held a loan under the master revolving note, collateralized by a subordinate interest totaling $3,826,838, in a portfolio of loans owned by an affiliate, Captec Financial Group Funding Corporation ("CFGFC"), which interest was equal to approximately 10 percent of the face value of the underlying loans. CFGFC's interest in these mortgage loans is subordinate to that of a senior lender. The Company has invested in these loans under an assignment of contracts agreement with CFG, the parent company of CFGFC. The Company has taken a security interest in the underlying loan agreements, and further, has the right to record an assignment of the related mortgage, subject to the priority interest of the senior lender. At December 31, 1996, the underlying loan portfolio was comprised of fifty loans, with 68 percent of the loan balance collateralized by first mortgage loans and the remainder of the loans being collateralized by leasehold mortgages and/or general liens on the obligor's business. The underlying loan portfolio at December 31, 1996 bears fixed rates of interest at a weighted average of 9.95 percent per annum and mature in 3 months to 15 years from the date of origination.

     The Company is the holder of a $2,000,000 promissory note collateralized by a subordinate class certificate issued by Captec Loan Receivables Trust 1996-A (the "Trust"), an affiliate of the Company, bearing interest at a rate of 15.74 percent per annum. The subordinate class certificate was issued in conjunction with an asset-backed securitization of a pool of long-term, fixed rate mortgage loans and other collateralized loans originated by CFG. As of December 31, 1996, the subordinate class certificate, which interest was equal to approximately 6 percent of the fair value of the underlying loans, was collateralized by a portfolio of 58 loans aggregating $35,350,424 with a weighted average term of approximately 170 months and a weighted average yield of 10.02 percent. Monthly installment payments from the underlying loans will be used to pay both principal and interest on all classes of certificates, including the subordinated class certificate held as collateral by the Company.

4.  IMPAIRED MORTGAGE LOANS:

     At December 31, 1996, the Company's investment in impaired mortgage loans was comprised of five mortgage loans to a single restaurant obligor. The loans bear fixed rates of interest ranging from 10.41 to 10.67 percent per annum and mature 15 years from the dates of origination. All loans are fully amortizing with level installments of principal and interest due monthly. These loans were purchased by the Company on December 31, 1996 from an affiliate at the then outstanding balance, in anticipation of a settlement agreement with respect to the loans which will result in the title to the underlying properties being transferred to the Company by deed in lieu of foreclosure. In conjunction with that settlement, the properties are expected to be leased to a new tenant, under long-term net operating leases. Installment payments on these loans are delinquent by more than 120 days and no income has been recognized by the Company. No allowance for credit losses has been recorded as the estimated fair value of the underlying properties exceeds the outstanding balances of the mortgages.

     Subsequent to December 31, 1996, three of the properties, comprising $2,426,548 of the balance, were leased to a new tenant under long-term operating leases and the balances have been reclassified to properties subject to operating leases in the accompanying balance sheet. The tenant is 50 percent owned by an affiliate.

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Another of the properties, comprising $851,141 of the balance, was leased to a non-related tenant under a long-term operating lease and has also been reclassified.

5.  OTHER LOANS:

     The Company is the holder of a subordinated note with a principal balance of $788,512 as of December 31, 1996, bearing interest at a rate of 12.5 percent per annum. The loan is collateralized by a subordinate interest in nineteen real estate properties, which properties are operated under the terms of long-term net leases to a single tenant. The properties are being offered for sale to third parties during a 24 month period. Monthly lease payments and proceeds from the sale of individual properties will be used to pay both principal and interest on the loan. The loan also provides for a participation interest in the proceeds from the sale of individual properties which could result in a return on the note in excess of the stated note rate. The Company also has a net investment totaling $9,182,055 in four land and building properties subject to operating leases with the same tenant.

     As of December 31, 1996, the Company also has made a demand loan of $421,920 collateralized by a first mortgage on a real estate property to a relative of one of the Company's officers. The loan bears interest at a rate of
9.0 percent per annum.

6. FINANCING LEASES:

     The net investment in financing leases as of December 31, 1996 is comprised of the following:

    Minimum lease payments to be received....................................   $1,555,846
    Estimated residual value.................................................       92,268
                                                                                ----------
      Gross investment in financing leases...................................    1,648,114
    Unamortized initial direct costs.........................................       16,984
    Unearned income..........................................................    (483,198)
                                                                                ----------
      Net investment in financing leases.....................................   $1,181,900
                                                                                ==========

     The following is a schedule of future minimum lease payments to be received on the financing leases as of December 31, 1996.

    1997.....................................................................  $  491,401
    1998.....................................................................     250,507
    1999.....................................................................     250,507
    2000.....................................................................     250,507
    2001.....................................................................     234,184
    Thereafter...............................................................      78,740
                                                                               ----------
         Total...............................................................  $1,555,846
                                                                               ==========

     The entire investment in financing leases is comprised of seven leases to a single restaurant lessee. At December 31, 1996 rents on these leases are delinquent by more than 120 days and income accrual has been suspended by the Company. These leases were purchased by the Company in 1996 from an affiliate, in anticipation of a settlement agreement with respect to the leases.

     Subsequent to December 31, 1996, new leases were executed, replacing the existing leases. The new leases, on which payments are current, are to an entity which is 50 percent owned by an affiliate.

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7. NOTES PAYABLE:

     In February 1996, the Company entered into a $100 million revolving credit agreement, which is used to provide funds for the acquisition of properties. Borrowings under this facility are secured by a first mortgage on the properties financed. The credit agreement requires monthly installments of interest only at LIBOR plus 2.318 percent. The acquisition facility expires in February 1998, at which time the Company may elect to extend the facility for one additional year, subject to the payment of an extension fee equal to 0.5 percent of the loan facility amount. In addition, the agreement provided for a commitment fee and closing expenses totaling $1,050,000, which were paid in February 1996 and capitalized in other assets. These capitalized fees and expenses are being amortized and treated as interest expense on a straight-line basis over the initial term of the facility. Amortization during 1996 totaled $437,500. The credit agreement contains covenants which, among other restrictions, require Net Lease Michigan to maintain a capitalization, as defined in the agreement, of $40 million, liquid assets equal to the greater of $2 million or 5 percent of the outstanding borrowings under the facility, and a loan-to-value ratio of not more than 75 percent on the properties financed under the credit facility. Amounts borrowed under the credit facility totaled $46,607,525 as of December 31, 1996.

     In June, 1997, the revolving credit agreement was increased to $150 million. Amounts borrowed under the credit facility totaled $70,668,295 at June 30, 1997.

     The Company has a note payable to a financial institution with a principal balance of $1,552,706 and $1,587,623 as of December 31, 1996 and 1995,
respectively. This note bears interest at a fixed rate of 9.85 percent per annum and is payable in equal monthly installments of $15,813, with a balloon payment for all remaining principal, approximately $1,350,059, due in June 2001. This note is collateralized by a mortgage in one of Net Lease Michigan's real estate investments. At June 30, 1997, the principal balance was $2,252,938, reflecting an additional note payable to the same financial institution.

     At December 31, 1996, annual maturities of the notes payable are as follows:

        1997............................................................  $    38,517
        1998............................................................   46,650,011
        1999............................................................       46,866
        2000............................................................       51,696
        2001............................................................    1,373,141
                                                                          -----------
             Total......................................................  $48,160,231
                                                                          ===========

8. REDEEMABLE PREFERRED STOCK:

     At December 31, 1996 and 1995, 50,000 and 40,000 shares of Redeemable Preferred Stock ("RPS") were issued and outstanding, respectively. The RPS provides for mandatory redemption on December 31, 1999 at a price of $1,000 per share plus all accrued dividends, whether or not then payable, and any unpaid dividends. The Company has the right and option to redeem these shares on or after December 31, 1996 at a price of $1,000 per share plus all accrued and unpaid dividends.

     The RPS provides for a cumulative, non-compounded dividend at the rate of $37.50 per share per quarter, proportionally adjusted for any shares issued and outstanding for less than a full calendar year. The preferred stockholders have preferential liquidation rights which require the payment of all accrued and unpaid dividends prior to the payment of any dividends or liquidation payments to the common stockholders. Dividends are paid as declared by the Company's Board of Directors based upon results of Company operations. Any dividend paid in

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

excess of retained earnings has been accounted for as a return of capital to the holders of the RPS. RPS dividends paid through June 30, 1997 were as follows:

                                                                     RETURN
                                                    FROM           OF CAPITAL
                                                  RETAINED      (REDUCTION OF RPS
                                                  EARNINGS       CARRYING VALUE)        TOTAL
                                                 ----------     -----------------     ----------
    Paid in 1995, $22.46 per share.............  $  713,000                 --        $  713,000
    Paid in 1996, $75.00 per share.............   3,148,936        $   601,064         3,750,000
    Paid in 1997, $47.50 per share.............   1,404,896            970,104         2,375,000
                                                 ----------         ----------        ----------
                                                 $5,266,832        $ 1,571,168        $6,838,000
                                                 ==========         ==========        ==========

     Accumulated unpaid dividends were $8,026,395, $6,651,395 and $2,905,493 as of June 30, 1997, and December 31, 1996 and 1995, respectively.

9. INCOME TAX:

     The components of the provision for income taxes are as follows:

                                                            SIX
                                                           MONTHS           YEAR ENDED
                                                           ENDED           DECEMBER 31,
                                                          JUNE 30,     --------------------
                                                            1997        1996         1995
                                                          --------     -------     --------
                                                          (UNAUDITED)
    Current.............................................  $143,000                 $268,000
    Deferred............................................  (182,000)    $95,000      189,000
                                                          --------     -------     --------
                                                          $(39,000)    $95,000     $457,000
                                                          ========     =======     ========

     The reconciliation of the federal income tax provision to the amount computed by applying the statutory federal income tax rate to income before federal income taxes is summarized as follows:

                                                          SIX
                                                         MONTHS            YEAR ENDED
                                                         ENDED            DECEMBER 31,
                                                        JUNE 30,     -----------------------
                                                          1997          1996          1995
                                                        --------     ----------     --------
                                                        (UNAUDITED)
    Federal income taxes at statutory rates...........  $464,405     $1,045,276     $455,461
    Preferred stock dividends deducted as interest
      expense.........................................  (503,500)      (947,400)          --
    Other.............................................        95         (2,876)       1,539
                                                        --------     ----------     --------
                                                        $(39,000)    $   95,000     $457,000
                                                        ========     ==========     ========

     The provision for income taxes does not bear the usual relationship to pretax income for the six months ended June 30, 1997 and for the year ended December 31, 1996 principally as a result of the treatment of dividends paid on the Redeemable Preferred Stock as deductible interest expense for income tax purposes. If deduction as interest is challenged by the Internal Revenue Service, the Company could be assessed and ultimately required to pay income and withholding taxes aggregating up to approximately $3,400,000 and $3,035,000 for deductions taken through June 30, 1997 and December 31, 1996, respectively. The Company has provided an allowance, consisting of currently payable taxes and a valuation allowance on deferred taxes, of approximately $875,000 and $570,000 through June 30, 1997 and December 31, 1996, respectively, to reflect its estimate of the minimum settlement of this matter, should a claim by asserted by the Internal Revenue Service.

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

There is no assurance that if any claim is asserted, it could be settled for the amounts provided as of June 30, 1997 and December 31, 1996 or any amount less than the aggregate amounts.

     The components of net deferred taxes consist of the following:

                                                                     DECEMBER 31,
                                                     --------------------------------------------
                                   JUNE 30,
                                     1997                    1996                    1995
                             ---------------------   ---------------------   --------------------
                               ASSET     LIABILITY     ASSET     LIABILITY    ASSET     LIABILITY
                             ---------   ---------   ---------   ---------   --------   ---------
                                  (UNAUDITED)
    Net operating loss
      carryforward.........   $945,000          --    $602,000          --         --          --
    Other..................         --    $583,000          --    $583,000    $40,000    $229,000
    Less: valuation
      allowance............  (464,000)          --   (303,000)          --         --          --
                              --------    --------    --------    --------    -------    --------
         Total deferred
           income taxes....   $481,000    $583,000    $299,000    $583,000    $40,000    $229,000
                              ========    ========    ========    ========    =======    ========

     At December 31, 1996, the Company has a net loss carryforward for federal income tax purposes of approximately $1,770,000 that will expire in 2011. Other deferred assets and liabilities noted above arise principally from varying methods of depreciating buildings and cash basis accounting for tax purposes.

10. FINANCIAL INSTRUMENTS:

     The estimated fair value of financial instruments held by the Company at December 31, 1996 and 1995, and the valuation techniques used to estimate the fair value, were as follows:

                                               1996                            1995
                                    ---------------------------     ---------------------------
                                                     ESTIMATED                       ESTIMATED
                                       BOOK            FAIR            BOOK            FAIR
                                       VALUE           VALUE           VALUE           VALUE
                                    -----------     -----------     -----------     -----------
    Assets:
      Cash and cash equivalents...  $ 3,862,159     $ 3,862,159     $ 1,969,196     $ 1,969,196
      Impaired mortgage loans.....    4,066,168       4,066,168              --              --
      Loans to Affiliates,
         collateralized by
         mortgage loans...........    9,101,714       9,101,714      21,747,755      21,747,755
      Other loans.................    1,210,432       1,210,432              --              --
      Short-term loans to
         Affiliates...............    6,637,537       6,637,537       2,215,391       2,215,391
    Liabilities, notes payable....   48,160,231      48,267,687       1,587,623       1,587,623

     - CASH AND CASH EQUIVALENTS. The book value approximates fair value because of the short maturity of these instruments.

     - IMPAIRED MORTGAGE LOANS. The fair value of the investment in mortgage loans is estimated to be equal to the current balance due on the loans since title to the real property collateralizing these loans is in the process of being transferred to the Company and the estimated value of the property exceeds the loan balances.

     - LOANS TO AFFILIATES, COLLATERALIZED BY MORTGAGE LOANS. The book value approximates fair value because the fixed interest rates charged under these investments approximate market interest rates commensurate with this type of instrument and due to the short maturity of these loans.

     - OTHER LOANS. The book value approximates fair value because the fixed interest rates charged under these investments approximate market interest rates commensurate with this type of instrument.

                         CAPTEC NET LEASE REALTY, INC.
                            (A MICHIGAN CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     - SHORT-TERM LOANS TO AFFILIATES. The book value approximates fair value because the fixed interest rate charged under these investments approximates market interest rates commensurate with this type of instrument and due to the short maturity of these loans.

     - NOTES PAYABLE. The fair value of floating rate debt approximates the book value due to the short maturity of the pricing mechanism for this debt. The fair value of fixed rate debt is estimated by discounting future cash flows using an estimated discount rate which reflects the rate at which the Company currently borrows under its credit facility.

11. RELATED PARTY TRANSACTIONS AND AGREEMENTS:

     Net Lease Michigan has entered into a management agreement with Captec Net Lease Realty Advisors, Inc. ("Advisors Michigan"), an affiliate of Captec Financial Group, Inc., whereby Advisors Michigan provides various organizational and property and equipment management services for the Company. During 1995, the Company paid to Advisors Michigan a total of $250,000 of organizational costs, which costs have been capitalized. During 1995, the Company paid an asset management fee of $30,000 per month, and beginning in 1996, asset management fees under the agreement will be payable quarterly in advance in an amount equal to 2 percent of the aggregate purchase price of real property assets held by the Company. In addition, the asset management agreement provides for the payment of an acquisition fee equal to 5 percent of the aggregate purchase prices of properties originated by Advisors Michigan on behalf of the Company. During 1996 and 1995, Net Lease Michigan incurred $935,000 and $330,000, respectively, of asset management fees and approximately $2,630,000 and $654,000, respectively, in acquisition fees to Advisors Michigan. The acquisition fees were capitalized into the Company's investment in properties subject to operating leases.

     The Company invested in mortgage loans held in the name of CFG and CFGFC (see Note 3).

     In addition, Net Lease Michigan had the following short-term loans to affiliates at December 31, 1996 and 1995:

                                                                         1996           1995
                                                                      ----------     ----------
Captec Financial Group, Inc.........................................  $6,442,004     $1,970,000
Others..............................................................     195,533        243,391
                                                                      ----------     ----------
  Total.............................................................  $6,637,537     $2,213,391
                                                                      ----------     ----------

     The above loans principally represent demand notes to affiliates, which were entered into as short-term investments by the Company. In particular, the proceeds of the loans to Captec Financial Group, Inc. are principally used as short-term warehouse financing for Captec's lending and leasing activities. These loans bear interest at the rate of 8.0 percent per annum and are payable on demand.

     At December 31, 1996, the Company was owed interest accrued on the loans to affiliates, collateralized by mortgage loans, and the investment in short-term loans totaling approximately $873,000, which was offset by approximately $603,000 of amounts payable to such affiliates, resulting in a net balance due from affiliates of $269,780. Interest earned on the loans during 1996 and 1995 was $1,871,846 and $596,316, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Captec Net Lease Realty Advisors, Inc. ("Advisors Michigan")

We have audited the accompanying balance sheet of Captec Net Lease Realty Advisors, Inc. as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting financial statement amounts and disclosures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Captec Net Lease Realty Advisors, Inc. as of December 31, 1996 and 1995, and the results of its operations, changes in stockholders' equity and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ COOPERS & LYBRAND L.L.P.
                                          COOPERS & LYBRAND L.L.P.

Detroit, Michigan
November 6, 1997

                     CAPTEC NET LEASE REALTY ADVISORS, INC.
                            (A MICHIGAN CORPORATION)

                                 BALANCE SHEET

                                                                                  DECEMBER 31,
                                                               JUNE 30,       --------------------
                                                                 1997           1996        1995
                                                              -----------     --------     -------
                                                              (UNAUDITED)
                           ASSETS
Cash and cash equivalents...................................   $     614      $  1,135     $ 2,179
Short-term loans to Affiliates..............................
Accounts receivable.........................................       3,364         2,843       1,799
Due from Affiliates.........................................     509,042       415,328      87,022
                                                               ----------                  -------
                                                                       -                        --
                                                                              --------
          Total Assets......................................   $ 513,020      $419,306     $91,000
                                                              ==========      ========     =======

            LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Due to Affiliates.........................................   $ 512,020      $418,306     $90,000
                                                               ---------                   -------
                                                                       -                        --
                                                                              --------
          Total liabilities.................................     512,020       418,306      90,000
                                                               ---------                   -------
                                                                       -                        --
                                                                              --------
Stockholders' Equity:
  Common Stock; authorized: 40,000,000 shares; issued and
     outstanding: 661,723 shares............................       1,000         1,000       1,000
  Retained earnings.........................................          --            --          --
                                                               ---------                   -------
                                                                       -                        --
                                                                              --------
          Total stockholders' equity........................       1,000         1,000       1,000
                                                               ---------                   -------
                                                                       -                        --
                                                                              --------
          Total Liabilities and Stockholders' Equity........   $ 513,020      $419,306     $91,000
                                                               =========      ========     =======

    The accompanying notes are an integral part of the financial statements.

                     CAPTEC NET LEASE REALTY ADVISORS, INC.
                            (A MICHIGAN CORPORATION)

                            STATEMENT OF OPERATIONS

                                                 SIX MONTHS ENDED                YEARS ENDED
                                                     JUNE 30,                   DECEMBER 31,
                                             -------------------------     -----------------------
                                                1997           1996           1996          1995
                                             ----------     ----------     ----------     --------
                                                    (UNAUDITED)
Revenue:
  Management fees from Affiliates..........  $2,011,798     $1,489,724     $3,565,241     $984,000
  Other....................................         521            522          1,044          899
                                             ----------     ----------     ----------     --------
          Total revenue....................   2,012,319      1,490,246      3,566,285      984,899
                                             ----------     ----------     ----------     --------
Expenses:
  Management fees, Affiliates..............   2,011,798      1,489,724      3,565,241      984,000
  General and administrative...............         521            522          1,044          899
                                             ----------     ----------     ----------     --------
          Total expenses...................   2,012,319      1,490,246      3,566,285      984,899
                                             ----------     ----------     ----------     --------
          Income before income tax.........          --             --             --           --
Provision for income tax...................          --             --             --           --
                                             ----------     ----------     ----------     --------
          Net Income.......................          --             --             --           --
                                             ==========     ==========     ==========     ========

    The accompanying notes are an integral part of the financial statements.

                     CAPTEC NET LEASE REALTY ADVISORS, INC.
                            (A MICHIGAN CORPORATION)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE SIX MONTHS ENDED JUNE 30,
                                1997 (UNAUDITED)

                                                                                          TOTAL
                                                           COMMON       RETAINED      STOCKHOLDERS'
                                                            STOCK       EARNINGS         EQUITY
                                                           -------     ----------     -------------
BALANCE, JANUARY 1, 1995
Issuance of 661,723 shares of Common Stock...............  $ 1,000                     $     1,000
Net income...............................................                      --               --
                                                           -------       --------       ----------
BALANCE, DECEMBER 31, 1995...............................                                    1,000
Net income...............................................                      --               --
                                                           -------       --------       ----------
BALANCE, DECEMBER 31, 1996...............................                                    1,000
Net income...............................................                      --               --
                                                           -------       --------       ----------
BALANCE, JUNE 30, 1997 (unaudited).......................  $ 1,000             --      $     1,000
                                                           =======       ========       ==========

    The accompanying notes are an integral part of the financial statements.

                     CAPTEC NET LEASE REALTY ADVISORS, INC.
                            (A MICHIGAN CORPORATION)

                            STATEMENT OF CASH FLOWS

                                                    SIX MONTHS ENDED             YEARS ENDED
                                                        JUNE 30,                DECEMBER 31,
                                                  ---------------------     ---------------------
                                                    1997         1996         1996         1995
                                                  --------     --------     --------     --------
                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................        --           --           --           --
  Adjustments to net income:
     Decrease (increase) in receivables and
       other assets.............................  $   (521)    $   (522)    $ (1,044)    $ (1,799)
                                                  --------     --------     --------     --------
     Net cash provided by operating
       activities...............................      (521)        (522)      (1,044)      (1,799)
                                                  --------     --------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of Common Stock....                                            1,000
  Proceeds from net change in due to/from
     Affiliates.................................                                            2,978
                                                  --------     --------     --------     --------
     Net cash paid by financing activities......                                            3,978
                                                  --------     --------     --------     --------
NET CASH FLOWS..................................      (521)        (522)      (1,044)       2,179

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR....     1,135        2,179        2,179           --
                                                  --------     --------     --------     --------
CASH AND CASH EQUIVALENTS, END OF YEAR..........  $    614     $  1,657     $  1,135     $  2,179
                                                  ========     ========     ========     ========

    The accompanying notes are an integral part of the financial statements.

                     CAPTEC NET LEASE REALTY ADVISORS, INC.
                            (A MICHIGAN CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING PRINCIPLES:

     Captec Net Lease Realty Advisors, Inc. ("Advisors Michigan"), a Michigan corporation, was formed in October 1994 for the purpose of providing certain advisory services to Captec Net Lease Realty, Inc., an affiliate, and commenced operations in February 1995.

     In connection with a proposed initial public offering of common stock, Captec Net Lease Realty, Inc., a Delaware corporation ("Net Lease Delaware"), was formed in August 1997 and Advisors Michigan was merged into Net Lease Delaware in September 1997 in exchange for 887,922 shares. In October 1997, a reverse split of .745249 shares for each share of Common Stock was effected, resulting in 661,723 shares outstanding. The accompanying financial statements reflect the 661,723 shares as outstanding for all periods presented.

     Following is a summary of Advisors Michigan's significant accounting policies:

          a. CASH AND CASH EQUIVALENTS: Cash equivalents consists of investments in government securities money funds which hold securities with original maturities of less than 90 days.

          b. MANAGEMENT FEES FROM AFFILIATES: Management fees from affiliates consist of advisory and acquisition fees and are recognized as earned on an accrual basis.

          c. INCOME TAXES: Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns, measured at the current tax rates. Deferred tax expense or benefit represents the change in the deferred tax asset or liability balance.

          d. ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          e. UNAUDITED INTERIM FINANCIAL INFORMATION: The balance sheet as of June 30, 1997 and the statements of operations and cash flows for the six months ended June 30, 1997 and 1996 have not been audited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been reflected herein. Results of operations for interim periods are not necessarily indicative of results expected for the full year.

2. RELATED PARTY TRANSACTIONS AND AGREEMENTS:

     Advisors Michigan has entered into a management agreement with Captec Net Lease Realty, Inc. ("Net Lease Michigan"), an affiliate of Captec Financial Group, Inc., ("CFG") whereby Advisors Michigan provides various organizational and property and equipment management services for Net Lease Michigan. During 1995, Net Lease Michigan paid to Advisors Michigan a total of $250,000 of organizational costs. Also during 1995, Net Lease Michigan paid an asset management fee of $30,000 per month, and beginning in 1996, asset management fees under the agreement will be payable quarterly in advance in an amount equal to 2% of the aggregate purchase price of real property assets held by Net Lease Michigan. In addition, the asset management agreement provides for the payment of an acquisition fee equal to 5% of the aggregate purchase prices of properties originated by Advisors Michigan on behalf of Net Lease Michigan. During 1996 and 1995, Advisors Michigan earned $935,000 and $330,000, respectively, of asset management fees and approximately $2,630,000 and $654,000, respectively, in acquisition fees from Net Lease Michigan.

                     CAPTEC NET LEASE REALTY ADVISORS, INC.
                            (A MICHIGAN CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     CFG provides advisory services to Advisors Michigan. During 1996 and 1995, Advisors Michigan incurred advisory fees of approximately $3,565,000 and $984,000, respectively, to CFG.

     Due to affiliates consists solely of amounts due to CFG. The composition of due from affiliates was as follows as of December 31, 1996 and 1995:

                                                                    1996        1995
                                                                  --------     -------
        Net Lease Michigan......................................  $338,306     $10,000
        Others..................................................    77,022      77,022
                                                                  --------     -------
                                                                  $415,328     $87,022
                                                                  ========     =======

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Captec Net Lease Realty, Inc. (a Delaware corporation)

We have audited the accompanying balance sheet of Captec Net Lease Realty, Inc. as of August 29, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting financial statement amounts and disclosures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Captec Net Lease Realty, Inc. as of August 29, 1997, in conformity with generally accepted accounting principles.

                                          /s/ COOPERS & LYBRAND L.L.P.
                                          COOPERS & LYBRAND L.L.P.

Detroit, Michigan
November 6, 1997

                         CAPTEC NET LEASE REALTY, INC.
                            (A DELAWARE CORPORATION)
                                 BALANCE SHEET

                                                                                     AUGUST 29,
                                                                                        1997
                                                                                     ----------
                                      ASSETS
Cash..............................................................................       $1
                                                                                         --
          Total Assets............................................................       $1
                                                                                         ==
                                STOCKHOLDER EQUITY
Common Stock, $.01 par value, 40,000,000 shares authorized, 1 share issued and
  outstanding.....................................................................       $1
                                                                                         --
          Total Stockholder Equity................................................       $1
                                                                                         ==

    The accompanying notes are an integral part of the financial statements.

                         CAPTEC NET LEASE REALTY, INC.
                            (A DELAWARE CORPORATION)
                          NOTES TO FINANCIAL STATEMENT

1. THE COMPANY:

     In connection with a proposed initial public offering of common stock, Captec Net Lease Realty Inc., a Delaware corporation, (the "Company") was formed on August 29, 1997.

2. SUBSEQUENT EVENT:

     In September 1997, Captec Net Lease Realty Inc., a Michigan corporation, ("Net Lease Michigan") and Captec Net Lease Realty Advisors, Inc., also a Michigan corporation ("Advisors Michigan"), were merged into the Company in exchange for 1,315,440 shares of Common Stock and 50,000 shares of Redeemable Preferred Stock. In October 1997, a reverse split of .745249 shares for each share of Common Stock was effected, resulting in 980,330 shares outstanding.

---------------------------------------------------------
  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
Prospectus Summary..........................     1
Risk Factors................................    15
Conflicts of Interest.......................    28
Use of Proceeds.............................    31
Distribution Policy.........................    32
Capitalization..............................    35
Dilution....................................    36
Selected Financial Data.....................    37
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................    40
Industries..................................    44
Business....................................    45
Description of Properties and Leases........    68
Management..................................    71
Certain Transactions........................    76
Principal Stockholders......................    77
Capital Stock of the Company................    77
Shares Eligible for Future Sale.............    80
Federal Income Tax Considerations...........    81
ERISA Considerations........................    93
Underwriting................................    94
Legal Matters...............................    96
Experts.....................................    96
Additional Information......................    96
Glossary....................................    97
Index to Financial Statements...............   F-1

                               ------------------
  UNTIL DECEMBER 9, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

=========================================================

                                      LOGO

                                8,000,000 Shares
                                  Common Stock

                                ($.01 par value)

                                   PROSPECTUS
                           CREDIT SUISSE FIRST BOSTON
                            BEAR, STEARNS & CO. INC.
                       PRUDENTIAL SECURITIES INCORPORATED
                      MCDONALD & COMPANY SECURITIES, INC.
                               PIPER JAFFRAY INC.
---------------------------------------------------------